UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Rockefeller Plaza, 11th Floor

New York, New York 10020

www.spherix.com

Notice of Special Meeting of Stockholders

[                      ], 2019

To our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Spherix Incorporated, a Delaware corporation (the “Company,” “Spherix,” “our,” “we” or “us”), will be held as a “virtual meeting” via live audio webcast on [             ], [             ], at 12:00 p.m. Eastern Time for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L convertible preferred stock (the “Series L Preferred Stock”), issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc. (“CBM”), as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock);
(2)	To amend Spherix’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to decrease the number of authorized shares of Spherix common stock from 100,000,000 to 99,000,000;
(3)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to our amended and restated bylaws, our Board has fixed the close of business on [                 ] as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of our common stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock are entitled to vote at the Special Meeting. This notice, the Proxy Statement and proxy card will be first sent or made available to stockholders on or around [                 ].

Our special meeting will be a “virtual meeting” of stockholders which will be conducted exclusively online via live audio webcast.

You will be able to attend the Special Meeting via live audio webcast by visiting Spherix’s virtual meeting website at www.virtualshareholdermeeting.com/SPEX19 on [                 ], [                 ], 2019, at 12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote your shares over telephone or the Internet in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

By:
Robert J. Vander Zanden Chairman of the Board

i

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
[                  ], 2019

Your proxy is solicited by the Board of Directors for our Special Meeting of Stockholders (the “Special Meeting”), to be held on [                  ], [                  ], 2019, at 12:00 p.m. Eastern Time. Our Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live audio webcast. The Company’s principal executive office is located at One Rockefeller Plaza, 11th Fl., New York, NY 10020, and the telephone number is 212-745-1374.

At the Special Meeting, you will be asked to consider and vote upon the following matters:

(1)

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between Spherix Incorporated (the “Company”) and CBM BioPharma, Inc. (“CBM”), as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019 (as amended, the “Asset Agreement”), in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock);

(2)	To amend Spherix’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to decrease the number of authorized shares of Spherix common stock from 100,000,000 to 99,000,000; and

(3)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on [                 ], 2019 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The notice of the Special Meeting (the “Notice”), this Proxy Statement and the proxy card will be first sent or made available to stockholders on or around [                 ].

You will be able to attend the Special Meeting via live audio webcast by visiting Spherix’s virtual meeting website at www.virtualshareholdermeeting.com/SPEX19 on [                 ], [                 ], 2019, at 12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [         ], 2019: THE NOTICE, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT WWW.PROXYVOTE.COM.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the acquisition and the stockholder meeting. These questions and answers may not address all of the questions that may be important to you as a Spherix stockholder. To better understand these matters, and for a description of the legal terms governing the acquisition, you should carefully read this entire proxy statement, including the annexes. See “Where You Can Find More Information” beginning on page 68. All references in this proxy statement to “Spherix” refer to Spherix Incorporated, a Delaware corporation, and its subsidiaries; unless otherwise indicated or as the context requires, all references in this proxy statement to “we” refer to Spherix; all references to the “Asset Agreement” refer to the Asset Purchase Agreement, dated as of May 15, 2019, by and among Spherix and CBM BioPharma, Inc. (“CBM”), as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, a copy of which is attached as Annex A to this proxy statement.

Q: Why am I receiving this proxy statement?

A: Spherix and CBM have entered into an Asset Agreement, pursuant to which Spherix will purchase substantially all of the assets of CBM. A copy of the Asset Agreement is included as Annex A to this proxy statement.

We have included in this proxy statement important information about the acquisition, the Asset Agreement and the Spherix Special Meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the stockholder meeting. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q: What proposals are Spherix stockholders being asked to consider?

A: Spherix stockholders are being asked to:

●	authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of the Asset Agreement, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock);

●	amend Spherix’s Certificate of Incorporation to decrease the number of authorized shares of Spherix common stock from 100,000,000 to 99,000,000; and

●	approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above.

Q: What are the recommendations of the Spherix board of directors?

A: The board of directors has approved the Asset Agreement and the other transactions contemplated thereby and determined that the Asset Agreement and the acquisition are advisable and in the best interests of the Spherix stockholders.

THE SPHERIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPHERIX STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF SPHERIX COMMON STOCK TO COMPLY WITH NASDAQ LISTING RULE 5635(A), VOTE “FOR” THE PROPOSAL TO AMEND SPHERIX’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK, AND VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING FOR ANY PURPOSE, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above. See “The Acquisition—Spherix Board of Directors’ Recommendation” beginning on page 27.

Q: When and where will the Special Meeting be held?

A: You will be able to attend the Special Meeting via live audio webcast by visiting Spherix’s virtual meeting website at www.virtualshareholdermeeting.com/SPEX19 on [                 ], [                 ], 2019, at 12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Q: Who is entitled to vote at the Special Meeting?

A: Pursuant to its amended and restated bylaws, the board of directors has fixed the close of business on [                      ], 2019 as the “record date” for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment or postponements thereof. Holders of Spherix common stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock (collectively, the “Voting Capital”) are entitled to vote at the Special Meeting. As of the record date there were [                   ] shares of Spherix common stock outstanding, 4,725 shares of Series D Preferred Stock outstanding and 834 shares of Series D-1 Preferred Stock outstanding.

v

Each share of Spherix common stock is entitled to one vote on each matter properly brought before the Special Meeting. The outstanding Series D Preferred Stock and Series D-1 Preferred Stock are entitled to the following number of votes subject to the beneficial ownership limitations described below:

●	Series D Preferred Stock – 0.1238 votes per preferred share; and

●	Series D-1 Preferred Stock – 0.1238 votes per preferred share.

Beneficial ownership limitations on Spherix preferred stock prevents the conversion or voting of such preferred stock if the number of shares of common stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of common stock or other voting stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended, and the rules thereunder) more than:

●	4.99% of all the Common Stock outstanding at such time, in the case of Series D Preferred Stock; and

●	9.99% of all the Common Stock outstanding at such time, in the case of Series D-1 Preferred Stock.

As of the record date, no stockholder’s ownership of our preferred stock had violated the ownership limitations set forth above and, as a result, no reductions of voting rights have been made.

A list of stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices located at One Rockefeller Plaza, 11th Floor, New York, NY 10020 for a period of at least 10 days prior to the special meeting and during the meeting. The stock transfer books will not be closed between the record date and the date of the Special Meeting.

Q: What constitutes a quorum for the Special Meeting?

A: To carry on business at the Special Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, holders of the Voting Capital representing at least [                    ] votes must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Special Meeting.  If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.

Q: What vote of Spherix stockholders is required to approve the Spherix proposals?

A:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock)	A majority of the votes cast	No

Approval of the amendment to Spherix’s certificate of incorporation to decrease the authorized common stock from 100,000,000 shares to 99,000,000 shares	A majority of the shares entitled to vote	Yes

Adjournment of the Special Meeting	A majority of the votes cast	Yes

Q: How do Spherix stockholders vote?

A: Spherix stockholders have three voting options. You may vote using one of the following methods:

●	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

●	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number [ ] in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

●	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

Q: Who will be the directors of Spherix if the acquisition is consummated?

A: There will be no changes to the board of directors of Spherix Incorporated after the consummation of the acquisition.

Q: If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A: If you are a Spherix stockholder, your broker or other nominee does not have authority to vote on non-routine matters. The share issuance proposal is considered a non-routine matter. The proposal to amend the Company’s certificate of incorporation to decrease the Company’s authorized common stock is a routine matter on which brokers or other nominees have the authority to vote. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q: What if I do not vote on the matters relating to the acquisition?

A: If you are a Spherix stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on any of the Spherix stockholder proposals (e.g. the acquisition proposal), it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at your Special Meeting. You may do this in one of three ways:

●	by sending a notice of revocation to the corporate secretary of Spherix, dated as of a later date than the date of the proxy and received prior to the Special Meeting;

●	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Special Meeting, as applicable; or

●	by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Do I have appraisal/dissenters’ rights?

A: Spherix stockholders do not have appraisal rights in connection with the acquisition.

Q: Should I send in my stock certificates now?

A: No. Please do not send your stock certificates with your proxy card.

You will keep your existing stock certificates, which will continue to represent the number of shares of Spherix common stock equal to the number of Spherix shares you now hold.

Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you have questions about the acquisition, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares. You should contact [             ], the proxy solicitation agent for Spherix, by mail at [             ], by telephone toll free at [             ]. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank, or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes, please vote your shares as soon as possible so that your shares will be represented at the Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all the information that is important to you. Spherix and CBM urge you to read carefully this proxy statement in its entirety, as well as the annexes.

Summary of Term Sheet

●	Spherix will purchase and acquire from CBM, CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board.

●	Spherix will pay aggregate consideration of $8,000,000 to CBM consisting of (i) an aggregate number of shares of Common Stock equal to $7,000,000 (the “Stock Consideration”) comprised of (A) an aggregate number of shares of Common Stock equal to 9.9% of the issued and outstanding shares of Common Stock as of the Closing Date (as defined in the Asset Agreement) (the “Common Stock Consideration”) based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of Spherix to 9.9% of Spherix’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock (as defined herein) as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) cash consideration in the amount of $1,000,000 (the “Cash Consideration Amount”, and together with the Stock Consideration, the “Purchase Consideration”), less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof.

●	The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by Spherix of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by Spherix, Spherix will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by Spherix in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by Spherix until the Cash Consideration Amount is satisfied in full.

●	Spherix, CBM, and a mutually agreeable escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement in form and substance reasonably satisfactory to the parties (the “Escrow Agreement”), pursuant to which the Company shall deposit with the Escrow Agent 10% of the Stock Consideration (including any equity securities paid in the future as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”), to be held in a segregated escrow account (the “Escrow Account”) and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

●	The obligations of Spherix and CBM to consummate the transaction are subject to: (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of Spherix and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority (as defined in the Asset Agreement) which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (d) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect (as defined in the Asset Agreement) having occurred with respect to either Spherix or CBM since the date of the Asset Agreement.

●	The Asset Agreement may be terminated (i) by mutual written consent of Spherix and CBM, (ii) by written notice by Spherix or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of Spherix or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by Spherix or CBM if a Governmental Authority has issued an Order or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of Spherix or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of Spherix if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is has been an incurable material breach by Spherix of any of its representations, warranties, covenants or obligations, or (vi) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on Spherix following the date of the Asset Agreement. In the event that the Asset Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by Spherix of any of its representations, warranties, covenants or agreements under the Asset Agreement, which such breach is not cured within 20 days after written notice by CBM to Spherix, or (ii) by either Spherix or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by Spherix pursuant to the Asset Agreement is not approved by Spherix’s stockholders at a duly held special meeting of Spherix, Spherix will issue to CBM or CBM’s designee an aggregate of 250,000 shares of Spherix’s Common Stock (the “Buyer Termination Fee”) within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

●	In connection with the Asset Agreement, at Closing, Spherix and CBM shall enter into that certain Leak-Out Agreement (the “Leak-Out Agreement”), in the form attached as Annex D to this proxy statement, whereby CBM will agree that for a period of 21 months following the Closing Date (such period, the “Restricted Period”), neither CBM nor any affiliate of CBM, collectively, shall sell, dispose or otherwise transfer, directly or indirectly, during any calendar month during the Restricted Period, shares acquired pursuant to the Asset Agreement in an amount more than 5% of the issued and outstanding shares of Spherix common stock as of the end of each month immediately preceding any such disposition following the Closing Date. Such restriction shall be subject to certain exceptions, including but not limited to transfers of Stock Consideration to certain permitted transferees. Additionally, so long as the bid price of Spherix common stock is at or above $1.00 (subject to adjustment), CBM and its affiliates may sell shares: (a) at a bona-fide sales price greater than $4.25 (subject to adjustment), provided that sales on the applicable date (excluding sales made pursuant to clause (b) below, if any) do not exceed 20% of the trading volume of Spherix common stock as reported by Bloomberg, LP for such date or (b) at a bona-fide sales price greater than $5.00 (subject to adjustment). Additionally, CBM agrees that in the event that, during the Restricted Period, Spherix engages the services of an investment bank to undertake a registered offering of Spherix’s equity securities, if required by the lead investment bank, CBM shall enter into a reasonable and customary lock-up with such investment bank for a period of at least 30 days but no more than 90 days upon closing of the transaction, provided, that such lock-up shall in no event extend beyond the Restricted Period.

The Companies

Spherix Incorporated

One Rockefeller Plaza, 11th Floor

New York, NY 10020

(212) 745-1372

Spherix Incorporated is a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company and for much of our history pursued drug development, including through Phase III clinical studies, which were largely discontinued in 2012.  In 2012 and 2013, we shifted our focus to being a firm that owns, develops, acquires and monetizes intellectual property assets. Such monetization included, but was not limited to, acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, commercializing the IP, or through the settlement and litigation of patents.

Since March 1, 2013, the Company has received limited funds from its IP monetization. In addition to our patent monetization efforts, since the fourth quarter of 2017, we have been transitioning to a technology development company. The Company made no investments in new IP during 2017 and 2018 and started the transition with its investment in Hoth Therapeutics, Inc. during the third quarter of 2017, with its proposed merger agreement with DatChat, Inc. in March 2018 and with its agreement with CBM BioPharma, Inc. in October 2018. On May 15, 2019, the Company restructured the terms of its proposed merger with CBM and entered into the Asset Agreement to purchase substantially all of the assets of CBM.

CBM BioPharma, Inc.

6427 Lake Washington Boulevard Northeast

Kirkland, WA 98053

973-738-0967

CBM is a privately held pharmaceutical company with exclusive drug development rights from partners including Wake Forest University and the University of Texas at Austin. CBM is dedicated to translating fundamental biological insights into new drugs and treatments that address unmet medical needs. CBM currently has two drug candidates focused on the treatment of two cancers, acute myeloid leukemia (“AML”) and pancreatic cancer. CBM was formed as a corporation in December 2017 under the laws of the State of Delaware.

The Acquisition

Structure of the Acquisition

Spherix and CBM have entered into an Asset Agreement pursuant to which Spherix will acquire substantially all of the assets of CBM.

Consideration to be Received in the Acquisition by CBM

At the time of completion of the acquisition, Spherix will acquire substantially all of the assets of CBM and CBM will receive (i) seven million dollars ($7,000,000) of Spherix’s securities consisting of (a) an aggregate number of shares of Spherix common stock equal to 9.9% of the issued and outstanding shares of Spherix common stock as of the date of the Closing valued at $3.61 per share, and (b) a number of shares of Series L Preferred Stock convertible into shares of common stock at $3.61 per share with a stated value equal to the balance of the Stock Consideration; and (ii) cash consideration in the amount of One Million Dollars ($1,000,000), which amount will be held back at the closing until certain equity financing milestones are met.

Interests of CBM Directors and Executive Officers in the Acquisition

In considering the recommendation of CBM’s board of directors with respect to the Asset Agreement, Spherix stockholders should be aware that CBM’s executive officers and directors have financial interests in the acquisition.

Additionally, as of the date of this proxy statement, Spherix owns 50,000 shares of CBM common stock, or 20% of the issued and outstanding shares of CBM common stock.

Interests of Spherix Directors and Executive Officers in the Acquisition

In considering the recommendation of Spherix’s board of directors with respect to the Asset Agreement, Spherix stockholders should be aware that Spherix’s sole executive officer and some of its directors have financial interests in the acquisition that are different from, or in addition to, those of Spherix’s stockholders generally. As of the date of this preliminary proxy statement, Anthony Hayes, the sole executive officer of Spherix, owns 12,280 shares of Spherix common stock and options to purchase 12,389 shares of Spherix common stock. The non-executive members of the board of directors of Spherix, Robert J. Vander Zanden, Tim S. Ledwick, Eric Weisblum and Gregory James Blattner own 4,944, 7,059, 4,706 and 0 shares of Spherix common stock, respectively, and have options to purchase 17,961, 14,555, 13,626 and 11,766 shares of Spherix common stock, respectively. The Spherix board of directors was aware of these interests and considered them, among other matters, in negotiating and approving the Asset Agreement and making its recommendation that the Spherix stockholders approve and adopt the Asset Agreement and the transactions contemplated thereby.

For further discussion of the implications of the acquisition on Spherix’s compensation arrangements with its named executive officers, see “The Acquisition—Interests of Spherix Directors and Executive Officers in the Acquisition” beginning on page 27, and “Potential Payment Upon Termination or Change in Control” beginning on page 58.

Anticipated Accounting Treatment

It is anticipated that the transaction will be accounted for by Spherix as an asset acquisition of CBM rather than as a business combination under ASC 805, Business Combinations.

Regulatory Matters

The acquisition does not meet the thresholds for furnishing notification and other information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the acquisition.

For a more complete discussion of regulatory matters relating to the acquisition, see “The Acquisition—Regulatory Approvals Required for the Acquisition” beginning on page 27.

Conditions to Completion of the Acquisition

The obligations of the parties to consummate the acquisition is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Asset Agreement and the transactions contemplated thereby and related matters by the requisite vote of CBM’s stockholders; (ii) the approval by Spherix stockholders of the issuance of the Stock Consideration to CBM; (iii) receipt of requisite governmental and third party approvals; (iv) no law or order preventing or prohibiting the acquisition or the other transactions contemplated by the Asset Agreement; and (v) no pending litigation to enjoin or restrict the consummation of the Closing.

In addition, unless waived by CBM, the obligations of CBM to consummate the acquisition are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

●	The representations and warranties of Spherix being true and correct as of the date of the Asset Agreement and as of the Closing (subject to Material Adverse Effect);

●	Spherix having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Asset Agreement required to be performed or complied with on or prior the date of the Closing; and

●	Absence of any Material Adverse Effect with respect to Spherix since the date of the Asset Agreement.

Unless waived by Spherix, the obligations of Spherix to consummate the Acquisition are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

●	The representations and warranties of CBM being true and correct as of the date of the Asset Agreement and as of the Closing (subject to Material Adverse Effect (as defined in the Asset Agreement);

●	CBM having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Asset Agreement required to be performed or complied with on or prior to the Closing Date; and

●	Absence of any Material Adverse Effect with respect to CBM since the date of the Asset Agreement.

Timing of the Acquisition

The acquisition is expected to be completed in the third calendar quarter of 2019, subject to the receipt of any necessary regulatory approvals and the satisfaction or waiver of other closing conditions, and in no event later than December 31, 2019.

Termination of the Asset Agreement

The Asset Agreement may be terminated prior to the closing date as follows:

●	by mutual written consent of Spherix and CBM;

●	by written notice by either Spherix or CBM if the closing has not occurred on or prior to December 31, 2019;

●	by written notice by either Spherix or CBM if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Agreement, and such order or other action has become final and non-appealable;

●	by written notice by either party of the other party’s material breach of a representation, warranty, covenant or agreement, or if the other party’s representations or warrants becomes inaccurate and such breach or inaccuracy is incurable or is not cured within the earlier of 20 days after written notice of the breach or inaccuracy is provided or December 31, 2019;

●	by written notice by Spherix if there has been a Material Adverse Effect on CBM since the date of the Asset Agreement which is continuing and uncured; or

●	by written notice by Spherix or CBM if Spherix holds a Special Meeting of its stockholders and it does not receive the requisite stockholder approval to.

In the event that the Asset Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by the Company of any of its representations, warranties, covenants or agreements under the Asset Agreement, which such breach is not cured within 20 days after written notice by CBM to the Company, or (ii) by either the Company or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by the Company pursuant to the Asset Agreement is not approved by the Company’s stockholders at a duly held special meeting of the Company, the Company will issue to CBM or CBM’s designee the Buyer Termination Fee within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

Selected Historical Consolidated Financial Data of Spherix

You should read the following selected historical consolidated financial data in conjunction with the consolidated financial statements of Spherix as of December 31, 2018 and 2017 and for each of the years in the two year period ended December 31, 2018 and the condensed consolidated financial statements of Spherix as of March 31, 2019 and for the three months ended March 31, 2019 and 2018, which are furnished with this proxy statement. See “Index to Financial Statements” beginning on page F-1. The selected historical consolidated statements of operations data for the two-year period ended December 31, 2018 and the selected historical consolidated balance sheet data as of December 31, 2018 and 2017 have been derived from the audited consolidated financial statements of Spherix. The selected historical consolidated statement of operations data for the three months ended March 31, 2019 and 2018 and the selected historical consolidated balance sheet data as of March 31, 2019 have been derived from the unaudited condensed consolidated financial statements of Spherix. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, which Spherix considers necessary for a fair presentation of the information set forth therein. Operating results for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2019.

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017
Revenues	$-	$-	$28	$1,236

Operating costs and expenses
Amortization of patent portfolio	$-	$338	1,405	1,373
Compensation and related expenses (including stock-based compensation)	181	355	1,012	2,059
Professional fees	399	597	1,569	1,038
Impairment of intangible assets			2,173	-
Acquisition costs	11	145	230	-
Other selling, general and administrative	122	142	513	588
Total operating expenses	713	1,577	6,902	5,058
Loss from operations	(713)	(1,577)	(6,874)	(3,822)

Other (expenses) income
Other income (expenses), net	92	(97)	(333)	291
Change in fair value of investment	(475)	-	8,194	345
Change in fair value of warrant liabilities	(53)	188	740	(120)
Total other (expenses) income	(436)	91	8,601	516
Net loss	$(1,149)	$(1,486)	$1,727	$(3,306)

Net income (loss) per share attributable to common stockholders, basic and diluted
Basic	$(0.57)	$(0.96)	$0.91	$(2.54)
Diluted	$(0.57)	$(0.96)	$0.91	$(2.54)

Weighted average number of common shares outstanding,
Basic	2,010,025	1,549,481	1,896,057	1,303,209
Diluted	2,010,025	1,549,481	1,896,745	1,303,209

	March 31	December 31	December 31
	2019	2018	2017
Balance Sheet Data (in thousands):
Cash, cash equivalents and short-term investments	$1,702	$2,723	$4,195
Working capital	885	1,752	1,768
Total assets	11,937	13,251	8,972
Total liabilities	982	1,153	4,866
Accumulated deficit	(141,232)	(140,083)	(145,055)
Total stockholders’ equity	10,955	12,098	4,106
Total liabilities and stockholders' equity	11,937	13,251	8,972

Market Price and Comparative Dividend Information

Spherix’s common stock is listed on Nasdaq under the symbol “SPEX.”

The closing market price of Spherix common stock on May 14, 2019, the trading day prior to the announcement of the Asset Agreement, was $3.37. The market price of Spherix common stock will fluctuate between the date of this proxy statement and the completion of the acquisition. No assurance can be given concerning the market prices of Spherix common stock before the completion of the acquisition or Spherix common stock after the completion of the acquisition. The market value of the Spherix common stock that CBM’s stockholders will receive in connection with the acquisition may vary significantly from the prices shown in the table above. Spherix and CBM urge Spherix stockholders and CBM to obtain current market quotations for shares of Spherix common stock before making any decision regarding the approval and adoption of the Asset Agreement and the approval of the issuance of Spherix common stock to CBM or the approval and adoption of the Asset Agreement by CBM.

Dividends and Other Distributions

No dividends were declared or paid by Spherix with respect to its common stock since inception and Spherix does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

No dividends were declared or paid by CBM with respect to its common stock since inception and CBM does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement and the annex hereto, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement. The risks and uncertainties described below are not the only risks and uncertainties facing Spherix or CBM in the future. Additional risks and uncertainties not presently known or that are currently considered to be immaterial may also materially and adversely affect the business operations or the business operations or stock price of Spherix following the transactions described in this proxy statement. If any of the following risks or uncertainties occurs, the business, financial condition or operating results of Spherix or CBM could materially suffer. In that event, the trading price of your securities could decline.

Risk Factors Relating to Spherix

Spherix’s business is, and following the completion of the acquisition, Spherix’s business will continue to be, subject to the risks described below. If any of the risks described below actually materializes, the business, financial results, financial condition, or stock price of Spherix could be materially adversely affected. For this section, Spherix is also referred to as “we,” “us,” or “our.”

Risks Related to Spherix’s Business

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an early-stage company.

Since we have a limited operating history in our current business of technology development, it will make it difficult for investors and securities analysts to evaluate our business and prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history.  Investors should evaluate an investment in our securities in light of the uncertainties encountered by early stage companies in an intensely competitive industry.  The technology development industry is intensely competitive and there can be no assurance that our efforts to identify and target development stage technology companies with intellectual property we can acquire or license will be successful or that we will be able to become profitable.

We continue to incur operating losses and may not achieve profitability.

Our loss from operations for three months ended March 31, 2019 and 2018, for the years ended December 31, 2018 and 2017 was $0.7 million, $1.6 million, $6.9 million and $3.8 million, respectively. Our net loss for the three months ended March 31, 2019 and 2018 was $1.1 million and $1.5 million, respectively, net income for the year ended December 31, 2018 was $1.7 million and net loss for the year ended December 31, 2017 was $3.3 million. Our accumulated deficit was $141.2 million and $140.1 million at March 31, 2019 and December 31, 2018, respectively. We recognized $0 in revenue for three months ended March 31, 2019 and 2018, $28,000 and $1.2 million in revenue in December 31, 2018 and 2017, respectively. Our ability to become profitable depends upon our ability to generate revenue from the monetization of intellectual property. We do not know when, or if, we will generate any revenue from such monetization. Even though our revenue may increase, we expect to incur significant additional losses while we grow and expand our business. We cannot predict if and when we will achieve profitability. Our failure to achieve and sustain profitability could negatively impact the market price of our common stock.

We expect to need additional capital to fund our growing operations and if we are unable to obtain sufficient capital, we may be forced to limit the scope of our operations.

We expect that for our business to grow we will need additional working capital.  If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business or pay our outstanding obligations, and we will have to modify our business plans accordingly.  These factors would have a material adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we will be forced to cease our activities and dissolve the Company.  In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations and we may not have sufficient funds to pay to our stockholders.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

Our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that, as of December 31, 2018, our internal control over financial reporting was not effective, due to our lack of segregation of duties, and lack of controls in place to ensure that all material transactions and developments impacting the financial statements are reflected. We can provide no assurance as to conclusions of management with respect to the effectiveness of our internal control over financial reporting in the future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Due to our net losses, negative cash flow and negative working capital, in their report on our audited financial statements for the year ended December 31, 2018, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly.  Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. For example, as a result of our acquisition of certain shares of common stock of Hoth Therapeutics, Inc. (“Hoth”) in June 2017, we have indirectly acquired certain sublicensing rights for BioLexa products developed by Chelexa Biosciences, Inc., for the treatment of eczema. Hoth is developing BioLexa’s applications in the aesthetic dermatology field to help treat and reduce post-procedure infections, accelerate healing and improve clinical outcomes for patients undergoing procedures and also intends to implement FDA testing procedures for BioLexa. Should we choose to assist in the development of BioLexa’s applications and/or internally develop any other inventions or intellectual property, such aspect of our business will require significant capital and will take time to achieve.  Such activities may also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally, including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in the U.S. or foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents issued to us;

●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have developed; and

●	enforcement of our patents could be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Our ability to raise additional capital may be adversely affected by certain of our agreements.

Our ability to raise additional capital for use in our operating activities may be adversely impacted by the terms of a securities purchase agreement, dated as of July 15, 2015 (the “Securities Purchase Agreement”), between us and the investors who purchased securities in our July 2015 offering of our common stock and warrants for the purchase of our common stock. The Securities Purchase Agreement provides that, until the warrants issued thereunder are no longer outstanding, we will not effect or enter into a variable rate transaction, which includes issuances of securities whose prices or conversion prices may vary with the trading prices of or quotations for the shares of our common Stock at any time after the initial issuance of such securities, as well as the entry into agreements where our stock would be issued at a future-determined price. These warrants may remain outstanding as late as January 22, 2021, when the warrants expire in accordance with their terms. These restrictions may have an adverse impact on our ability to raise additional capital, or to use our cash to make certain payments that we are contractually obligated to make.

We are exploring and evaluating strategic alternatives and there can be no assurance that we will be successful in identifying, or completing any strategic alternative or that any such strategic alternative will yield additional value for shareholders.

Our management and Board of Directors has commenced a review of strategic alternatives which could result in, among other things, a sale, a merger, consolidation or business combination, asset divestiture, partnering or other collaboration agreements, or potential acquisitions or recapitalizations, in one or more transactions, or continuing to operate with our current business plan and strategy. For example, on May 15, 2019, we entered into an Asset Agreement with CBM, pursuant to which we will purchase substantially all of CBMs assets. CBM is a privately pharmaceutical company focused on the development of cancer treatments. There can be no assurance that the exploration of strategic alternatives will result in the identification or consummation of any transaction, and there can be no assurance that the transaction with CBM will close. In addition, we may incur substantial expenses associated with identifying and evaluating potential strategic alternatives. The process of exploring strategic alternatives may be time consuming and disruptive to our business operations and if we are unable to effectively manage the process, our business, financial condition and results of operations could be adversely affected. We also cannot assure you that any potential transaction or other strategic alternative, if identified, evaluated and consummated, will provide greater value to our shareholders than that reflected in the current stock price. Any potential transaction would be dependent upon a number of factors that may be beyond our control, including, among other factors, market conditions, industry trends, the interest of third parties in our business and the availability of financing to potential buyers on reasonable terms.

We may be unsuccessful at integrating future acquisitions.

If we find appropriate opportunities in the future, we may acquire businesses to strategically increase the number of patents in our portfolio and pursue monetization. For example, on June 30, 2017, we acquired a stake in Hoth Therapeutics, Inc. (“Hoth”), a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth has a sublicense from Chelexa Biosciences, Inc. to use Chelexa’s BioLexa products for the treatment of eczema and such sublicense includes the right to further sublicense to third parties to make, use, have made, import, offer for sale and sell BioLexa products. There can be no guarantee that Hoth will be successful in its efforts to monetize its sublicense agreement with Chelexa. In addition, on March 12, 2018, we entered into an agreement and plan of acquisition with DatChat, pursuant to which we were going to acquire 100% ownership of DatChat, which is a privately held personal privacy platform focused on encrypted communication, internet security and digital rights management, which we subsequently terminated on August 8, 2018. Most recently, on May 15, 2019, we entered into an Asset Agreement with CBM, pursuant to which we will purchase substantially all of CBMs assets. There can be no guarantee that we will be successful in closing the transaction contemplated by the Asset Agreement with CBM or that we will be successful in managing the operations of CBM, which is in the early stages of development of cancer treatments.

As we acquire businesses or substantial stakes in certain businesses, the process of integration may produce unforeseen operating difficulties and expenditures, fail to result in expected synergies or other benefits and absorb significant attention of our management that would otherwise be available for the ongoing development of our business. In addition, in the event of any future acquisitions, we may record a portion of the assets we acquire as goodwill, other indefinite-lived intangible assets or finite-lived intangible assets. We do not amortize goodwill and indefinite-lived intangible assets, but rather review them for impairment on an annual basis or whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The recoverability of goodwill and indefinite-lived intangible assets is dependent on our ability to generate sufficient future earnings and cash flows. Changes in estimates, circumstances or conditions, resulting from both internal and external factors, could have a significant impact on our fair valuation determination, which could then have a material adverse effect on our business, financial condition and results of operations. We cannot guarantee that we will be able to identify suitable acquisition opportunities, consummate any pending or future acquisitions or that we will realize any anticipated benefits from any such acquisitions.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Identifying and targeting development stage technology companies and acquiring their patents or other intellectual property assets, which are critical to our business plan, are often time consuming, complex and costly to consummate.  We may elect to not pursue any additional patents while we focus our efforts on monetizing our existing assets.  We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated.  As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated, or if we determine to acquire additional patents or other assets.  Even if we are able to identify a particular target, there is no guarantee that we will generate sufficient revenue related to such target’s underlying intellectual property assets to offset the acquisition costs, and we may be required to pay significant amounts of deferred purchase price if we monetize those patents above certain thresholds.  While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have complete analysis of infringements or claims, have valid or sole title or ownership to those assets, or otherwise provides us with flawed ownership rights, including invalid or unenforceable assets.  In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be worthless, in which case we could lose part or all of our investment in the assets.

We may also identify targets with patent or other intellectual property assets that cost more than we are prepared to spend with our own capital resources.  We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us.  Acquisitions involving issuance of our securities could be dilutive to existing stockholders and could be at prices lower than those prices reflected in the trading markets.  These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.  The integration of acquired assets may place a significant burden on management and our internal resources.  The diversion of management attention and any difficulties encountered in the integration process could harm our business.

As we are targeting technology companies in the development stage, their patents and technologies are in the early stages of adoption.  Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees or others adopt our patents and technologies in their products and services.  As a result, there can be no assurance as to whether technologies we acquire or develop will have value that can be realized through licensing or other activities.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property.  To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  No assurances can be given that any of the measures we undertake to protect and maintain our assets will have any measure of success.

We are required to spend significant time and resources to maintain the effectiveness of our assets by paying maintenance fees and making filings with the USPTO.  We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO prior to issuance of patents.  Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business.  For instance, in connection with inter partes review in our now-settled litigations with VTech and Uniden, the Patent Trial and Appeals Board has found that certain portions of the claims relating to certain of our patents are invalid. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

●	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

●	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

●	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

●	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business or enforce our patents against infringers in foreign countries. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

We may be unable to issue securities under our shelf registration statement, which may have an adverse effect on our liquidity.

We have filed a shelf registration statement on Form S-3 with the SEC.  The registration statement, which has been declared effective, was filed in reliance on Instruction I.B.6. of Form S-3, which imposes a limitation on the maximum amount of securities that we may sell pursuant to the registration statement during any twelve-month period.  At the time we sell securities pursuant to the registration statement, the amount of securities to be sold plus the amount of any securities we have sold during the prior twelve months in reliance on Instruction I.B.6. may not exceed one-third of the aggregate market value of our outstanding common stock held by non-affiliates as of a day during the 60 days immediately preceding such sale as computed in accordance with Instruction I.B.6. Whether we sell securities under the registration statement will depend on a number of factors, including availability of our existing S-3 under the 1/3 limitation calculations set forth in Instruction I.B.6 of Form S-3, the market conditions at that time, our cash position at that time and the availability and terms of alternative sources of capital.  Furthermore, Instruction I.B.6. of Form S-3 requires that the issuer have at least one class of common equity securities listed and registered on a national securities exchange. If we are not able to maintain compliance with applicable NASDAQ rules, we will no longer be able to rely upon that Instruction. If we cannot sell securities under our shelf registration, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Risks Related to Ownership of Our Common Stock

We face evolving regulation of corporate governance and public disclosure that may result in additional expenses and continuing uncertainty.

As a public company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, or SOX, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The NASDAQ Global Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices.  Our management and other personnel devote a substantial amount of time towards maintaining compliance with these requirements. These rules, regulations and standards are subject to varying interpretations, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies.  This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.  We intend to invest the resources necessary to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us, which could be costly and time-consuming, and our reputation and business may be harmed.

Our common stock may be delisted from The NASDAQ Capital Market if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SPEX.”  If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;

●	stockholders’ equity of $2.5 million;

●	500,000 shares of publicly-held common stock with a market value of at least $1 million;

●	300 round-lot stockholders; and

●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

On November 27, 2018, we received a deficiency notice from The Nasdaq Stock Market (“Nasdaq”) informing the Company that its common stock, par value $0.0001 per share, failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). Nasdaq’s letter advised the Company that, based upon the closing bid price during the period from October 15, 2018 to November 26, 2018, the Company no longer meets this test.

Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until May 28, 2019, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to May 28, 2019. On May 9, 2019, we effected a 4.25-for-one reverse split of our common stock to regain compliance with this requirement. On May 24, 2019, the Company received a notice of compliance from Nasdaq.

In addition, on January 11, 2019, the Company received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of Nasdaq indicating that, based upon the Company’s non-compliance with Nasdaq Listing Rule 5620(a), which requires an issuer to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end (the “Annual Meeting Rule”), the Company would be required to submit a plan to regain compliance with the Annual Meeting Rule for the Staff’s consideration by no later than February 25, 2019. The Notice has no immediate impact on the Company’s listing or trading in the Company’s securities on Nasdaq.

The Company was provided an extension of up to 180 calendar days from the Company’s fiscal year end, through July 1, 2019, to evidence compliance with the Annual Meeting Rule. As announced to the Company’s stockholders on a Current Report on Form 8-K filed on April 16, 2019, the Company conducted its annual meeting of stockholders on April 15, 2019. On April 18, 2019, the Company received a notice of compliance with the Annual Meeting Rule from Nasdaq.

There can be no assurance that we will be able to remain in compliance in the future. In particular, our share price may continue to decline for a number of reasons, including many that are beyond our control. See “Our share price may be volatile and there may not be an active trading market for our common stock”.

If we fail to comply with NASDAQ’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Further, delisting of our common stock would likely result in our common stock becoming a “penny stock” under the Exchange Act.

Our share price may be volatile and there may not be an active trading market for our common stock.

There can be no assurance that the market price of our common stock will not decline below its present market price or that there will be an active trading market for our common stock. The market prices of technology or technology related companies have been and are likely to continue to be highly volatile. Fluctuations in our operating results and general market conditions for technology or technology related stocks could have a significant impact on the volatility of our common stock price. We have experienced significant volatility in the price of our common stock. From January 1, 2017 through December 31, 2018, the share price of our common stock (on a split-adjusted basis) ranged from a high of $3.92 to a low of $0.57. The reason for the volatility in our stock is not well understood and may continue.  Factors that may have contributed to such volatility include, but are not limited to:

●	introduction of new technologies by us or our competitors;

●	government regulations and laws;

●	public sentiment relating to our industry;

●	developments in patent or other proprietary rights;

●	the number of shares issued and outstanding;

●	the number of shares trading on an average trading day;

●	performance of companies in the non-performing entity space generally;

●	announcements regarding other participants in the technology and technology related industries, including our competitors;

●	block sales of our shares by stockholders to whom we have sold stock in private placements, or the cessation of transfer restrictions with respect to those shares; and

●	market speculation regarding any of the foregoing.

We could fail in future financing efforts or be delisted from The NASDAQ Capital Market if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ. Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance. If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our shares of common stock are thinly traded and, as a result, stockholders may be unable to sell at or near ask prices, or at all, if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has been “thinly-traded” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. Our trading volumes are further adversely affected by the 1-for-19 reverse stock split that was effective as of March 4, 2016. In addition, we believe that due to the limited number of shares of our common stock outstanding, an options market has not been established for our common stock, limiting the ability of market participants to hedge or otherwise undertake trading strategies available for larger companies with broader shareholder bases which prevents institutions and others from acquiring or trading in our securities. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Because of the Rights Agreement and “anti-takeover” provisions in our Certificate of Incorporation and Bylaws, a third party may be discouraged from making a takeover offer that could be beneficial to our stockholders.

Effective as of January 24, 2013, we adopted a shareholder rights plan which was amended and restated as of June 9, 2017. The effect of this rights plan and of certain provisions of our Certificate of Incorporation, By-Laws, and the anti-takeover provisions of the Delaware General Corporation Law, could delay or prevent a third party from acquiring us or replacing members of our Board of Directors, or make more costly any attempt to acquire control of the Company, even if the acquisition or the Board designees would be beneficial to our stockholders. These factors could also reduce the price that certain investors might be willing to pay for shares of the common stock and result in the market price being lower than it would be without these provisions.

Dividends on our common stock are not likely.

During the last five years, we have not paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.  Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Anthony Hayes, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of any such individual and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Risk Factors Relating to CBM BioPharma, Inc.

Risks Relating to Clinical Development and Commercialization of Our Product Candidates

If we are unable to generate revenues from our drug candidates, our ability to create stockholder value will be limited.

Our two lead product candidates, which include (1) our KPC34 drug candidate, which technology we licensed from Wake Forest University and (2) our DHA-dFdC drug candidate, which technology we licensed from the University of Texas at Austin, are both in the pre-clinical stage. We may not be successful in obtaining acceptance from the regulatory authorities to start our clinical trials. If we do not obtain such acceptance, the time in which we expect to commence clinical programs for any product candidate will be extended and such extension will increase our expenses and increase our need for additional capital. Moreover, there is no guarantee that our clinical trials will be successful or that we will continue clinical development in support of an approval from the regulatory authorities for any indication. We note that most drug candidates never reach the clinical development stage and even those that do commence clinical development have only a small chance of successfully completing clinical development and gaining regulatory approval. Therefore, our business currently depends entirely on the successful development, regulatory approval and commercialization of our product candidates, which may never occur.

If we fail to successfully complete clinical trials, fail to obtain regulatory approval or fail to successfully commercialize our product candidates, our business would be harmed and the value of our securities would decline.

We must be evaluated in light of the uncertainties and complexities affecting a pre-commercial biopharmaceutical company. We have not completed clinical development for any of our product candidates. We cannot assure you that our planned clinical development for our product candidates will be completed in a timely manner, or at all, or that we, or any future partner, will be able to obtain approval for our product candidates from the FDA or any foreign regulatory authority.

Regulatory agencies, including the FDA must approve our product candidates before they can be marketed or sold. The approval process is lengthy, requires significant capital expenditures, and is uncertain as to outcome. Our ability to obtain regulatory approval of any product candidate depends on, among other things, completion of additional clinical trials, whether our clinical trials demonstrate statistically significant efficacy with safety issues that do not potentially outweigh the therapeutic benefit of the product candidates, and whether the regulatory agencies agree that the data from our future clinical trials are sufficient to support approval for any of our product candidates. The final results of our current and future clinical trials may not meet FDA or other regulatory agencies' requirements to approve a product candidate for marketing, and the regulatory agencies may otherwise determine that our manufacturing processes or facilities are insufficient to support approval. We, and our current and potential future collaborators, may need to conduct more clinical trials than we currently anticipate. Even if we do receive FDA or other regulatory agency approval, we or our collaborators may not be successful in commercializing approved product candidates. If any of these events occur, our business could be materially harmed and the value of our securities would decline.

We, or our collaborators, may face delays in completing our clinical trials, and may not be able to complete them at all.

Clinical trials necessary to support an application for approval to market any of our product candidates have not been completed. Our, or our collaborators', current and future clinical trials may be delayed, unsuccessful, or terminated as a result of many factors, including, but not limited to:

●	delays in reaching agreement on trial design and clinical study protocol with investigators and regulatory authorities in various countries where our clinical trials are being conducted;

●	governmental or regulatory delays, failure to obtain regulatory approval or changes in regulatory requirements, policy or guidelines;

●	adding new clinical trial sites;

●	reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	the actual performance of CROs and clinical trial sites in ensuring the proper and timely conduct of our clinical trials;

●	adverse effects experienced by subjects in clinical trials;

●	manufacturing sufficient quantities of product candidates for use in clinical trials;

●	delay or failure in achieving study efficacy endpoints and completing data analysis for a trial;

●	regulators or institutional review boards, or IRBs, may not authorize us to commence a clinical trial;

●	regulators or IRBs may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

●	we may suspend or terminate our clinical trials if we believe that they expose the participating patients to unacceptable health risks;

●	patients may not complete clinical trials due to safety issues, side effects, such as injection site discomfort, a belief that they are receiving placebo instead of our product candidates, or other reasons;

●	patients with serious diseases included in our clinical trials may die or suffer other adverse medical events for reasons that may not be related to our product candidates;

●	in those trials where our product candidate is being tested in combination with one or more other therapies, deaths may occur that may be attributable to the other therapies;

●	we may have difficulty in maintaining contact with patients after treatment, preventing us from collecting the data required by our study protocol;

●	product candidates may demonstrate a lack of efficacy during clinical trials;

●	personnel conducting clinical trials may fail to properly administer our product candidates; and

●	our collaborators may decide not to pursue further clinical trials.

In addition, we may rely on academic institutions, medical institutions, physician practices and CROs to conduct, supervise or monitor some or all aspects of clinical trials involving our product candidates. We have less control over the timing and other aspects of these clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also may rely on CROs to perform our data management and analysis. They may not provide these services as required or in a timely or compliant manner, and we may be held legally responsible for any or all of their performance failures or inadequacies.

If we or our collaborators experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed or eliminated. In addition, any delays in completing our clinical trials will increase our costs, slow our product candidate development and approval process, and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also lead to the denial of regulatory approval of our product candidates.

If we encounter difficulties enrolling patients in our clinical trials, our clinical trials could be delayed or otherwise adversely affected.

Clinical trials for our product candidates will require us to identify and enroll a large number of patients with the disease under investigation. We may not be able to enroll a sufficient number of patients with required or desired characteristics to conduct our clinical trials in a timely manner, if at all. Patient enrollment is affected by factors including, but not limited to:

●	severity of the disease under investigation;

●	design of the trial protocol;

●	the size and nature of the patient population;

●	eligibility criteria for the study in question;

●	lack of a sufficient number of patients who meet the enrollment criteria for our clinical trials;

●	delays in characterizing a patient's infection to allow us to select a product candidate, which may lead patients to seek to enroll in other clinical trials or seek alternative treatments;

●	perceived risks and benefits of the product candidate under study;

●	availability of competing therapies and clinical trials;

●	efforts to facilitate timely enrollment in clinical trials;

●	scheduling conflicts with participating clinicians;

●	patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment; and

●	proximity and availability of clinical trial sites for prospective patients.

We may be required to suspend, repeat or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive, or the trials are not well designed.

Clinical trials must be conducted in accordance with FDA regulations governing clinical studies, or other applicable foreign government guidelines, and are subject to oversight by the FDA, other foreign governmental agencies and IRBs/Ethic Committees at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under current Good Manufacturing Practices, or cGMP, and may require large numbers of test subjects. Clinical trials may be suspended by the FDA, other foreign governmental agencies or us for various reasons, including, but not limited to:

●	deficiencies in the conduct of the clinical trials, including failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;

●	deficiencies in the clinical trial operations or trial sites;

●	the product candidate may have unforeseen adverse side effects;

●	the time required to determine whether the product candidate is effective may be longer than expected;

●	deaths or other adverse events arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;

●	the product candidate may not appear to be more effective than current therapies;

●	the quality or stability of the product candidate may fall below acceptable standards; and

●	insufficient quantities of the product candidate might be available to complete the trials.

In addition, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination, which may impact the costs, timing or successful completion of a clinical trial. Due to these and other factors, our product candidates could take longer to gain regulatory approval than we expect or we may never gain approval for any product candidates, which could reduce or eliminate our revenue by delaying or terminating the commercialization of our product candidates.

We may not be able to obtain orphan drug marketing exclusivity for our product candidates in the United States and/or the European Union.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug or biologic intended to treat a rare disease or condition (with a population of less than 200,000), which is defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the U.S. where there is no reasonable expectation that the cost of developing the drug or biologic will be recovered from sales in the United States. In the EU, following the opinion of the EMA's Committee for Orphan Medicinal Products, the European Commission grants orphan drug designation to a product if (1) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either (a) such condition affects no more than five in 10,000 persons in the EU when the application is made, or (b) the product, without the incentives derived from orphan medicinal product status, would not generate sufficient return in the EU to justify investment; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU, or if such a method exists, the product will be of significant benefit to those affected by the condition.

Generally, if a drug with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes the FDA or the European Commission and the competent authorities in the EU Member States from approving another marketing application for the same drug (or similar medicinal product in the European Union) for that time period, except in limited circumstances. The applicable period is seven years in the U.S. and 10 years in the EU. The EU exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Although we may apply for orphan drug designation for our product candidates we may develop in both the U.S. and EU, applicable regulatory authorities may not grant us this designation. In addition, even if such status is obtained for any product candidate that we may develop, that exclusivity may not effectively protect the candidate from competition because other drugs, such as those with different active ingredients or molecular structures, can be approved for the same condition. Furthermore, even after an orphan drug is approved, the FDA can subsequently approve another drug for the same condition if the FDA concludes that the later drug is clinically superior, in that it is shown to be safer, more effective or makes a major contribution to patient care. In the EU, a marketing authorization may be granted to a similar product during the 10-year period of market exclusivity for the same therapeutic indication at any time if:

●	The second applicant can establish in its application that its product, although similar to the orphan medicinal product already authorized, is safer, more effective or otherwise clinically superior;

●	The holder of the marketing authorization for the original orphan medicinal product consents to a second orphan medicinal product application; or

●	The holder of the marketing authorization for the original orphan medicinal product cannot supply enough orphan medicinal product.

Any inability to secure orphan drug designation or to maintain the exclusivity benefits of this designation could have an adverse impact on our ability to develop and commercialize our product candidates, depending on the extent to which we would be protected by other patents and regulatory exclusivities, and may adversely affect our business, prospects, financial condition and results of operations.

Any product candidate for which we, or our collaborators, obtain marketing approval could be subject to restrictions or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Any product candidate that we, or our collaborators, obtain marketing approval for, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continuing requirements of the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information, reports, facility registration and product listing requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of drugs to ensure drugs are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers' communications regarding off-label use. If we market our products outside of their approved indications, we will be subject to enforcement action for off-label marketing.

In addition, later discovery of previously unknown problems with these products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including, but not limited to:

●	restrictions on such products, manufacturers or manufacturing processes;

●	restrictions on the labeling or marketing of a product;

●	restrictions on product distribution or use;

●	requirements to conduct post-marketing clinical trials;

●	warning or untitled letters;

●	withdrawal of the products from the market;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recall of products, fines, restitution or disgorgement of profits or revenue;

●	suspension or withdrawal of marketing approvals;

●	refusal to permit the import or export of our products;

●	product seizure; and

●	injunctions or the imposition of civil or criminal penalties.

The FDA's policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we, or our collaborators, are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we, or our collaborators, are not able to maintain regulatory compliance, any marketing approval that was obtained could be lost, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our product candidates could cause us, our collaborators, or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label, the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authorities, or litigation by injured patients, if any.

As a result of any side effects, our clinical trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development, or deny approval, of our product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if one or more of our product candidates receives marketing approval, and we, our collaborators, or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including, but not limited to:

●	regulatory authorities may withdraw approvals of such product;

●	regulatory authorities may require additional warnings on the label;

●	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

●	we may be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

If we cannot conduct the non-clinical testing required by regulatory authorities to demonstrate an acceptable toxicity profile for our product candidates in non-clinical studies, we will not be able to initiate or continue clinical trials or obtain approval for our product candidates.

In order to move a product candidate into human clinical trials, we must first demonstrate an acceptable toxicity profile in preclinical testing. Furthermore, in order to obtain approval, we must also demonstrate safety in various non-clinical tests. We may not have conducted or may not conduct the types of non-clinical testing required by regulatory authorities, or future non-clinical tests may indicate that our product candidates are not safe for use. Preclinical and non-clinical testing is expensive, time-consuming and has an uncertain outcome. In addition, success in initial non-clinical testing does not ensure that later non-clinical testing will be successful. We may experience numerous unforeseen events during, or as a result of, the non-clinical testing process, which could delay or prevent our ability to develop or commercialize our product candidates, including, but not limited to:

●	our preclinical and non-clinical testing may produce inconclusive or negative safety results, which may require us to conduct additional non-clinical testing or to abandon product candidates;

●	our product candidates may have unfavorable pharmacology or toxicity characteristics;

●	our product candidates may cause undesirable side effects such as negative immune responses that lead to complications;

●	our enrolled patients may have allergies that lead to complications after treatment; and

●	the FDA or other regulatory authorities may determine that additional safety testing is required.

Any such events would increase our costs and could delay or prevent our ability to commercialize our product candidates, which could adversely impact our business, financial condition and results of operations.

To be commercially successful, physicians must be persuaded that using our products are effective alternatives to existing therapies and treatments.

We believe that physicians will not widely adopt our products unless they determine, based on experience, clinical data, and published peer-reviewed journal articles, that the use of our products provides an effective alternative to other means of treatment. Patient studies or clinical experience may indicate that treatment with our products does not provide patients with sufficient benefits in quality of life. We believe that recommendations and support for the use of our products from influential physicians will be essential for widespread market acceptance. Our products are still in the pre-clinical development stage and it is premature to attempt to gain support from physicians at this time. We can provide no assurance that such support will ever be obtained. If our products do not receive such support from these physicians and from long-term data, physicians may not use or continue to use, and hospitals may not purchase or continue to purchase, our products.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market our product candidates, we may not be successful in commercializing our product candidates if and when they are approved.

We do not have a sales and marketing infrastructure. We may seek additional third-party collaborators for the commercialization of our product candidates. In the future, we may choose to build a focused sales and marketing infrastructure to market or co-promote some of our product candidates if and when they are approved, which would be expensive and time-consuming. Alternatively, we may elect to outsource these functions to third parties. Either approach carries significant risks. For example, recruiting and training a sales force is expensive and time-consuming and, if done improperly, could delay a product launch and result in limited sales. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel. Outsourcing sales and marketing capabilities will depend on our ability to enter into and maintain agreements with other companies having sales, marketing and distribution capabilities, the ability of such companies to successfully market and sell our product candidates, and our ability to enter into such agreements on terms favorable to us.

Factors that may inhibit our efforts to commercialize our products on our own include, but are not limited to:

●	our inability to recruit, manage and retain adequate numbers of effective sales and marketing personnel;

●	the inability of marketing personnel to develop effective marketing materials;

●	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe any future products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

Entry into agreements with third parties to sell and market our product candidates will subject us to a number of risks, including, but not limited to, the following:

●	we may be required to relinquish important rights to our products or product candidates;

●	we may not be able to control the amount and timing of resources that our distributors or collaborators may devote to the commercialization of our product candidates;

●	distributors or collaborators may experience financial difficulties;

●	our distributors or collaborators may not devote sufficient time to the marketing and sales of our products; and

●	business combinations or significant changes in a collaborator's business strategy may adversely affect a collaborator's willingness or ability to complete its obligations under any arrangement.

The availability and amount of reimbursement for our product candidates, if approved, and the manner in which government and private payors may reimburse for any potential products, are uncertain.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products to the payor. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or similar regulatory authorities outside of the United States. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the United States.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies, but also have their own methods and approval process Asset Agreement from Medicare coverage and reimbursement determinations. It is difficult to predict at this time what third party payors will decide with respect to the coverage and reimbursement for our product candidates. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Reimbursement may impact the demand for, and/or the price of, any product for which we obtain marketing approval. Assuming we obtain coverage for a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with those medications. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the cost of our products. Therefore, coverage and adequate reimbursement is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

The U.S. government, state legislatures and foreign governmental entities have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and coverage and requirements for substitution of generic products for branded prescription drugs.

Adoption of government controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could exclude or limit our products from coverage and limit payments for pharmaceuticals.

In addition, we expect that the increased emphasis on managed care and cost containment measures in the U.S. by third-party payors and government authorities to continue and will place pressure on pharmaceutical pricing and coverage. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more drug products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Our revenue stream will depend upon third-party reimbursement.

The commercial success of our products in both domestic and international markets will be substantially dependent on whether third-party coverage and reimbursement is available for patients that use our products. However, the availability of insurance coverage and reimbursement for newly approved eczema therapies is uncertain, and therefore, third-party coverage may be particularly difficult to obtain even if our products are approved by the FDA as safe and efficacious. Patients using existing approved therapies are generally reimbursed all or part of the product cost by Medicare or other third-party payors. Medicare, Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new drugs, and, as a result, they may not cover or provide adequate payment for these products. Submission of applications for reimbursement approval generally does not occur prior to the filing of an NDA for that product and may not be granted for as long as many months after NDA approval. In order to obtain reimbursement arrangements for these products, we or our commercialization partners may have to agree to a net sales price lower than the net sales price we might charge in other sales channels. The continuing efforts of government and third-party payors to contain or reduce the costs of healthcare may limit our revenue. Initial dependence on the commercial success of our products may make our revenues particularly susceptible to any cost containment or reduction efforts.

Risks Relating to Our Financial Position and Need for Additional Capital

We expect to continue to incur increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.

We are a pre-clinical-stage biopharmaceutical company with a limited operating history. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. We have no products approved for commercial sale and have not generated any revenue from product sales to date, and we expect to continue to incur significant research and development and other expenses related to our ongoing operations.

To become and remain profitable, we or our partners must succeed in developing our product candidates, obtaining regulatory approval for them, and manufacturing, marketing and selling those products for which we or our partners may obtain regulatory approval. We or they may not succeed in these activities, and we may never generate revenue from product sales that is significant enough to achieve profitability. Because of the numerous risks and uncertainties associated with biopharmaceutical product development and commercialization, we are unable to accurately predict the timing or amount of future expenses or when, or if, we will be able to achieve or maintain profitability. Currently, we have no products approved for commercial sale, and to date we have not generated any product revenue. We have financed our operations primarily through the sale of equity securities, upfront payments pursuant to collaboration agreements, government grants and capital lease and equipment financing. The size of our future net losses will depend, in part, on the rate of growth or contraction of our expenses and the level and rate of growth, if any, of our revenues. Our ability to achieve profitability is dependent on our ability, alone or with others, to complete the development of our products successfully, obtain the required regulatory approvals, manufacture and market our proposed products successfully or have such products manufactured and marketed by others, and gain market acceptance for such products. There can be no assurance as to whether or when we will achieve profitability.

We will require substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. Development of our product candidates will require substantial additional funds to conduct research, development and clinical trials necessary to bring such product candidates to market and to establish manufacturing, marketing and distribution capabilities. We expect our development expenses to substantially increase in connection with our ongoing activities, particularly as we advance our clinical programs. Our future capital requirements will depend on many factors, including, among others:

●	the scope, rate of progress, results and costs of our preclinical and non-clinical studies, clinical trials and other research and development activities;

●	the scope, rate of progress and costs of our manufacturing development and commercial manufacturing activities;

●	the cost, timing and outcomes of regulatory proceedings, including FDA review of any Biologics License Application, or BLA, or New Drug Application, or NDA, that we file;

●	payments required with respect to development milestones we achieve under our in-licensing agreements;

●	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

●	the costs associated with commercializing our product candidates, if they receive regulatory approval;

●	the cost and timing of establishing sales and marketing capabilities;

●	competing technological efforts and market developments;

●	changes in our existing research relationships;

●	our ability to establish collaborative arrangements to the extent necessary;

●	revenues received from any future products;

●	the ability to achieve and receive milestone payments for products licensed to collaborators; and

●	payments received under any future strategic collaborations.

We anticipate that we will continue to generate significant losses for the next several years as we incur expenses to complete our clinical trial programs for our product candidates, build commercial capabilities, develop our pipeline and expand our corporate infrastructure.

We may never be able to generate a sufficient amount of product revenue to cover our expenses. Until we do, we expect to seek additional funding through public or private equity or debt financings, collaborative relationships, capital lease transactions or other available financing transactions. However, there can be no assurance that additional financing will be available on acceptable terms, if at all, and such financings could be dilutive to existing security holders. Moreover, in the event that additional funds are obtained through arrangements with collaborators, such arrangements may require us to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves.

If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs. Our failure to obtain adequate financing when needed and on acceptable terms would have a material adverse effect on our business, financial condition and results of operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Risks Relating to Competitive Factors

We compete in an industry characterized by extensive research and development efforts and rapid technological progress.

New discoveries or commercial developments by our competitors could render our potential products obsolete or non-competitive.

New developments occur and are expected to continue to occur at a rapid pace in our industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. New data from commercial and clinical-stage products continue to emerge and it is possible that these data may alter current standards of care, completely precluding us from further developing our product candidates or preventing us from getting them approved by regulatory agencies. Further, it is possible that we may initiate a clinical trial or trials for our product candidates, only to find that data from competing products make it impossible for us to complete enrollment in these trials, resulting in our inability to file for marketing approval with regulatory agencies. Even if these products are approved for marketing in a particular indication or indications, they may have limited sales due to particularly intense competition in these markets.

We expect to compete with fully integrated and well-established pharmaceutical and biotechnology companies in the near- and long-term. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we do and represent substantial long-term competition for us. Such companies may succeed in discovering and developing pharmaceutical products more rapidly than we do or pharmaceutical products that are safer, more effective or less costly than any that we may develop. Such companies also may be more successful than we are in manufacturing, sales and marketing. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations also conduct clinical trials, seek patent protection and establish collaborative arrangements for the development of product candidates.

We expect competition among products will be based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capabilities, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop safer and more effective products, commercialize products earlier than we do, or obtain patent protection or intellectual property rights that limit our ability to commercialize our products.

There can be no assurance that our issued patents or pending patent applications, if issued, will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us with proprietary protection or a competitive advantage.

Our competitors may develop and market products that are less expensive, more effective, safer or reach the market sooner than our product candidates, which may diminish or eliminate the commercial success of any products we may commercialize.

The biopharmaceutical industry is highly competitive. There are many public and private biopharmaceutical companies, public and private universities and research organizations actively engaged in the discovery and research and development of products similar to our product candidates.

Many of our competitors, either alone or with their strategic collaborators, have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of drugs, obtaining FDA and other regulatory approvals, and the commercialization of those products. Accordingly, our competitors may be more successful in obtaining approval for drugs and achieving widespread market acceptance. Our competitors' drugs may be more effective, or more effectively marketed and sold, than any drug we may commercialize and may render our product candidates obsolete or non-competitive before we can recover the significant expenses of developing and commercializing any of our product candidates. We anticipate that we will face intense and increasing competition as new drugs enter the market and advanced technologies become available.

We also compete with other pre-clinical and clinical-stage companies and institutions for clinical trial participants, which could reduce our ability to recruit participants for our clinical trials. Delay in recruiting clinical trial participants could adversely affect our ability to bring a product to market prior to our competitors. Further, research and discoveries by others may result in breakthroughs that render our product candidates obsolete even before they begin to generate any revenue.

In addition, our competitors may obtain patent protection or FDA approval and commercialize products more rapidly than we do, which may impact future sales of any of our product candidates that receive marketing approval. If the FDA approves the commercial sale of any of our product candidates, we will also be competing with respect to marketing capabilities and manufacturing efficiency, areas in which we have limited or no experience. We expect competition among products will be based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capabilities, product price, reimbursement coverage by government and private third-party payors, and patent position. Our profitability and financial position will suffer if our products receive regulatory approval, but cannot compete effectively in the marketplace.

Our product candidates may not be accepted in the marketplace; therefore, we may not be able to generate significant revenue, if any.

Even if our product candidates are approved for sale, physicians and the medical community may not ultimately use them or may use them only in applications more restricted than we expect. Our product candidates, if successfully developed, will compete with a number of traditional products, including antibiotics, and immunotherapies manufactured and marketed by major pharmaceutical and other biotechnology companies. Our product candidates will also compete with new products currently under development by such companies and others. Physicians will prescribe a product only if they determine, based on experience, clinical data, side effect profiles, reimbursement for their patients and other factors, that it is beneficial as compared to other products currently in use. Furthermore, physicians have been prescribing traditional antibiotics for decades and may be resistant to switching to new, less established therapies. Many other factors influence the adoption of new products, including marketing and distribution restrictions, course of treatment, adverse publicity, product pricing, the views of thought leaders in the medical community and reimbursement by government and private third-party payors.

Risks Relating to our Reliance on Third Parties

We may rely on third parties to conduct our preclinical studies and our clinical trials and to store and distribute our products for the clinical trials we conduct. If these third parties do not perform as contractually required or expected, we may not be able to obtain regulatory approval for our product candidates, or we may be delayed in doing so.

We may rely on third parties, such as CROs, medical institutions, academic institutions, clinical investigators and contract laboratories, to conduct our preclinical studies and clinical trials. We are responsible for confirming that our preclinical studies are conducted in accordance with applicable regulations and that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. The FDA requires us to comply with Good Laboratory Practice for conducting and recording the results of our preclinical studies and Good Clinical Practices, or GCP, for conducting, monitoring, recording and reporting the results of clinical trials, to ensure that data and reported results are accurate and that the clinical trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities. If the third parties conducting our clinical trials do not perform their contractual duties or obligations, do not meet expected deadlines, fail to comply with GCP, do not adhere to our clinical trial protocols or otherwise fail to generate reliable clinical data, we may need to enter into new arrangements with alternative third parties and our clinical trials may be more costly than expected or budgeted, extended, delayed or terminated or may need to be repeated, and we may not be able to obtain regulatory approval for or commercialize the product candidate being tested in such trials.

Our CROs will not be our employees, and we are therefore unable to directly monitor whether or not they devote sufficient time and resources to our clinical and preclinical programs. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities that could harm our competitive position. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our therapeutic candidates. If any such event were to occur, our financial results and the commercial prospects for our therapeutic candidates would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

If any of our relationships with these potential third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. Further, switching or adding additional CROs involves additional costs and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which could materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

In addition, our future clinical trials will require a sufficient number of test subjects to evaluate the safety and effectiveness of our therapeutic candidates. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

We also rely on other third parties to store and distribute our products for the clinical trials that we conduct. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our therapeutic candidates or commercialization of our products, if approved, producing additional losses and depriving us of potential product revenue.

We may explore new strategic collaborations that may never materialize or may fail.

We may, in the future, periodically explore a variety of new strategic collaborations in an effort to gain access to additional product candidates or resources. At the current time, we cannot predict what form such a strategic collaboration might take. We are likely to face significant competition in seeking appropriate strategic collaborators, and these strategic collaborations can be complicated and time-consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any additional strategic collaborations because of the numerous risks and uncertainties associated with establishing strategic collaborations.

Risk Factors Relating to the Acquisition

The Company may not be able to successfully integrate the business of CBM and realize the anticipated benefits of the asset acquisition.

Realization of the anticipated benefits of the CBM asset acquisition will depend on our ability to successfully integrate our businesses and operations with CBM. We will be required to devote significant management attention and resources to integrating its business practices, operations, and support functions. The process of integrating CBM’s operations could cause an interruption of, or loss of momentum in, our business and financial performance, and in CBM’s business and financial performance as well. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business, financial results.

Our stockholders will have a reduced ownership and voting interest after the acquisition and will exercise less influence over our management and policies than they did prior to the Acquisition.

Our stockholders currently have the right to vote in the election of our board of directors on other matters affecting us. When, and if the acquisition occurs, because of the issuance of shares of common stock to the CBM shareholders, our current stockholders will hold a percentage ownership of the post-acquisition company that is much smaller than the stockholder’s current percentage ownership of ours. Because of this, our current stockholders will have less influence over the management and policies of the Company than they now have after the consummation of the acquisition.

The acquisition of substantially all of the assets of CBM is subject to certain conditions to closing that could result in the acquisition not being completed or being delayed, either of which could negatively impact its stock price and future business and results of operations.

Completion of the acquisition is subject to a number of customary conditions, including, but not limited to, the approval of the issuance of Spherix common stock pursuant to the Asset Agreement by our stockholders. In addition, if any governmental authority shall have enacted, issued, promulgated or enforced any law or order which has the effect of making the transactions or agreements contemplated by the Asset Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by the Asset Agreement, CBM may elect not to consummate the Acquisition. There is no assurance that we will satisfy the conditions necessary for completion of the acquisition. If any of the conditions to the acquisition are not satisfied or, where waiver is permissible, waived, the acquisition will not be consummated. Failure to complete the acquisition would prevent us from realizing the anticipated benefits of the acquisition. We have already and expect to continue to incur significant costs associated with transaction fees, professional services, taxes and other costs related to the acquisition. In the event that the acquisition is not completed, we will remain liable for these costs and expenses. In addition, the current market price of our common stock may reflect a market assumption that the acquisition will occur, and a failure to complete the acquisition could result in a negative perception by the market of ours generally and a resulting decline in the market price of our common stock. The market price may also decline if the market disapproves of the Acquisition. Any delay in the consummation of the acquisition or any uncertainty about the consummation of the acquisition could also negatively impact our stock price and future business and results of operations. The acquisition may not be consummated, there may be a delay in the consummation of the acquisition or the acquisition may not be consummated on the terms contemplated by the Asset Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the acquisition will not be consummated, as the acquisition is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the acquisition; the ability to obtain approval for listing on the Nasdaq of the shares of common stock of Spherix issuable in connection with the acquisition; the ability to obtain approvals from the stockholders of Spherix and CBM and to complete the acquisition considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the acquisition is consummated, there will be risks and uncertainties related to successfully integrating the products and employees of the Spherix and CBM, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of Spherix and CBM described herein and in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements. You are cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Spherix and CBM and are qualified in their entirety by this cautionary statement. Spherix and CBM anticipate that subsequent events and developments will cause their views to change. The information contained in this proxy statement speaks as of the date hereof and Spherix and CBM have or undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

THE ACQUISITION

The following is a discussion of the acquisition and the material terms of the Asset Agreement between Spherix and CBM. You are urged to read carefully the Asset Agreement in its entirety, a copy of which is attached as Annex A to this proxy statement and incorporated by reference herein.

In October 2018, the Company entered into an agreement and plan of merger, subject to shareholder approval, with CBM, a pharmaceutical company focusing on the development of cancer treatments, pursuant to which all shares of capital stock of CBM will be converted into the right to receive an aggregate of 3,529,411 shares of the Company’s common stock with CBM continuing as the surviving corporation in the merger.

On May 15, 2019, the Company restructured the terms of its proposed merger with CBM as agreed to in an Agreement and Plan of Merger dated October 10, 2018 (the “CBM Merger Agreement”) and entered into the Asset Agreement with CBM, whereby the Company purchased CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board (the “Purchase” or “Asset Acquisition”).

In connection with the execution of the Asset Agreement, the CBM Merger Agreement was terminated and any and all termination fees thereunder have been waived.

As consideration for the Purchase, the Company agreed to pay aggregate consideration of $8,000,000 to CBM consisting of (i) the Stock Consideration comprised of (A) the Common Stock Consideration based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of the Company to 9.9% of the Company’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) the Cash Consideration Amount, less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement T) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof. The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by the Company of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by the Company, the Company will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration Amount is satisfied in full.

The Company is prohibited from issuing shares of Common Stock under the Asset Agreement which, when aggregated with any other shares of Common Stock of the Company, would exceed 19.99% shares of Common Stock of the Company, unless and until shareholder approval of the issuance of the Common Stock is approved. Upon the execution of the Asset Agreement, the Company and CBM agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, and waived the Termination Fee (as defined in the Merger Agreement).

Additionally, at or prior to the closing, the Company, CBM, and the Escrow Agent, shall enter into the Escrow Agreement, pursuant to which the Company shall deposit with the Escrow Agent the Escrow Shares, to be held in the Escrow Account and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

The obligations of the Company and CBM to consummate the transaction are subject to: (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of the Company and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (d) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect having occurred with respect to either the Company or CBM since the date of the Asset Agreement.

The Asset Agreement may be terminated (i) by mutual written consent of the Company and CBM, (ii) by written notice by the Company or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by the Company or CBM if a Governmental Authority (as defined in the Asset Agreement) has issued an Order (as defined in the Asset Agreement) or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of the Company if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is has been an incurable material breach by the Company of any of its representations, warranties, covenants or obligations, or (v) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on the Company following the date of the Asset Agreement. In the event that the Asset Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by the Company of any of its representations, warranties, covenants or agreements under the Asset Agreement, which such breach is not cured within 20 days after written notice by CBM to the Company, or (ii) by either the Company or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by the Company pursuant to the Asset Agreement is not approved by the Company’s stockholders at a duly held special meeting of the Company, the Company will issue to CBM or CBM’s designee the Buyer Termination Fee within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

In connection with the Asset Agreement, at Closing, Spherix and CBM shall enter into the Leak-Out Agreement, whereby CBM will agree that during the Restricted Period, neither CBM nor any affiliate of CBM, collectively, shall sell, dispose or otherwise transfer, directly or indirectly, during any calendar month during the Restricted Period, shares acquired pursuant to the Asset Agreement in an amount more than 5% of the issued and outstanding shares of Spherix common stock as of the end of each month immediately preceding any such disposition following the Closing Date. Such restriction shall be subject to certain exceptions, including but not limited to transfers of Stock Consideration to certain permitted transferees. Additionally, so long as the bid price of Spherix common stock is at or above $1.00 (subject to adjustment), CBM and its affiliates may sell shares: (a) at a bona-fide sales price greater than $4.25 (subject to adjustment), provided that sales on the applicable date (excluding sales made pursuant to clause (b) below, if any) do not exceed 20% of the trading volume of Spherix common stock as reported by Bloomberg, LP for such date or (b) at a bona-fide sales price greater than $5.00 (subject to adjustment). Additionally, CBM agrees that in the event that, during the Restricted Period, Spherix engages the services of an investment bank to undertake a registered offering of Spherix’s equity securities, if required by the lead investment bank, CBM shall enter into a reasonable and customary lock-up with such investment bank for a period of at least 30 days but no more than 90 days upon closing of the transaction, provided, that such lock-up shall in no event extend beyond the Restricted Period.

Background of the Acquisition

In the middle of July 2018, CBM and the Company commenced preliminary discussions regarding CBM’s technology and a possible transaction between the companies. On approximately July 24, 2018, the Company began a general technology overview of CBM’s assets and the Company began conducting due diligence on CBM.

From the end of July through October 2018, the Company received and reviewed scientific literature from CBM, including, but not limited to, presentations on acute myeloid leukemia (“AML”) and pancreatic cancer as well as papers published by Wake Forest University in the field of oncology related to CBM’s assets. During this same time period, representatives of CBM and the Company had discussions regarding CBM’s assets, CBM’s patents and possible deal terms. The dates of these calls included, but were not limited to, July 25, July 27, August 3, August 10, August 17, August 21, September 4, September 12, September 14, September 19, September 25, October 1, October 8, October 9, October 10 and October 11, 2018. In the middle of September 2018, the Company conducted due diligence calls with representatives from Wake Forest University with whom CBM has a licensing agreement, to discuss and review CBM’s technology as well as specific topics such as the chemical structure of KPC34, CBM’s AML drug candidate, patent coverage of the chemical structure, yearly patient costs of KPC34, Wake Forest University’s proposal for a Phase 1 study, development timelines and costs, and FDA exclusivity, including orphan drug status.

On July 24, 2018, Spherix’s management and members of its board of directors met with Dr. Tom Wilkie, CBM’s Chief Scientific Officer, to review and discuss CBM’s technology, including a presentation on CBM’s intellectual property assets.

On September 21, 2018, members of the Company’s board of voted to proceed with the merger and authorized management to finalize terms.

On October 16, 2018, the Company filed a Current Report on Form 8-K to announce its proposed merger with CBM. The consummation of such merger was conditioned upon, among other things, receipt of requisite approval by the Company’s stockholders and CBM’s stockholders.

After the October 16, 2018 announcement, the Company continued to conduct pre-closing due diligence which included a pre-clinical analysis of KPC34 to review KPC34 mechanisms to identify other types of cancers that might respond well to KPC34. Specifically, the Company analyzed cancers with target gene expressions indicative of high levels of PLC and PKC mRNA. This analysis revealed that uveal melanoma, low grade glioma, AML and adrenocortical carcinoma have gene profiles which KPC34 could potentially respond to as an effective treatment. In addition, the Company and CBM worked together to produce a short video presentation demonstrating, in simple terms, KPC34 mechanisms, one of the two main compounds that form the cornerstone of the CBM merger.

On January 9, February 14, March 4, March 19, March 27, April 10, April 12, 2019, April 15 and April 19, 2019, various telephonic discussions were conducted with Scott Wilfong, Chief Executive Officer of CBM, to address the terms of the merger and the preference of CBM shareholders to be passive shareholders of Spherix rather than control persons after the completion of the merger.  As a result of those discussions, it was agreed that the CBM shareholders would receive convertible preferred stock instead of common stock, which preferred stock has all of the characteristics of common stock but limits each holders’ beneficial interest of Spherix common stock to less than 3% on an individual basis, 19.9% on an aggregate basis.  Additionally, upon completion of further due diligence since the time that the initial agreement was signed, it was decided that Spherix would purchase substantially all of CBM’s assets at a lower purchase price instead of proceeding with a merger in recognition of CBM having a lower valuation.

Pursuant to a Share Purchase Agreement, dated as of May 15, 2019, the Company agreed to purchase: (i) 50,000 shares of CBM and (ii) certain securities and uncertificated rights of DatChat from an existing shareholder of CBM and DatChat for an aggregate purchase price of $350,000. The investment represents a 20% interest in CBM, and the securities and rights of DatChat that were purchased include: (a) a senior convertible note issued by DatChat with outstanding principal of $300,000, with an initial conversion rate of $0.20 per share (b) a warrant to purchase 2,250,000 shares of DatChat common stock at an initial exercise price of $0.20 per share, (c) an option to acquire an additional $300,000 senior convertible note and a warrant to purchase 1,500,000 shares of DatChat common stock, (d) a contingent option to purchase 500,000 shares of DatChat common stock from an existing DatChat stockholder, and (e) a contingent option to put 200,000 shares of DatChat common stock, subject to certain terms and conditions. The transaction closed on May 28, 2019.

On May 16, 2019, the Company filed a Current Report on Form 8-K to announce its proposed restructuring of the CBM merger as an asset acquisition. The consummation of such transaction is conditioned upon, among other things, receipt of requisite approval by the Company’s stockholders and CBM’s stockholders.

Spherix Board of Directors’ Recommendation

The board of directors of Spherix has unanimously determined that the issuance of common stock of Spherix pursuant to the Asset Agreement with CBM are advisable, fair to, and in the best interests of the Spherix stockholders. In approving and authorizing the issuance and the Asset Agreement itself, the board of directors considered a number of factors, including, among others, the facts discussed in the following paragraphs. Although the foregoing discussion sets forth the material factors considered by the Spherix board of directors in reaching its conclusion, it may not include all the factors considered by the Spherix board of directors. In light of the number and wide variety of factors considered in connection with its evaluation of the acquisition, the Spherix board of directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Spherix board of directors viewed its position and determinations as being based on all of the information available and the factors presented to it and considered by it. In addition, individual directors may have given different weight to different factors.

In reaching its decision, the Spherix board of directors consulted with its senior management, financial advisor and outside legal counsel. These consultations included discussions regarding strategic and operational matters, the historical and future price for Spherix common stock, past and current business operations and financial condition and performance.

The decision of the Spherix board of directors to enter into the Asset Agreement was the result of careful consideration by the Spherix board of directors of numerous factors, including that the Company will realize synergistic benefits upon the acquisition of substantially all of the assets of CBM.

The Spherix board of directors also identified and considered negative factors, including the following:

●	It is possible that the closing conditions relating to the consummation of the acquisition will not be met.

●	The Asset Agreement substantially limits any outside opportunities Spherix might otherwise have with other potential business combination opportunities.

It should be noted that this explanation of the reasoning of the board of directors of Spherix and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.

Interests of Spherix Directors and Executive Officers in the Acquisition

When you consider the recommendation of Spherix’s board of directors in favor of approval of the acquisition, you should keep in mind that Spherix’s directors and officers have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	Those executive officers who will receive compensatory benefits as a result of the acquisition have an interest in the consummation of the acquisition that may be influenced by the benefits that inure to themselves and not to the stockholders in general.

The Spherix board of directors was aware of these interests and considered them, among other matters, in negotiating and approving the Asset Agreement and making its recommendation that the Spherix stockholders approve and adopt the Asset Agreement and the transactions contemplated thereby. The board of directors undertook such measures as, for example, reliance on third-party advisors, full mutual disclosure of the directors’ and officers’ interests and relationships to minimize or eliminate the risks inherent in such disparities in interest. Notwithstanding, it cannot be stated to a certainty that the Spherix board of directors’ measures to assure that the potential influence from the foregoing disparities in interests of the directors and executive officers from the interests of the other stockholders of Spherix have been eliminated from the deliberations and decisions of the Spherix board of directors.

Regulatory Approvals Required for the Acquisition

The acquisition does not meet the thresholds for furnishing pre-acquisition notification and other information to the Antitrust Division of the U.S. Department of Justice and the FTC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the acquisition.]

Anticipated Accounting Treatment

It is anticipated that the transaction will be accounted for by Spherix as an asset acquisition of CBM rather than as a business combination under ASC 805, Business Combinations.

THE ASSET PURCHASE AGREEMENT

The following discussion summarizes material provisions of the Asset Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the Asset Agreement and not by this summary or any other information contained in this proxy statement. This summary is qualified in its entirety by reference to the Asset Agreement, which we urge you to read carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the acquisition.

The Asset Agreement has been included to provide information regarding the terms of the acquisition. In your review of the representations and warranties contained in the Asset Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances under which a party to the Asset Agreement may have the right to not close the acquisition if the representations and warranties of another party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties to the Asset Agreement, rather than establishing matters of fact.

The Asset Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Asset Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Asset Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Asset Agreement and subsequent developments or new information qualifying a representation or warranty to the extent material to an investment decision have been included in this proxy statement. The representations, warranties and covenants in the Asset Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing factual matters. Spherix and CBM do not believe that these disclosure letters contain information that is material to an investment decision.

Any subsequent developments or new information material to an investment decision have been included in this proxy statement. The representations and warranties and other provisions of the Asset Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and the annex. The representations, warranties, pre-closing covenants and pre-closing obligations contained in the Asset Agreement do not survive the effective time of the acquisition.

On May 15, 2019, the Company restructured the terms of its proposed merger with CBM as agreed to in an Agreement and Plan of Merger dated October 10, 2018 (the “CBM Merger Agreement”) and entered into the Asset Agreement with CBM, whereby the Company purchased CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board (the “Purchase” or “Asset Acquisition”).

In connection with the execution of the Asset Agreement, the CBM Merger Agreement was terminated and any and all termination fees thereunder have been waived.

As consideration for the Purchase, the Company agreed to pay aggregate consideration of $8,000,000 to CBM consisting of (i) the Stock Consideration comprised of (A) the Common Stock Consideration based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of the Company to 9.9% of the Company’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) the Cash Consideration Amount, less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement T) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof. The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by the Company of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by the Company, the Company will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration Amount is satisfied in full.

The Company is prohibited from issuing shares of Common Stock under the Asset Agreement which, when aggregated with any other shares of Common Stock of the Company, would exceed 19.99% shares of Common Stock of the Company, unless and until shareholder approval of the issuance of the Common Stock is approved. Upon the execution of the Asset Agreement, the Company and CBM agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, and waived the Termination Fee.

Additionally, at or prior to the closing, the Company, CBM, and the Escrow Agent, shall enter into an Escrow Agreement, pursuant to which the Company shall deposit with the Escrow Agent 10% of the Stock Consideration (including any equity securities paid in the future as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”), to be held in the Escrow Account and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

In connection with the Asset Agreement, at Closing, Spherix and CBM shall enter into the Leak-Out Agreement, whereby CBM will agree that during the Restricted Period, neither CBM nor any affiliate of CBM, collectively, shall sell, dispose or otherwise transfer, directly or indirectly, during any calendar month during the Restricted Period, shares acquired pursuant to the Asset Agreement in an amount more than 5% of the issued and outstanding shares of Spherix common stock as of the end of each month immediately preceding any such disposition following the Closing Date. Such restriction shall be subject to certain exceptions, including but not limited to transfers of Stock Consideration to certain permitted transferees. Additionally, so long as the bid price of Spherix common stock is at or above $1.00 (subject to adjustment), CBM and its affiliates may sell shares: (a) at a bona-fide sales price greater than $4.25 (subject to adjustment), provided that sales on the applicable date (excluding sales made pursuant to clause (b) below, if any) do not exceed 20% of the trading volume of Spherix common stock as reported by Bloomberg, LP for such date or (b) at a bona-fide sales price greater than $5.00 (subject to adjustment). Additionally, CBM agrees that in the event that, during the Restricted Period, Spherix engages the services of an investment bank to undertake a registered offering of Spherix’s equity securities, if required by the lead investment bank, CBM shall enter into a reasonable and customary lock-up with such investment bank for a period of at least 30 days but no more than 90 days upon closing of the transaction, provided, that such lock-up shall in no event extend beyond the Restricted Period.

The obligations of the Company and CBM to consummate the transaction are subject to: (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of the Company and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (d) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect having occurred with respect to either the Company or CBM since the date of the Asset Agreement.

The Asset Agreement may be terminated (i) by mutual written consent of the Company and CBM, (ii) by written notice by the Company or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by the Company or CBM if a Governmental Authority (as defined in the Asset Agreement) has issued an Order (as defined in the Asset Agreement) or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of the Company if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is has been an incurable material breach by the Company of any of its representations, warranties, covenants or obligations, or (v) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on the Company following the date of the Asset Agreement.

On May 30, 2019 the Asset Agreement was amended by Amendment No. 1 to the Asset Purchase Agreement to include a termination fee in the Asset Agreement whereby, in the event that the Asset Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by the Company of any of its representations, warranties, covenants or agreements under the Asset Agreement, which such breach is not cured within 20 days after written notice by CBM to the Company, or (ii) by either the Company or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by the Company pursuant to the Asset Agreement is not approved by the Company’s stockholders at a duly held special meeting of the Company, the Company will issue to CBM or CBM’s designee the Buyer Termination Fee within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

INFORMATION ABOUT SPHERIX AND CBM

Spherix Incorporated

One Rockefeller Plaza

New York, NY 10020

(212) 745-1374

General

Spherix Incorporated is a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company and for much of our history pursued drug development, including through Phase III clinical studies, which were largely discontinued in 2012.  In 2012 and 2013, we shifted our focus to being a firm that owns, develops, acquires and monetizes intellectual property assets. Such monetization included, but was not limited to, acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, commercializing the IP, or through the settlement and litigation of patents.

Since March 1, 2013, the Company has received limited funds from its IP monetization. In addition to our patent monetization efforts, since the fourth quarter of 2017, we have been transitioning to a technology development company. The Company made no investments in new IP during 2017 and 2018 and started the transition with its investment in Hoth Therapeutics, Inc. during the 3rd quarter of 2017, with its agreement with DatChat, Inc. in March 2018 and with its agreement with CBM BioPharma, Inc. in October 2018.

CBM BioPharma, Inc. Transaction

In October 2018, the Company entered into an agreement and plan of merger, subject to shareholder approval, with CBM BioPharma, Inc. (“CBM”), a pharmaceutical company focusing on the development of cancer treatments, pursuant to which all shares of capital stock of CBM will be converted into the right to receive an aggregate of 15,000,000 shares of the Company’s common stock with CBM continuing as the surviving corporation in the acquisition. On May 15, 2019, the Company restructured the terms of its proposed merger with CBM as agreed to in an agreement and plan of merger and entered into the Asset Agreement with CBM, whereby the Company purchased substantially all of CBM’s assets, including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board.

DatChat Securities Purchase Agreement and Share Purchase Agreement

In March 2018, the Company entered into an agreement and plan of merger (the “Merger Agreement”), subject to shareholder approval, with DatChat, Inc. (the “DatChat Merger”), a secure messaging application that utilizes blockchain technology, as amended on May 3, 2018. After further negotiations, the Company determined not to pursue a merger with DatChat and on August 8, 2018, entered into a securities purchase agreement (the “Securities Purchase Agreement”) with DatChat pursuant to which the Company and DatChat agreed to terminate the DatChat Merger and each of the parties to the Merger Agreement agreed to release and discharge and hold harmless each of the other parties with respect to the transaction contemplated by the Merger Agreement.

In addition to the termination, under the Securities Purchase Agreement, the Company agreed to make a $1,000,000 strategic investment in DatChat which consisted of (a) a cash payment of $500,000, (b) the forgiveness of prior advances made to DatChat by the Company, and (c) an obligation of the Company to pay certain specific future compensation expenses of DatChat (amounts in clauses (b) and (c) not to exceed a maximum of $500,000 in the aggregate); in exchange for $1,000,000 of restricted shares of DatChat common stock which is equal to 4.37% of the issued and outstanding common stock of DatChat. In the event that DatChat completes a public offering of its securities pursuant to an effective registration statement or a merger, consolidations, transfer or share exchange transaction to pursuant to which DatChat becomes subject to the reporting requirements of the Securities Exchange Act of 1934, DatChat agreed to certain covenants in connection with certain reporting and information disclosure requirements.

Pursuant to a Share Purchase Agreement, dated as of May 15, 2019, the Company agreed to purchase: (i) 50,000 shares of CBM and (ii) certain securities and uncertificated rights of DatChat from an existing shareholder of CBM and DatChat for an aggregate purchase price of $350,000. The investment represents a twenty percent (20%) interest in CBM, and the securities and rights of DatChat that were purchased include: (a) a senior convertible note issued by DatChat with outstanding principal of $300,000, with an initial conversion rate of $0.20 per share, (b) a warrant to purchase 2,250,000 shares of DatChat common stock at an initial exercise price of $0.20 per share, (c) an option to acquire an additional $300,000 senior convertible note and a warrant to purchase 1,500,000 shares of DatChat common stock, (d) a contingent option to purchase 500,000 shares of DatChat common stock from an existing DatChat stockholder, and (e) a contingent option to put 200,000 shares of DatChat common stock, subject to certain terms and conditions.

Patent Monetization Activities

In July 2013, we acquired 7 patents in the field of mobile communications from Rockstar Consortium US LP (“Rockstar”), which was launched in 2011 by Apple, Inc., Microsoft Corporation, Sony Corporation, Blackberry Limited and LM Ericsson Telephone Company as an intellectual property licensing company to manage a patent portfolio related to the pre-bankruptcy technology and businesses of Nortel Networks (“Nortel”).

In September 2013, we acquired North South Holdings, Inc. (“North South”) and its 222 patents in the fields of wireless communications, satellite, solar, and radio frequency and 2 patents in the field of pharmaceutical distribution. The 222 patents were originally developed by Harris Corporation, a leader in defense communications and electronics.

In December 2013, we acquired an additional 101 patents and patent applications covering, among other things, internet access and video and data transmission, from Rockstar in consideration for approximately $60 million of our securities consisting of common stock and preferred stock.

We have not generated any significant revenues from our intellectual property monetization platform. We have incurred losses from operations for the years ended December 31, 2018 and 2017 of $6.9 million and $3.8 million, respectively.  Our accumulated deficit was $140.1 million at December 31, 2018.  In 2018, the Company took a $1,405,000 amortization expense on its patent portfolio and patent rights and an impairment loss of $2,173,000. Therefore, at December 31, 2018, the value of the Company’s patent portfolio and patent rights was zero.

Acquisition of shares of Hoth Therapeutics, Inc.

On June 30, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Hoth Therapeutics, Inc., a Nevada corporation (“Hoth”), for the purchase of an aggregate of 1,700,000 shares of common stock, par value $0.0001 (the “Shares”), of Hoth, for a purchase price of $675,000. As of December 31, 2018, Hoth had approximately 5 million shares of common stock issued and outstanding, which has been retroactively restated to reflect the 1-for-4 reverse stock split effected by Hoth on December 6, 2018. Hoth is a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth’s primary asset is a sublicense agreement with Chelexa Biosciences, Inc. (“Chelexa”) pursuant to which Chelexa has granted Hoth an exclusive sublicense to use its BioLexa Platform, a proprietary, patented, drug compound platform developed at the University of Cincinnati. Hoth intends to develop BioLexa’s applications in the aesthetic dermatology field to help treat and reduce post-procedure infections, accelerate healing and improve clinical outcomes for patients undergoing procedures. Hoth will be implementing FDA testing procedures for BioLexa. In addition to the Purchase Agreement, the Company and Hoth entered into a Registration Rights Agreement, pursuant to which Hoth is obligated to register for resale on a registration statement on Form S-1 under the Securities Act, all of the shares. Further, the Company, Hoth and Hoth’s existing shareholders have entered into a Shareholders Agreement, pursuant to which Spherix shall have a right to appoint one director to the board of directors of Hoth for so long as the Company holds at least 10% of the issued and outstanding common stock of Hoth.

On February 14, 2019, the Company purchased an aggregate of 35,714 shares of the common stock of Hoth in connection with Hoth’s initial public offering, which was consummated on February 20, 2019, at a purchase price of $5.60 per share, for an aggregate purchase price of $200,000. Hoth’s common stock commenced trading on The Nasdaq Capital Market, on February 15, 2019 under the ticker symbol “HOTH”. The Company entered into a lock-up agreement with Hoth pursuant to which the Company has agreed not to sell any shares of Hoth common stock or common stock equivalents until February 20, 2022, which is the 36 month anniversary of the consummation of Hoth’s initial public offering, (the “Spherix Securities”) until February 20, 2022, which is the 36 month anniversary of the consummation of Hoth’s initial public offering, provided, however (i) Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an aggregate of 10% of the initially issued Spherix Securities, provided further that the recipients of the Spherix Securities shall not be permitted to resell such Spherix Securities until six months after the date of the Initial Public Offering, (ii) beginning 12 months after the date of Hoth’s initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an additional 10% of the initially issued Spherix Securities, (iii) beginning 24 months after the date of Hoth’s initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an additional 10% of the initially issued Spherix Securities and (iv) beginning 36 months after the date of the Hoth initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, the Spherix Securities without any restrictions.

Mellow Scooters Investment

On November 23, 2018, the Company entered into a Security Purchase Agreement with Mellow Scooters, LLC (“Mellow Scooters”), a leading-edge company that enables anyone to own and operate a personal fleet of electric scooters and dockless bicycles to generate revenue. Mellow Scooters agreed to sell 250 Units to the Company, representing 25% of its issued and outstanding limited liability company membership interests for a subscription price of $106,000. The $106,000 consisted of (a) a cash payment of $30,000, (b) the forgiveness of prior advances made to Mellow Scooters by the Company, and (c) an obligation of the Company to pay certain specific future expenses of Mellow Scooters (amounts in clauses (b) and (c) not to exceed a maximum of $76,000 in the aggregate). As of December 31, 2018, the Company has applied a total of approximately $74,000 prior advances towards its investment in Mellow Scooters, including $71,000 compensation related cost and $3,500 professional fees. The Company also recorded $2,000 payable for professional fees of Mellow Scooter in addition to the $74,000 advances to reach the $76,000 maximum. Mellow Scooters recently launched its operations, focused on the scooter rental market in the Washington, D.C. area via its website www.borrowmellow.com.

March 2018 Shelf Takedown

On March 19, 2018, we closed a public offering of common stock for gross proceeds of approximately $3.0 million. The offering was a shelf takedown off of our registration statement on Form S-3 (File No. 333-222488) and was conducted pursuant to a placement agency agreement (the “Place Agency Agreement”) between us and Laidlaw, the sole placement agent, on a best-efforts basis with respect to the offering that was entered into on March 14, 2018. We sold 522,876 shares of its common stock in the offering at a purchase price of $1.35 per share. The material terms of the offering are described in a prospectus supplement which was filed by us with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on March 16, 2018.

TheBit Daily LLC Investment

On March 23, 2018, the Company purchased 8.0% of the issued and outstanding limited liability company membership interests of TheBit Daily LLC, a development stage media and education platform focused on the blockchain and cryptocurrency space, for a subscription price of $25,000.

Our principal executive offices are located at One Rockefeller Plaza, New York, NY 10020, our telephone number is (212) 745-1374, and our Internet website address www.spherix.com.

Our common stock trades on the NASDAQ Capital Market under the symbol SPEX.

Available Information

Our principal Internet address is www.spherix.com.  We make available free of charge on www.spherix.com our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Competition

We encounter significant competition from others seeking to target development stage technology companies in order to acquire interests in intellectual property assets and monetize such assets. This includes an increase in the number of competitors seeking to acquire the same or similar patents and technologies that we may seek to acquire.  Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders for identifying and targeting technology acquisitions and licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Other companies may develop competing technologies that offer better or less expensive alternatives to the patented technologies that we may acquire and/or out-license.  Many potential competitors may have significantly greater resources than we do.  Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned or controlled by our operating subsidiaries obsolete and/or uneconomical.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation relating to our past business of patent monetization through litigation activities.

The portfolio we were working with Equitable to monetize pursuant to the Monetization Agreement is comprised of over 290 patents and patent applications (the “Portfolio”).  The Portfolio includes both U.S. and foreign patents and pending patent applications in the wireless communications and telecommunication sectors including data, optical and voice technology, antenna technology, Wi-Fi, base station functionality, and cellular.

Most of the patents in the Portfolio are publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

The lives of the patent rights in the Portfolio have a wide duration ranging from 2019 to 2026.

Employees

As of March 31, 2019, Spherix has six full-time employees, none of which are represented by a labor union or covered by a collective bargaining agreement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CBM BioPharma, Inc.

6427 Lake Washington Boulevard Northeast

Kirkland, Washington 98053

973-738-0967

CBM BioPharma, Inc. (“CBM”) is a privately held pharmaceutical company with exclusive drug development rights from partners including Wake Forest University and the University of Texas at Austin. CBM is dedicated to translating fundamental biological insights into new drugs and treatments that address unmet medical needs. CBM currently has two drug candidates focused on the treatment of two cancers, acute myeloid leukemia (“AML”) and pancreatic cancer.

CBM was formed as a corporation in December 2017 under the laws of the State of Delaware. Its principal offices are at 6427 Lake Washington Boulevard Northeast, Kirkland, Washington 98053.

KPC34

Developed at the Wake Forest School of Medicine, CBM’s AML drug candidate (“KPC34”) is designed to bypass the resistant mechanisms in AML cancer cells. In preclinical studies in mice, KPC34 has shown to be a superior treatment to gemcitabine, the current state of the art treatment for AML and has served to double the mean survival time of mice versus the current standard of care treatments. KPC34 has also been shown to be more effective in AML relapse cases in mice, notably increasing the lifespan of mice treated with the drug.

KPC34 is able to be orally administered, which may be critical for patients that are unable to tolerate repeated cycles of chemotherapy. Because of the low AML patient population, FDA orphan drug status will be sought for KPC34.

License Agreement with Wake Forest University

On April 17, 2018, CBM entered into a license agreement (the “WF Agreement”) with Wake Forest University Health Sciences (“WF”). The WF Agreement granted to CBM an exclusive, royalty-bearing license to WF’s and The University of North Carolina at Chapel Hill’s patents relating to the KPC34 drug candidate (the “WF Patent Rights”). The WF Agreement also granted to CBM the right to sublicense.

CBM paid WF an upfront license fee of $10,000 and will owe an additional $10,000 per year to WF beginning on the third anniversary of the WF Agreement. In addition, CBM is obligated to pay to WF a single-digit royalty fee and certain other milestone and other payments upon sales milestones. The aggregate milestone payments under the WF Agreement are up to $1,400,000. In addition, as consideration for entering into the WF Agreement, CBM issued WF 5,000 shares of common stock to WF, which equaled 2% of CBM’s issued and outstanding capital stock at the effective date of the WF Agreement.

The term of the WF Agreement continues until the expiration of the last of the WF Patent Rights to expire or the expiration of market exclusivity via orphan drug status or new chemical entity status (or their non-U.S. equivalents), or until the WF Agreement is earlier terminated. CBM may terminate the WF Agreement upon 90 days’ prior written notice. Either party may terminate the WF Agreement upon a breach of the WF Agreement that has not been cured in 90 days. Additionally, the WF Agreement will automatically terminate in the event CBM becomes insolvent, makes an assignment for the benefit of creditors, or if a petition for bankruptcy is filed.

DHA-dFdC

Developed at the University of Texas at Austin, CBM’s pancreatic cancer drug candidate (“DHA-dFdC”) has shown positive results in preclinical studies, inhibiting pancreatic tumor growth in clinically relevant transgenic mouse models. Pancreatic cancer is a deadly disease that affects millions of people around the world.

DHA-dFdC has been shown to be well tolerated in preclinical toxicity tests, has demonstrated activities against other cancers (e.g. leukemia, lung, melanoma) and may stimulate immunogenic cell death to activate host antitumor immunity.

Patent License Agreement with the University of Texas at Austin

On April 12, 2018, CBM entered into a patent license agreement (the “UT Agreement”) with the University of Texas at Austin on behalf of the Board of Regents of the University of Texas System (“UT”). The UT Agreement granted to CBM an exclusive, royalty-bearing license to certain patent applications related to nucleobase analogue derivatives and their applications, and specifically to the DHA-dFdC drug candidate (the “UT Patent Rights”). The UT Agreement also granted to CBM the right to sublicense.

CBM paid UT an upfront license fee of $5,000 and CBM is obligated to pay UT a tiered license fee annually up to $35,000, in addition to certain other milestone and other payments. The aggregate milestone payments under the UT Agreement are up to $1,350,000.

The term of the UT Agreement continues until the expiration of the UT Patent Rights, or until the UT Agreement is earlier terminated. CBM may terminate the UT Agreement upon 90 days’ prior written notice. UT may terminate the agreement upon any of the following events:

●	CBM fails to make a payment within 30 days written notice of default;

●	A breach of the UT Agreement occurs that has not been cured in 60 days;

●	CBM breaches the agreement three or more times in any 12-month period; and

●	CBM initiates any proceeding or action to challenge the validity, enforceability, or scope of the UT Patent Rights.

Additionally, the UT Agreement will automatically terminate upon any of the following events:

●	CBM becomes insolvent, makes an assignment for the benefit of creditors, or if a petition for bankruptcy is filed; and

●	CBM is dissolved or liquidated.

CBM’s Development Plan

CBM’s drug candidates are in the preclinical stage. CBM anticipates making an IND filing for KPC34 by the end of 2019 and start a Phase 1 trial in 2020.

Intellectual Property

CBM’s success depends, in part, on its ability to obtain, maintain, and enforce patents and other proprietary protections of our commercially important technologies and product candidates, to operate without infringing the proprietary rights of others, and to maintain trade secrets or other proprietary know-how, both in the U.S. and other countries.

CBM’s patent estate includes 8 licensed patents. Five patents relate to its KPC34 candidate and three patents relate to its DHA-dFdC candidate.

Competition

The biopharmaceutical industry is characterized by rapidly advancing technologies, strong emphasis on proprietary products and significant competition. CBM faces potential competition from many sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and government agencies and public and private research institutions. Any product candidates that CBM successfully develops and commercializes will compete with any existing therapies and new therapies that may become available in the future.

Government Regulation

CBM operates in a highly regulated industry that is subject to significant federal, state, local and foreign regulation. CBM’s present and future business has been, and will continue to be, subject to a variety of laws including, the Federal Food, Drug, and Cosmetic Act, or FDC Act, and the Public Health Service Act, among others.

The FDC Act and other federal and state statutes and regulations govern the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of potential products. As a result of these laws and regulations, product development and product approval processes are very expensive and time-consuming.

FDA Approval Process

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The FDC Act and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending new drug applications, or NDAs, or biologic license applications, or BLAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

Pharmaceutical product development in the United States typically involves preclinical laboratory and animal tests, the submission to the FDA of an IND, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug or biologic for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Preclinical tests include laboratory evaluation as well as animal trials to assess the characteristics and potential pharmacology and toxicity of the product. The conduct of the preclinical tests must comply with federal regulations and requirements including good laboratory practices. The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has not objected to the IND within this 30-day period, the clinical trial proposed in the IND may begin.

Clinical trials involve the administration of the investigational drug to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted in compliance with federal regulations and good clinical practices, or GCP, as well as under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The clinical trial protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board, or IRB, for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Clinical trials to support NDAs or BLAs, which are applications for marketing approval, are typically conducted in three sequential Phases, but the Phases may overlap. In Phase 1, the initial introduction of the investigational drug candidate into healthy human subjects or patients, the investigational drug is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population, to determine the effectiveness of the investigational drug for a particular indication or indications, dosage tolerance and optimum dosage, and identify common adverse effects and safety risks. In the case of product candidates for severe or life-threatening diseases such as pneumonia, the initial human testing is often conducted in patients rather than in healthy volunteers.

If an investigational drug demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 clinical trials are undertaken to obtain additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the investigational drug and to provide adequate information for its labeling.

After completion of the required clinical testing, an NDA or, in the case of a biologic, a BLA, is prepared and submitted to the FDA. FDA approval of the marketing application is required before marketing of the product may begin in the United States. The marketing application must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls.

The FDA has 60 days from its receipt of an NDA or BLA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of marketing applications. Most such applications for non-priority drug products are reviewed within ten months. The review process may be extended by the FDA for three additional months to consider new information submitted during the review or clarification regarding information already provided in the submission. The FDA may also refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving a marketing application, the FDA will typically inspect one or more clinical sites to assure compliance with GCP.

Additionally, the FDA will inspect the facility or the facilities at which the drug product is manufactured. The FDA will not approve the NDA or, in the case of a biologic, the BLA unless compliance with cGMPs is satisfactory and the marketing application contains data that provide substantial evidence that the product is safe and effective in the indication studied. Manufacturers of biologics also must comply with FDA’s general biological product standards.

After the FDA evaluates the NDA or BLA and the manufacturing facilities, it issues an approval letter or a complete response letter. A complete response letter outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed in a resubmission of the marketing application, the FDA will re-initiate review. If the FDA is satisfied that the deficiencies have been addressed, the agency will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. It is not unusual for the FDA to issue a complete response letter because it believes that the drug product is not safe enough or effective enough or because it does not believe that the data submitted are reliable or conclusive.

An approval letter authorizes commercial marketing of the drug product with specific prescribing information for specific indications. As a condition of approval of the marketing application, the FDA may require substantial post-approval testing and surveillance to monitor the drug product’s safety or efficacy and may impose other conditions, including labeling restrictions, which can materially affect the product’s potential market and profitability. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Orphan Drug Act in the United States

The Orphan Drug Act provides incentives to manufacturers to develop and market drugs for rare diseases and conditions affecting fewer than 200,000 persons in the U.S. at the time of application for orphan drug designation. Orphan drug designation must be requested before submitting a BLA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the holder of the approval is entitled to a seven-year exclusive marketing period in the U.S. for that product except in very limited circumstances. For example, a drug that the FDA considers to be clinically superior to, or different from, another approved orphan drug, even though for the same indication, may also obtain approval in the U.S. during the seven-year exclusive marketing period. In addition, holders of exclusivity for orphan drugs are expected to assure the availability of sufficient quantities of their orphan drugs to meet the needs of patients. Failure to do so could result in the withdrawal of marketing exclusivity for the drug.

Orphan Designation and Exclusivity in the European Union

Products authorized as “orphan medicinal products” in the EU are entitled to certain exclusivity benefits. In accordance with Article 3 of Regulation (EC) No. 141/2000 of the European Parliament and of the Council of 16 December 1999 on orphan medicinal products, a medicinal product may be designated as an orphan medicinal product if: (1) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either (a) such condition affects no more than five in 10,000 persons in the European Union when the application is made, or (b) the product, without the incentives derived from orphan medicinal product status, would not generate sufficient return in the European Union to justify investment; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU, or if such a method exists, the product will be of significant benefit to those affected by the condition.

An application for orphan drug designation must be submitted before the application for marketing authorization. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Products authorized in the EU as orphan medicinal products are entitled to 10 years of market exclusivity. The 10-year market exclusivity may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, marketing authorization may be granted to a similar product during the 10-year period of market exclusivity for the same therapeutic indication at any time if:

●	The second applicant can establish in its application that its product, although similar to the orphan medicinal product already authorized, is safer, more effective or otherwise clinically superior;

●	The holder of the marketing authorization for the original orphan medicinal product consents to a second orphan medicinal product application; or

●	The holder of the marketing authorization for the original orphan medicinal product cannot supply enough orphan medicinal product.

Other Regulatory Requirements

Once a NDA or BLA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of therapeutic products, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.

Biologics may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new BLA or BLA supplement, before the change can be implemented. A BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing BLA supplements as it does in reviewing BLAs. We cannot be certain that the FDA or any other regulatory agency will grant approval for our product candidates for any other indications or any other product candidate for any indication on a timely basis, if at all.

Adverse event reporting and submission of periodic reports is required following FDA approval of a BLA. The FDA also may require post-marketing testing, known as Phase 4 testing, risk evaluation and mitigation strategies, and surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product. In addition, quality control as well as product manufacturing, packaging, and labeling procedures must continue to conform to cGMPs after approval. Manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA during which the agency inspects manufacturing facilities to assess compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with cGMPs. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing, or if previously unrecognized problems are subsequently discovered.

Healthcare Reform in the United States

In the United States, there have been, and continue to be, a number of legislative and regulatory changes and proposed changes to the healthcare system that could affect the future results of pharmaceutical manufactures’ operations. In particular, there have been and continue to be a number of initiatives at the federal and state levels that seek to reduce healthcare costs. Most recently, the Patient Protection and Affordable Care Act, or PPACA, was enacted in March 2010, which includes measures to significantly change the way healthcare is financed by both governmental and private insurers. Among the provisions of the PPACA of greatest importance to the pharmaceutical and biotechnology industry are the following:

●	an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs;

●	implementation of the federal physician payment transparency requirements, sometimes referred to as the “Physician Payments Sunshine Act”;

●	a licensure framework for follow-on biologic products;

●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research;

●	establishment of a Center for Medicare Innovation at the Centers for Medicare & Medicaid Services, or CMS, to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending;

●	an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program, to 23.1% and 13% of the average manufacturer price for most branded and generic drugs, respectively and capped the total rebate amount for innovator drugs at 100% of the Average Manufacturer Price, or AMP;

●	a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for certain drugs and biologics, including our product candidates, that are inhaled, infused, instilled, implanted or injected;

●	extension of manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

●	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability;

●	a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (and 70% commencing January 1, 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and

●	expansion of the entities eligible for discounts under the Public Health program.

Some of the provisions of the PPACA have yet to be implemented, and there have been legal and political challenges to certain aspects of the PPACA. Since January 2017, President Trump has signed two executive orders and other directives designed to delay, circumvent, or loosen certain requirements mandated by the PPACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the PPACA. While Congress has not passed repeal legislation, two bills affecting the implementation of certain taxes under the PPACA have been signed into law. The Tax Cuts and Jobs Act of 2017 includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the PPACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018, Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain PPACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. Further, the Bipartisan Budget Act of 2018, or the BBA, among other things, amends the PPACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole”. More recently, in July 2018, CMS published a final rule permitting further collections and payments to and from certain PPACA qualified health plans and health insurance issuers under the PPACA risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. Congress may consider other legislation to repeal or replace elements of the PPACA.

Many of the details regarding the implementation of the PPACA are yet to be determined, and at this time, the full effect that the PPACA would have on a pharmaceutical manufacturer remains unclear. In particular, there is uncertainty surrounding the applicability of the biosimilars provisions under the PPACA. The FDA has issued several guidance documents, and withdrew others, but no implementing regulations on biosimilars have been adopted. A number of biosimilar applications have been approved over the past few years. The regulations that are ultimately promulgated and their implementation are likely to have considerable impact on the way pharmaceutical manufacturers conduct their business and may require changes to current strategies. A biosimilar is a biological product that is highly similar to an approved drug notwithstanding minor differences in clinically inactive components, and for which there are no clinically meaningful differences between the biological product and the approved drug in terms of the safety, purity, and potency of the product.

Additionally, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. At the federal level, the Trump administration’s budget proposal for fiscal year 2019 contains further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Further, the Trump administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers. HHS has already started the process of soliciting feedback on some of these measures and, at the same, is immediately implementing others under its existing authority. Although a number of these, and other potential, proposals will require authorization through additional legislation to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and or administrative measures to control drug costs. At the state level, legislatures have become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, and marketing cost disclosure and transparency measures, and to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm a pharmaceutical manufacturer’s business, results of operations, financial condition and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce ultimate demand for certain products or put pressure product pricing, which could negatively affect a pharmaceutical manufacturer’s business, results of operations, financial condition and prospects.

Further, on May 30, 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017 (“Right to Try Act”) was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under an FDA expanded access program.

In addition, given recent federal and state government initiatives directed at lowering the total cost of healthcare, Congress and state legislatures will likely continue to focus on healthcare reform, the cost of prescription drugs and biologics and the reform of the Medicare and Medicaid programs. While no one cannot predict the full outcome of any such legislation, it may result in decreased reimbursement for drugs and biologics, which may further exacerbate industry-wide pressure to reduce prescription drug prices. This could harm a pharmaceutical manufacturer’s ability to generate revenue. Increases in importation or re-importation of pharmaceutical products from foreign countries into the United States could put competitive pressure on a pharmaceutical manufacturer’s ability to profitably price products, which, in turn, could adversely affect business, results of operations, financial condition and prospects. A pharmaceutical manufacturer might elect not to seek approval for or market products in foreign jurisdictions in order to minimize the risk of re-importation, which could also reduce the revenue generated from product sales. It is also possible that other legislative proposals having similar effects will be adopted.

Furthermore, regulatory authorities’ assessment of the data and results required to demonstrate safety and efficacy can change over time and can be affected by many factors, such as the emergence of new information, including on other products, changing policies and agency funding, staffing and leadership. No one can be sure whether future changes to the regulatory environment will be favorable or unfavorable to business prospects. For example, average review times at the FDA for marketing approval applications can be affected by a variety of factors, including budget and funding levels and statutory, regulatory and policy changes.

Regulation in the European Union

The EU, for example, there is a centralized approval procedure that authorizes marketing of a product in all countries of the EU, which includes most major countries in Europe. If this procedure is not used, approval in one country of the European Union can be used to obtain approval in another country of the EU under two simplified application processes, the mutual recognition procedure or the decentralized procedure, both of which rely on the principle of mutual recognition. After receiving regulatory approval through any of the European registration procedures, pricing and reimbursement approvals are also required in most countries.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances and biological materials. We may incur significant costs to comply with such laws and regulations now or in the future.

Reimbursement

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process that can require the provision of supporting scientific, clinical and cost effectiveness data for the use of drug or biologic products to the payor. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or similar regulatory authorities outside of the United States. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers operating costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the U.S.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies, but also have their own methods and approval process from Medicare coverage and reimbursement determinations. It is difficult to predict what third party payors will decide with respect to coverage and reimbursement for new drug and biologic product candidates. An inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products could have a material adverse effect on a pharmaceutical manufacturer’s operating results, ability to raise capital needed to commercialize products and overall financial condition.

Reimbursement may impact the demand for, and/or the price of, any product which obtains marketing approval. Even if coverage is obtained for a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with those medications. Patients are unlikely to use products unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the cost of the products. Therefore, coverage and adequate reimbursement is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

The U.S. government, state legislatures and foreign governmental entities have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and coverage and requirements for substitution of generic products for branded prescription drugs. Adoption of government controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could exclude or limit our products from coverage and limit payments for pharmaceuticals.

In addition, it is expected that the increased emphasis on managed care and cost containment measures in the United States by third-party payors and government authorities will continue and place further pressure on pharmaceutical pricing and coverage. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more drug products that gain regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Employees

As of May 31, 2019, CBM had 1 full-time employee, 0 part-time employees and 2 consultants.

CBM’s corporate headquarters are located in Kirkland, Washington.

Legal Proceedings

CBM is not currently a party to any legal proceedings. From time to time, CBM may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on CBM because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Dividends

CBM has never paid or declared any cash dividends on its common stock, and CBM does not anticipate paying any cash dividends on its common stock prior to the acquisition.

SPHERIX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this proxy statement. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Overview

We are a technology development company committed to the fostering of innovative ideas. Spherix Incorporated was formed in 1967 as a scientific research company and for much of our history pursued drug development including through Phase III clinical studies which were largely discontinued in 2012. In 2012 and 2013, we shifted our focus to being a firm that owns, develops, acquires and monetizes intellectual property assets. Such monetization included, but was not limited to, acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, commercializing the IP, or through the settlement and litigation of patents.

Our activities generally include the acquisition and development of patents through internal or external research and development. In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad. We may alone, or in conjunction with others, develop products and processes associated with technology development and monetizing related intellectual property.

Since March 1, 2013, the Company has received limited funds from its IP monetization. In addition to our patent monetization efforts, since the fourth quarter of 2017, we have been transitioning to a technology development company. The Company made no investments in new IP during 2017 and 2018 and started the transition with its investment in Hoth Therapeutics, Inc. during the 3rd quarter of 2017, and with its agreement with DatChat, Inc. (“DatChat”) in March 2018 (which was subsequently terminated in August 2018).

Pursuant to a Share Purchase Agreement, dated as of May 15, 2019, the Company agreed to purchase: (i) 50,000 shares of CBM BioPharma, Inc. and (ii) certain securities and uncertificated rights of DatChat from an existing shareholder of CBM and DatChat for an aggregate purchase price of $350,000. The investment represents a 20% interest in CBM, and the securities and rights of DatChat that were purchased include: (a) a senior convertible note issued by DatChat with outstanding principal of $300,000, with an initial conversion rate of $0.20 per share (b) a warrant to purchase 2,250,000 shares of DatChat common stock at an initial exercise price of $0.20 per share, (c) an option to acquire an additional $300,000 senior convertible note and a warrant to purchase 1,500,000 shares of DatChat common stock, (d) a contingent option to purchase 500,000 shares of DatChat common stock from an existing DatChat stockholder, and (e) a contingent option to put 200,000 shares of DatChat common stock, subject to certain terms and conditions . The transaction is expected to close within 10 business days of the execution of the agreement.

In October 2018, the Company entered into an agreement and plan of merger, subject to shareholder approval, with CBM BioPharma, Inc. (“CBM”), a pharmaceutical company focusing on the development of cancer treatments, pursuant to which all shares of capital stock of CBM will be converted into the right to receive an aggregate of 3,529,411 shares of the Company’s common stock with CBM continuing as the surviving corporation in the merger.

On February 15, 2019, Hoth announced the pricing of its initial public offering (“IPO) of 1,250,000 shares of its common stock at an initial offering price to the public of $5.60 per share. All shares of common stock were offered by Hoth. In addition, Hoth granted the underwriters a 30-day option to purchase up to an additional 187,500 shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.

Hoth’s common stock commenced trading on The Nasdaq Capital Market, on February 15, 2019 under the ticker symbol “HOTH”.  The IPO closed on February 20, 2019. As of the date of this report, the Company and its affiliates own approximately 19% of Hoth.

On May 15, 2019, the Company restructured the terms of its proposed merger with CBM as agreed to in an Agreement and Plan of Merger dated October 10, 2018 (the “CBM Merger Agreement”) and entered into the Asset Agreement with CBM, whereby the Company purchased CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board (the “Purchase” or “Asset Acquisition”).

In connection with the execution of the Asset Agreement, the CBM Merger Agreement was terminated and any and all termination fees thereunder have been waived.

As consideration for the Purchase, the Company agreed to pay aggregate consideration of $8,000,000 to CBM consisting of (i) the Stock Consideration comprised of (A) the Common Stock Consideration based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of the Company to 9.9% of the Company’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) the Cash Consideration Amount, less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof. The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by the Company of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by the Company, the Company will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration Amount is satisfied in full.

The Company is prohibited from issuing shares of Common Stock under the Asset Agreement which, when aggregated with any other shares of Common Stock of the Company, would exceed 19.99% shares of Common Stock of the Company, unless and until shareholder approval of the issuance of the Common Stock is approved. Upon the execution of the Asset Agreement, the Company and CBM agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, and waived the Termination Fee.

Additionally, at or prior to the closing, the Company, CBM, and the Escrow Agent, shall enter into the Escrow Agreement, pursuant to which the Company shall deposit with the Escrow Agent the Escrow Shares, to be held in the Escrow Account and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

The obligations of the Company and CBM to consummate the transaction are subject to: (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of the Company and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (d) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect having occurred with respect to either the Company or CBM since the date of the Asset Agreement.

The Asset Agreement may be terminated (i) by mutual written consent of the Company and CBM, (ii) by written notice by the Company or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by the Company or CBM if a Governmental Authority (as defined in the Asset Agreement) has issued an Order (as defined in the Asset Agreement) or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of the Company if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is has been an incurable material breach by the Company of any of its representations, warranties, covenants or obligations, or (v) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on the Company following the date of the Asset Agreement.

On May 10, 2019, the Company effected a reverse stock split of its outstanding shares of common stock at a ratio of one-for-4.25 (the “Reverse Stock Split”). The Reverse Stock Split, which was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders held on April 15, 2019, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on May 9, 2019 (the “Certificate of Amendment”). The Reverse Stock Split was effective at 12:01 a.m., Eastern Standard Time, on May 10, 2019 (the “Effective Date”).  Unless the context otherwise requires, all references in this report to shares of our common stock, including prices per share of our common stock, reflect the Reverse Stock Split.

Results of Operations

Three months ended March 31, 2019 compared to three months ended March 31, 2018

During the three months ended March 31, 2019 and 2018, we incurred a loss from operations of approximately $0.7 million and $1.6 million, respectively. The decrease in net loss in the 2019 period was primarily attributed to $0.3 decrease in amortization of patent portfolio, $0.2 million decrease in professional fees, $0.1 million decrease in acquisition costs and $0.2 million decrease in compensation and related expenses.

During the three months ended March 31, 2019, other expenses was approximately $0.4 million as compared to approximately $91,000 of other income for the comparable prior period. The increase of other expenses was primarily attributed to a $0.5 million decrease in change in fair value of warrant liabilities and investments recorded at fair value.

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

For the year ended December 31, 2018 and 2017, revenue was approximately $28,000 and $1.2 million, respectively. The $28,000 for the year ended December 31, 2018 is a settlement from monetization pursuant to agreement with Equitable. The $1.2 million for the year ended December 31, 2017 primarily represents the amortization of deferred revenue related to the two patent license agreements we entered into with RPX Corporation (“RPX”) on November 23, 2015 and May 22, 2016 (the “RPX License Agreements”). The Company has determined that its licenses represent functional intellectual property under Topic 606. Therefore, revenue is recognized at the point in time when the customer has the right to use the intellectual property rather than over the license period. Accordingly, the Company’s deferred revenue related to its licenses was eliminated through a debit in the amount of approximately $3.2 million through the accumulated deficit at the beginning of 2018. The Company will not recognize revenue from the RPX license or the other patents in its portfolio in the future.

For the year ended December 31, 2018 and 2017, we incurred a loss from operations of $6.9 million and $3.8 million, respectively. The increase in net loss was primarily attributed to $2.2 million increase in impairment of intangible assets, $1.2 million decrease in revenue, $0.5 million increase in professional fees and $0.1 million increase in acquisition costs related to the DatChat Merger, and was partially offset by $1.0 million decrease in compensation and related expenses.

For the year ended December 31, 2018 and 2017, other income was approximately $8.6 million and $0.5 million, respectively. The increase in other income was primarily attributed to $7.8 million increase in fair value of our investment in Hoth and $0.9 million increase in change in fair value of warrant liabilities, and was partially offset by $0.6 million decrease in other income.

Liquidity and Capital Resources

We continue to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue. While we continue to implement our business strategy, we intend to finance our activities through:

●	managing current cash and cash equivalents on hand from our past debt and equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future,

●	seeking additional liquidity through credit facilities or other debt arrangements, and

●	increasing revenue from its patent portfolios, license fees and new business ventures.

Our ultimate success is dependent on our ability to obtain additional financing and generate sufficient cash flow to meet our obligations on a timely basis.  Our business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan to support new technologies and help advance innovation. Our working capital amounted to approximately $0.9 million at March 31, 2019 and approximately $1.8 million at December 31, 2018. Absent generation of sufficient revenue from the execution of our long-term business plan, we will need to obtain additional debt or equity financing, especially if we experience downturns in our business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly-traded company or operations.  If we attempt to obtain additional debt or equity financing, we cannot assume that such financing will be available to the Company on favorable terms, or at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern within one year from the date of this filing. The consolidated financial statements have been prepared assuming that we will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Cash Flows from Operating Activities

For the three months ended March 31, 2019 and 2018, net cash used in operations was approximately $0.9 million and $1.1 million, respectively. The cash used in operating activities for the three months ended March 31, 2019 primarily resulted from a net loss of $1.1 million, and partially offset by change in fair value of investment of $0.5 million. The cash used in operating activities for the three months ended March 31, 2018 primarily resulted from a net loss of $1.5 million, and partially offset by amortization expenses of $0.3 million.

For the year ended December 31, 2018 and 2017, net cash used in operations was $2.7 million and $3.3 million, respectively.  The cash used in operating activities for the year ended December 31, 2018 primarily resulted from $8.2 million change in fair value of our investment in Hoth and $0.7 million change in fair value of warrant liabilities, and partially offset by a net income of $1.7 million, impairment of goodwill and intangible assets of $2.2 million and amortization of patent portfolio expenses of $1.4 million. The cash used in operating activities for the year ended December 31, 2017 primarily resulted from a net loss of $3.3 million.

Cash Flows from Investing Activities

For the three months ended March 31, 2019 and 2018, net cash provided by investing activities was approximately $1.3 million and net cash used in investing activities was approximately $1.8 million, respectively. The cash provided by investing activities primarily resulted from our sale of marketable securities for the three months ended March 31, 2019 of $4.4 million, partially offset by our purchase of marketable securities of $2.8 million. The cash used in investing activities primarily resulted from our purchase of marketable securities for the three months ended March 31, 2018 of $5.3 million, partially offset by our sale of marketable securities of $3.6 million.

For the year ended December 31, 2018, net cash used in investing activities was approximately $0.2 million. The cash used in investing activities primarily resulted from our purchase of marketable securities for the year ended December 31, 2018 of $14.3 million, purchase of investment at fair value of $0.9 million, and was partially offset by our sale of marketable securities of $15.1 million. For the year ended December 31, 2017, net cash provided by investing activities was approximately $1.3 million. The cash provided by investing activities primarily resulted from our sale of marketable securities for the year ended December 31, 2017 of $14.2 million, partially offset by our investment in Hoth for $0.7 million and by our purchase of marketable securities of $12.3 million.

Cash Flows from Financing Activities

Cash provided by financing activities for the three months ended March 31, 2019 was $0. Cash provided by financing activities for the three months ended March 31, 2018 was approximately $2.7 million, which related to issuance of common stock.

Net cash provided by financing activities for the year ended December 31, 2018 was approximately $2.7 million, which related to issuance of 522,876 shares of its common stock. Net cash flows provided by financing activities during the year ended December 31, 2017 was $2.1 million, which related to the net proceeds from an underwritten public offering of 294,118 shares of our common stock.

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan. The Company’s working capital amounted to approximately $1.8 million at December 31, 2018. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain additional debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or operations. If the Company attempts to obtain additional debt or equity financing, the Company cannot assume that such financing will be available to the Company on favorable terms, or at all.

We have filed a shelf registration statement on Form S-3 with the SEC. The registration statement, which has been declared effective, was filed in reliance on Instruction I.B.6 of Form S-3, which imposes a limitation on the maximum amount of securities that we may sell pursuant to the registration statement during any twelve-month period. At the time we sell securities pursuant to the registration statement, the amount of securities to be sold plus the amount of any securities we have sold during the prior twelve months in reliance on Instruction I.B.6 may not exceed one-third of the aggregate market value of our outstanding common stock held by non-affiliates as of a day during the 60 days immediately preceding such sale as computed in accordance with Instruction I.B.6. Whether we sell securities under the registration statement will depend on a number of factors, including the market conditions at that time, our cash position at that time and the availability and terms of alternative sources of capital.

In connection with the consummation of the initial public offering of Hoth, the Company entered into a lock-up agreement with Hoth pursuant to which the Company has agreed not to sell any shares of Hoth common stock or common stock equivalents beneficially owned or acquired by Spherix (the “Spherix Securities”) until February 20, 2022, which is the 36 month anniversary of the consummation of Hoth’s initial public offering, provided, however (i) Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an aggregate of 10% of the initially issued Spherix Securities, provided further that the recipients of the Spherix Securities shall not be permitted to resell such Spherix Securities until six months after the date of the Initial Public Offering, (ii) beginning 12 months after the date of Hoth’s initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an additional 10% of the initially issued Spherix Securities, (iii) beginning 24 months after the date of Hoth’s initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, up to an additional 10% of the initially issued Spherix Securities and (iv) beginning 36 months after the date of the Hoth initial public offering, Spherix may offer, sell, contract to sell, hypothecate, pledge, dividend or distribute to its shareholders or otherwise dispose of, directly or indirectly, the Spherix Securities without any restrictions.

Contractual Obligations

None.

THE SPHERIX SPECIAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by Spherix’s board of directors of proxies to be voted at the Spherix Special Meeting, which is to be held on [ ], 2019, beginning at 12:00 p.m., Eastern time, via live audio webcast by visiting Spherix’s virtual meeting website at www.virtualshareholdermeeting.com/SPEX19.

Purpose of the Spherix Special Meeting

At the Spherix Special Meeting, Spherix stockholders will be asked to consider and vote on proposals to:

●	authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock);

●	amend Spherix’s Certificate of Incorporation to decrease the number of authorized shares of Spherix common stock from 100,000,000 to 99,000,000; and

●	approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above.

Spherix Record Date; Stock Entitled to Vote

Pursuant to its amended and restated bylaws, the board of directors has fixed the close of business on [                       ], 2019 as the “record date” for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment or postponements thereof. Holders of Spherix common stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock are entitled to vote at the Special Meeting. As of the record date there were [                       ] shares of Spherix common stock outstanding.

Each share of Spherix common stock is entitled to one vote on each matter properly brought before the Special Meeting. The outstanding Series D Preferred Stock and Series D-1 Preferred Stock are entitled to the following number of votes subject to the beneficial ownership limitations described below:

●	Series D Preferred Stock – 0.1238 votes per preferred share; and

●	Series D-1 Preferred Stock – 01238 votes per preferred share.

Beneficial ownership limitations on Spherix preferred stock prevents the conversion or voting of such preferred stock if the number of shares of common stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of common stock or other voting stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended, and the rules thereunder) more than:

●	4.99% of all the Common Stock outstanding at such time, in the case of Series D Preferred Stock; and

●	9.99% of all the Common Stock outstanding at such time, in the case of Series D-1 Preferred Stock.

The list of all stockholders of record on the record date will be available at the Special Meeting and at Spherix’s executive offices at One Rockefeller Plaza, 11th Floor, New York, New York 10020, (212) 745-1374, for the ten (10) days preceding the Special Meeting.

Quorum

At the Spherix Special Meeting, the presence in person or by proxy of the holders of shares of common stock representing a majority of the votes which could be cast by the holders of all outstanding shares of common stock and preferred stock entitled to vote at the meeting constitutes a quorum at such Special Meeting under the Delaware General Corporate Law (the “DGCL”).

Votes Required for Approval

Proposal	Vote Required	Broker Discretionary Vote Allowed
Authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock)	A majority of the votes cast	No
Approval of the amendment to Spherix’s certificate of incorporation to decrease the authorized common stock from 100,000,000 to 99,000,000	A majority of the shares entitled to vote	Yes
Adjournment of the Special Meeting	A majority of the votes cast	Yes

Q: How do Spherix stockholders vote?

Voting by Spherix Directors and Executive Officers

On the Spherix record date, directors and executive officers of Spherix and their affiliates owned and were entitled to vote 28,989 shares of Spherix common stock, or approximately 1.31% of the total voting power of the shares of Spherix common stock outstanding on that date. Spherix currently expects that its directors and executive officers will vote “FOR” the proposal to authorize the issuance of shares of Spherix common stock, vote “FOR” the proposal to amend the Spherix Certificate of Incorporation to decrease the number of authorized shares of Spherix common stock, and vote “FOR” the proposal to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Voting by Holders of Record

If you own shares of Spherix common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of Spherix common stock. If you fail to vote, the proxies cannot vote your shares of Spherix common stock at the Spherix Special Meeting. If you are an owner of record then you have three voting options:

●	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

●	Telephone. If you hold shares directly in your own name and are the holder record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

●	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

Spherix requests that Spherix stockholders complete and sign the accompanying proxy and return it to Spherix as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of Spherix stock represented by it will be voted at the Spherix Special Meeting in accordance with the instructions contained on the proxy card.

If you are a Spherix stockholder, your broker or other nominee does not have authority to vote on the proposal to issue Spherix common stock pursuant to the Asset Agreement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

The Internet and telephone proxy procedures are designed to authenticate stockholders identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by [       ] p.m., Eastern time, on  [                   , 2019].

Your vote is very important. Whether or not you plan to attend the Special Meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you are a Spherix stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the approval of the proposed charter amendments, this will be a “non-vote” and it will have no effect on the proposal to authorize the issuance of Spherix common stock. If you are a Spherix stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the Spherix stockholder proposals (e.g. the acquisition proposal) other than approval of the proposed charter amendments, it will have no effect on such proposals. Broker non-votes will be counted as present for the purpose of determining a quorum.

Voting of Shares Held in Street Name

If your shares are held in a street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

The proposal to approve the issuance of Spherix common stock to comply with Nasdaq Rule 5635(a) is considered non-routine and therefore brokers cannot use discretionary authority to vote shares on such proposal.  Please submit your vote instruction form so your vote is counted.

Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the Special Meeting. You may do this in one of three ways:

●	by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the Special Meeting;

●	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Special Meeting; or

●	by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card.

Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking Spherix proxies should be addressed to:

Spherix Incorporated

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Attention: Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the Spherix Special Meeting, a Spherix stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that Spherix receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the meeting.

Solicitation of Proxies

Spherix will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Spherix will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Spherix common stock and secure their voting instructions, if necessary. Spherix will reimburse the record holders for their reasonable expenses in taking those actions.

Spherix has also made arrangements with [                     ] to assist in soliciting proxies and in communicating with stockholders and has agreed to pay them a fee of approximately $[                       ] plus reasonable expenses for these services. If necessary, Spherix may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Spherix stockholders, either personally or by telephone, the Internet, facsimile or letter.

Stockholders Sharing an Address

Spherix may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call Spherix at the following address or phone number: One Rockefeller Plaza, 11th Floor, New York, NY 10020, (212) 745-1372.

Other Matters to Come Before the Meeting

The Spherix board of directors is not aware of any business to be acted upon at the Special Meeting other than the proposal discussed herein. Pursuant to the DGCL and the Spherix amended and restated bylaws, only the business described in the notice of the Special Meeting of the stockholders will be conducted at such meeting.

Proposal No. 1—Approval of the Issuance of Our Common Stock Pursuant to Nasdaq Listing Rule 5635(a)

Background

On May 15, 2019, the Company restructured the terms of its proposed merger with CBM and entered into the Asset Agreement with CBM, whereby the Company agreed to purchase CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board (the “Purchase” or “Asset Acquisition”).

In connection with the execution of the Asset Agreement, the CBM Merger Agreement was terminated and any and all termination fees thereunder have been waived.

As consideration for the Purchase, the Company agreed to pay aggregate consideration of $8,000,000 to CBM consisting of (i) the Stock Consideration comprised of (A) the Common Stock Consideration based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of the Company to 9.9% of the Company’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) the Cash Consideration Amount, less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof. The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by the Company of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by the Company, the Company will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration Amount is satisfied in full.

The Company is prohibited from issuing shares of Common Stock under the Asset Agreement which, when aggregated with any other shares of Common Stock of the Company, would exceed 19.99% shares of Common Stock of the Company, unless and until shareholder approval of the issuance of the Common Stock is approved. Upon the execution of the Asset Agreement, the Company and CBM agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, and waived the Termination Fee.

Additionally, at or prior to the closing, the Company, CBM, and the Escrow Agent, shall enter into the Escrow Agreement, pursuant to which the Company shall deposit with the Escrow Agent the Escrow Shares, to be held in the Escrow Account and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

The obligations of the Company and CBM to consummate the transaction are subject to: (i) (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of the Company and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (dii) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect having occurred with respect to either the Company or CBM since the date of the Asset Agreement.

In connection with the Asset Agreement, at Closing, Spherix and CBM shall enter into the Leak-Out Agreement, whereby CBM will agree that during the Restricted Period, neither CBM nor any affiliate of CBM, collectively, shall sell, dispose or otherwise transfer, directly or indirectly, during any calendar month during the Restricted Period, shares acquired pursuant to the Asset Agreement in an amount more than 5% of the issued and outstanding shares of Spherix common stock as of the end of each month immediately preceding any such disposition following the Closing Date. Such restriction shall be subject to certain exceptions, including but not limited to transfers of Stock Consideration to certain permitted transferees. Additionally, so long as the bid price of Spherix common stock is at or above $1.00 (subject to adjustment), CBM and its affiliates may sell shares: (a) at a bona-fide sales price greater than $4.25 (subject to adjustment), provided that sales on the applicable date (excluding sales made pursuant to clause (b) below, if any) do not exceed 20% of the trading volume of Spherix common stock as reported by Bloomberg, LP for such date or (b) at a bona-fide sales price greater than $5.00 (subject to adjustment). Additionally, CBM agrees that in the event that, during the Restricted Period, Spherix engages the services of an investment bank to undertake a registered offering of Spherix’s equity securities, if required by the lead investment bank, CBM shall enter into a reasonable and customary lock-up with such investment bank for a period of at least 30 days but no more than 90 days upon closing of the transaction, provided, that such lock-up shall in no event extend beyond the Restricted Period.

The Asset Agreement may be terminated (i) by mutual written consent of the Company and CBM, (ii) by written notice by the Company or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by the Company or CBM if a Governmental Authority (as defined in the Asset Agreement) has issued an Order (as defined in the Asset Agreement) or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of the Company if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is or has been an incurable material breach by the Company of any of its representations, warranties, covenants or obligations, or (vi) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on the Company following the date of the Asset Agreement. In the event that the Asset Agreement is terminated on or prior to December 31, 2019 (i) by CBM as a result of a material breach by the Company of any of its representations, warranties, covenants or agreements under the Asset Agreement, which such breach is not cured within 20 days after written notice by CBM to the Company, or (ii) by either the Company or CBM in the event that the issuance of the equity portion of the consideration to be paid to CBM by the Company pursuant to the Asset Agreement is not approved by the Company’s stockholders at a duly held special meeting of the Company, the Company will issue to CBM or CBM’s designee the Buyer Termination Fee within two business days of termination, it being understood that in no event will CBM be entitled to the Buyer Termination Fee on more than one occasion.

Series L Preferred Stock

The Stock Consideration is comprised of Common Stock Consideration and Series L Preferred Stock. The terms and conditions of such Series L Preferred Stock are as follows:

Designation and Amount

[                     ] ([                     ]) shares of Series L Preferred Stock constitute the class of preferred.

Dividends

The Series L Preferred Stock is entitled to receive, and the Company will pay, dividends on shares of Series L Preferred Stock equal (on an-converted basis) to and in the same form as dividends actually paid on shares of Common Stock of the Company, when, as and if such dividends are paid on shares of the Common Stock.

Voting Rights

The Series L Preferred Stock shall have no voting rights. However, as long as any shares of the Series L Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series L Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series L Preferred Stock or alter or amend the Series L Preferred Stock Certificate of Designation in the form attached as Annex C to this proxy statement, (b) amend the Company’s Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series L Preferred Stock, (c) increase the number of authorized shares of the Series L Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Optional Conversion

The Series L Preferred Stock is convertible, at any time and from time to time from and after the original issue date at the option of the holder thereof, into that number of shares of Common Stock equal to the number of shares of Preferred Stock subject to conversion (not to exceed 9.9% of the number of shares of Common Stock issued and outstanding immediately prior to the closing of the transactions contemplated by the Asset Agreement).

Share Reserve

So long as shares of Series L Preferred Stock are outstanding, the Company shall reserve and keep available such number of shares of Common Stock to be sufficient to issue the Conversion Shares.

Subsequent Rights Offerings

In the event that the Company issues additional shares of Common Stock and/or any rights, warrants, or other securities exercisable or exchangeable for shares of Common Stock (the “Purchase Rights”), then each holder of Series L Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if the holder held the number of shares of Common Stock acquirable upon complete conversion of its Series L Preferred Stock immediately prior to the date of such Purchase Rights.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series L Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series L Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than forty-five (45) days prior to the payment date stated therein, to each holders of the Series L Preferred Stock.

Reasons for Seeking Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Marketplace Rules. Nasdaq Rule 5635(a) requires that an issuer obtain stockholder approval prior to the issuance of common stock in certain circumstances, including for an issuance of common stock to be issued in connection with the acquisition of stock or assets of another company if such issuance would equal 20% or more of the common stock or voting power of the issuer’s outstanding voting power before the issuance (as determined pursuant to the Nasdaq Rules).

Consequences of Not Approving this Proposal

If the Company does not obtain stockholder approval for this Proposal 1, the Company will be unable to consummate the acquisition contemplated by the Asset Agreement, as stockholder approval is a condition to closing the transactions contemplated by the Asset Agreement. Thus, we will need to seek approval from our stockholders at a future special or annual meeting of stockholders for such issuance.

Consequences of Approving the Proposal

If our stockholders approve this Proposal 1, current stockholders will experience immediate and significant dilution to their current equity ownership in the Company. If this Proposal 1 is approved, the Company will issue shares of common stock to satisfy its obligations pursuant to the Asset Agreement and would reserve shares of common stock underlying the Series L Preferred Stock issuable pursuant to the Asset Agreement.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of common stock.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal and the Company will not independently provide stockholders with any such rights.

Vote Required; Recommendation of the Board of Directors

If a quorum is present, the approval of the issuance of shares pursuant to the Asset Agreement to comply with Nasdaq Rule 5635(a) requires the affirmative vote of a majority of the votes cast.

The Spherix board of directors recommends a vote “FOR” the proposal to approve, pursuant to Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, including shares underlying Series L Preferred Stock, pursuant to the Asset Agreement.

For a more complete description of Spherix’s reasons for the acquisition and the recommendation of the Spherix board of directors, see “The Acquisition—Spherix Board of Directors’ Recommendation” beginning on page 27.

Proposal No. 2—Approval of the Amendment to the Certificate of Incorporation to Decrease the Authorized Common Stock

The Spherix board of directors has approved the proposed decrease in authorized common stock of Spherix from 100,000,000 to 99,000,000 for the primary purpose of reducing tax liability in the State of Delaware, and has determined that it is advisable and in the best interests of its stockholders to amend the certificate of incorporation in the form attached as Annex B to this proxy statement.

As a Delaware corporation, we are required to pay Delaware franchise tax. Delaware franchise tax is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. The greater the difference between the number of shares outstanding and the number of shares authorized, the greater the tax liability. In order to reduce our Delaware franchise tax liability, our Board has determined that it is in our best interest and that of our stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of our common stock from 100,000,000 shares to 99,000,000 shares. Subject to changes in the franchise tax rates by Delaware, we believe this proposed amendment of our amended and restated certificate of incorporation will result in annual Delaware franchise tax savings in the future. Such decrease still maintains an adequate reserve of authorized but unissued shares to save time and money in responding to future events requiring the issuance of additional shares of our common stock, such as private placements or equity offerings. The proposed share decrease will not change the number of shares of common stock outstanding, nor will it have any immediate effect or change to the rights of current holders of the Company’s common stock or their percentage voting or ownership interest of the Company. The share decrease will not change the par value of the common stock or the number of shares of preferred stock that the Company is authorized to issue.

If approved, the proposed amendment to our certificate of incorporation to decrease the authorized shares of common stock will be effective upon filing with the Secretary of State of the State of Delaware. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

If approved, the amendment to the certificate of incorporation will be effective upon the filing of such amendment to the Certificate of Incorporation in the form attached as Annex B with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

Vote Required; Recommendation of the Board of Directors

If a quorum is present, the approval of the amendment to the certificate of incorporation of Spherix to decrease the authorized common stock requires the affirmative vote of a majority of the shares entitled to vote.

The Spherix board of directors recommends a vote “FOR” the proposal to approve the amendment to the certificate of incorporation to decrease the authorized common stock.

Proposal No. 3—Approval to Adjourn the Special Meeting

For this proposal, Spherix is also referred to as “we,” “us,” or “our.”

The Spherix board of directors has determined that the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described herein, is advisable and in the best interests of Spherix and its stockholders and has approved the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described herein.

Vote Required; Recommendation of the Board of Directors

The Special Meeting may be adjourned by the affirmative vote of a majority of the votes cast. Abstentions will have no direct effect on the outcome of this proposal.

The Spherix board of directors recommends a vote “FOR” the proposal to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Management of Spherix

Directors

The following table sets forth the name, age and position of each current director and officer of Spherix.

			Director
Name	Age	Position	Since
Robert J. Vander Zanden (1)(2)(3)	73	Director and Chairman of the Board	2004
Anthony Hayes	51	Chief Executive Officer and Director	2013
Tim S. Ledwick (1)(2)	61	Director	2015
Eric Weisblum (1)(2)(3)	49	Director	2016
Gregory James Blattner (2)(3)	41	Director	2018

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating Committee.

The biographies of our current directors are as follows:

Dr. Robert J. Vander Zanden

Dr. Robert J. Vander Zanden, a Board member since 2004, having served as a Vice President of R&D at Kraft Foods International, brings a long and distinguished career in applied technology, product commercialization, and business knowledge of the food science industry to us. Additionally, Mr. Vander Zanden has specific experience in developing organizations designed to deliver against corporate objectives. Dr. Vander Zanden holds a Ph.D. in Food Science and an M.S. in Inorganic Chemistry from Kansas State University, and a B.S. in Chemistry from the University of Wisconsin - Platteville, where he was named a Distinguished Alumnus in 2002. In his 30-year career, he has been with ITT Continental Baking Company as a Product Development Scientist; with Ralston Purina’s Protein Technology Division as Manager Dietary Foods R&D; with Keebler as Group Director, Product and Process Development (with responsibility for all corporate R&D and quality); with Group Gamesa, a Frito-Lay Company, as Vice President, Technology; and with Nabisco as Vice President of R&D for their International Division. With the acquisition of Nabisco by Kraft Foods, he became the Vice President of R&D for Kraft’s Latin American Division. Dr. Vander Zanden retired from Kraft Foods in 2004. He currently holds the title of Adjunct Professor and Lecturer in the Department of Food, Nutrition and Packaging Sciences at Clemson University, where he also is a member of their Industry Advisory Board. His focus on achieving product and process innovation through training, team building and creating positive working environments has resulted in his being recognized with many awards for product and packaging innovation. Mr. Vander Zanden executive experience provides him with valuable business expertise, which the Board believes qualifies him to serve as a director of the Company.

Anthony Hayes

Mr. Anthony Hayes, a director and Chief Executive Officer since 2013, has served as the Chief Executive Officer of North South since March 2013 and since June 2013, as a consultant to our Company. Mr. Hayes was the fund manager of JaNSOME IP Management LLC and JaNSOME Patent Fund LP from August 2012 to August 2013, both of which he co-founded. Mr. Hayes was the founder and Managing Member of Atwater Partners of Texas LLC from March 2010 to August 2012 and a partner at Nelson Mullins Riley & Scarborough LLP from May 1999 to March 2010. Mr. Hayes received his Juris Doctorate from Tulane University School of Law and his B.A. in economics from Mary Washington College. The Board believes Mr. Hayes is qualified to serve as a director of the Company based on his expansive knowledge of, and experience in, the patent monetization sector, as well as because of his intimate knowledge of the Company through his service as Chief Executive Officer. On March 10, 2017, as a result of Mr. Frank Reiner’s resignation as Chief Financial Officer, Mr. Hayes began serving as the Company’s Principal Accounting Officer.

Tim S. Ledwick

Mr. Tim S. Ledwick, who joined as a director in 2015, is currently the Chief Financial Officer of Management Health Solutions, a private equity-backed company that provides software solutions and services to hospitals focused on reducing costs through superior inventory management practices. In addition, since 2012 he has served on the board and as Chair of the Audit Committee of Telkonet, Inc. (TKOI) a smart energy management technology company. From 2007 to 2011, Mr. Ledwick provided CFO consulting services to AdvantageResourcing (former Advantage Human Resourcing, Inc.) a $150 million services firm and, in addition, from 2007-2008 also acted as special advisor to The Dellacorte Group, a middle market financial advisory firm focused on transactions between $100 million and $1 billion. From 2002 through 2006, Tim was a member of the Board of Directors and Executive Vice President-CFO of Dictaphone Corporation playing a lead role in developing a business plan which revitalized the company, resulting in the successful sale of the firm and delivering a seven times return to shareholders. From 2001-2002, Mr. Ledwick was brought on as CFO to lead the restructuring efforts of Lernout & Hauspie Speech Products, a Belgium-based NASDAQ listed speech technology company, whose market cap had at one point reached a high of $9 billion. From 1999 through 2001, he was CFO of Cross Media Marketing Corp, an $80 million public company headquartered in New York City, playing a lead role in the firm’s acquisition activity, tax analysis and capital raising. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and received his B.B.A. in accounting from The George Washington University and his M.S. in Finance from Fairfield University. The Board believes that Mr. Ledwick’s executive experience and financial expertise qualifies him to serve as a director of the Company.

Eric Weisblum

Mr. Eric Weisblum, who joined as a director in 2016, is currently the Chief Executive Officer and a director of Point Capital Inc. (OTC:PTCI), where he has been employed since 2013 and prior to that was President of Sableridge Capital for five years. In addition to being an active investor in both public and private companies, Mr. Weisblum provides managerial assistance and guidance to help companies execute on their business strategy. Mr. Weisblum has reviewed, invested and worked with numerous public and private companies, and he has overseen the execution of M&A strategy in the micro-cap and small cap markets. Mr. Weisblum also co-founded Whalehaven, a hedge fund that has invested in over 100 public companies to date. Prior to Whalehaven, Mr. Weisblum was employed by M.H. Meyerson & Co. Inc., a full-service financial and investment-banking firm, with individual and institutional accounts. At M.H. Meyerson, Mr. Weisblum traded equities on behalf of numerous established funds, and originated, structured, and placed structured financing transactions. As a result, Mr. Weisblum brings with him nearly 20 years of experience in structuring and trading financial instruments. Mr. Weisblum holds a B.A. from the University of Hartford’s Barney School of Business. The Company believes Mr. Weisblum’s extensive experience with corporate and M&A strategy make him a qualified appointee as director.

Gregory James Blattner

Mr. Gregory James Blatter, who joined as a director in 2018, has nearly five years of experience in the alternative investment technology industry. Since January 2014, he has served as the Director of Business Development at Agio, a progressive managed information technology and cybersecurity services provider, where he is responsible for sales and account management of enterprise accounts. Prior to Agio, from May 2013 to December 2013, Mr. Blattner was a business development manager for the Eikon platform at Thomson Reuters. From 2010 to 2013, Mr. Blattner was a sales manager at American Express for its foreign exchange business. From 2005 to 2009, Mr. Blattner held various positions at JPMorgan, first in the operational risk management arm of the investment bank and later in Foreign Exchange product sales for its treasury services business. From 2000 to 2004, Mr. Blattner was an Associate at Morgan Stanley’s corporate treasury funding desk. He earned a bachelor’s degree from Iona College. The Company believes Mr. Blattner’s extensive experience in technology and operations solutions make him a qualified appointee as director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and anyone who beneficially owns ten percent (10%) or more of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Anyone required to file such reports also need to provide us with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received during or with respect to 2018 and (ii) certain written representations of our officers and directors, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2018 were filed in a timely manner.

Code of Ethics

We have adopted a Code of Ethics, which is available on our website at www.spherix.com.

Audit Committee

We have a standing Audit Committee. The Audit Committee members are Mr. Ledwick, Chair, Dr. Vander Zanden and Mr. Weisblum. The Committee has authority to review our financial records, deal with our independent auditors, recommend financial reporting policies to the Board, and investigate all aspects of our business. The Audit Committee Charter is available for your review on our website at www.spherix.com. Each member of the Audit Committee satisfies the independence requirements and other criteria established by NASDAQ and the SEC applicable to audit committee members. The Board has determined that Mr. Ledwick meets the requirements of an audit committee financial expert as defined in the SEC and NASDAQ rules.

Compensation Committee

The Compensation Committee oversees the compensation for our executive officers and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its current members Dr. Vander Zanden, Mr. Blattner, Mr. Weisblum (Chairman), and Mr. Ledwick. The Compensation Committee Charter is available on our website at www.spherix.com.

Nominating Committee

The Nominating Committee presents and recommends to the Board, for approval by the Board, the proposed Board of Directors for election by the stockholders. Its members are Mr. Weisblum, Dr. Vander Zanden and Mr. Blattner (Chairman). The Nominating Committee Charter is available on our website at www.spherix.com. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Nominating Committee identifies candidates by first evaluating current members of the Board who are willing to continue in service. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate(s).

Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, attributes pertinent to Company business, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its stockholders which are received prior to any annual meeting of stockholders, including confirmation of the candidate’s consent to serve as a director.

Stockholder Communications with the Board of Directors

As a stockholder of Spherix, you may communicate in writing at any time with the entire board of directors or any individual director (addressed to “Board of Directors” or to a named director), c/o Spherix Incorporated, Attention: Hayley Behrmann, One Rockefeller Plaza, 11th Fl., New York, NY 10020, or via e-mail at info@spherix.com. All appropriate communications will be promptly relayed to the appropriate Directors. Our administrator will coordinate all responses.

EXECUTIVE COMPENSATION

The following Summary of Compensation table sets forth the compensation paid by our Company during the two years ended December 31, 2018, to all Executive Officers earning in excess of $100,000 during any such year.

Summary of Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Hayes, Chief Executive Officer, Director,	2018	349,010	(3)	—	—	—	—	—	349,010
Principal Accounting Officer and Principal Financial Officer (2)	2017	349,430	490,000	88,499	3,045	—	—	—	930,974
Frank Reiner, Interim Chief Financial Officer (until March 10, 2017) (4)	2017	53,817	—	—	—	—	—	289,504	343,321

(1)	Awards pursuant to the Spherix Incorporated 2013 Incentive Compensation Plan and 2014 Plan.

(2)	On March 14, 2017, 8,464 restricted stock units (“RSUs”) were delivered to Anthony Hayes. 5,480 shares of common stock were withheld (at the closing price of the Company’s common stock on the NASDAQ Capital Market on March 14, 2017) to satisfy the tax obligation relating to the vesting of the RSUs.

(3)	Amount of 2018 bonus is not calculable as of the date of this report.

(4)	All stock options to Mr. Reiner were granted in accordance with ASC Topic 718. On March 10, 2017, Mr. Reiner and the Company entered into a separation agreement and general release, pursuant to which Mr. Reiner received payments due to him under the terms of his employment agreement as well as a lump sum payment of $18,504 in lieu of his right to continue health insurance coverage under the Company’s group health plan.

Narrative Disclosure to Summary Compensation Table

Executive Officer Agreements

On April 1, 2016, we entered into an employment agreement with Mr. Anthony Hayes pursuant to which Mr. Hayes serves as the Chief Executive Officer for a period of one year, subject to renewal. In consideration for his employment, we agreed to pay Mr. Hayes a base salary of $350,000 per annum. Mr. Hayes will be entitled to receive an annual bonus in an amount equal to up to 100% of his base salary if we meet or exceed certain criteria adopted by our Compensation Committee. We further agreed to grant executive restricted stock units, pursuant to the Corporation’s 2014 Equity Incentive Plan, with respect to 27,886 shares of the Company’s common stock. One-half of the grant was to vest if as of December 31, 2016, the Corporation has pro-forma cash of at least five million dollars ($5,000,000) (cash plus any cash used for a Board-approved extraordinary acquisition or transaction reconstituting the Company’s core operations, less accrued bonuses) and one-half shall vest upon the Company meeting certain agreed upon criteria. As of December 31, 2016, 13,943 restricted stock units were vested and 13,943 restricted stock units were forfeited.

On October 19, 2017, the Company entered into an amendment to the employment agreement of Mr. Hayes, pursuant to which, effective January 1, 2017, Mr. Hayes was entitled to receive an annual cash bonus in an amount equal to up to $250,000 if the Company meets or exceeds certain criteria adopted by the Compensation Committee of the Company’s Board of Directors. In addition, Mr. Hayes was awarded a restricted stock unit grant for 7,059 shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan. Such grant shall vest in installments, in tandem with the satisfaction of the same criteria to which the cash bonus is subject. If all criteria are met, 100% of the grant of restricted stock units shall vest upon the determination of the Compensation Committee, which in any event shall not be later than March 15, 2018. All other terms of Mr. Hayes’ employment agreement, effective as of April 1, 2016, remain in full force and effect.

Potential Payment upon Termination or Change in Control

Under the April 1, 2016 employment agreement with Mr. Hayes, we have agreed to, in the event of termination by us without “cause” or pursuant to a change in control, grant Mr. Hayes, in addition to reimbursement of any documented, unreimbursed expenses incurred prior to such date, (i) any unpaid compensation and vacation pay accrued during the term of the Employment Agreement, and any other benefits accrued to him under any of our benefit plans outstanding at such time, (ii) twelve (12) months base salary at the then current rate to be paid in a single lump sum within thirty (30) days of Mr. Hayes’ termination, (iii) continuation for a period of twelve (12) months of any benefits as extended to our executive officers from time to time, including but not limited to group health care coverage and (iv) payment on a pro rata basis of any annual bonus or other payments earned in connection with any bonus plans to which Mr. Hayes was a participant as of the date of termination. In addition, any options or restricted stock shall be immediately vested upon termination of Mr. Hayes’s employment without “cause” or pursuant to a change in control.

Under the March 14, 2014 employment agreement with Mr. Frank Reiner, in the event of a termination or non-renewal of his employment without “cause” or pursuant to the consummation of a change in control, we have agreed to grant Mr. Reiner in addition to reimbursement of any documented, unreimbursed expenses incurred prior to such date, (i) any unpaid compensation and vacation pay accrued during two years commencing on March 14, 2014 or any then applicable extension of the term of Mr. Reiner’s employment, and any other benefits accrued to him under any of our benefit plans outstanding at such time, (ii) twelve (12) months’ base salary at the then current rate to be paid in a single lump sum within sixty (60) days of Mr. Reiner’s termination, (iii) continuation for a period of twelve (12) months of any benefits as extended to our executive officers from time to time and (iv) payment on a pro rata basis of any annual bonus or other payments earned in connection with any bonus plans to which Mr. Reiner was a participant as of the date of termination. In addition, any options or restricted stock shall be immediately vested upon termination or non-renewal of Mr. Reiner’s employment without “cause” or pursuant to a change in control. In March 2017, Mr. Reiner and the Company agreed not to renew Mr. Reiner’s employment agreement and Mr. Reiner received his non-renewal compensation. On March 10, 2017, Mr. Reiner and the Company entered into a separation agreement and general release, pursuant to which Mr. Reiner received payments due to him under the terms of his employment agreement as well as a lump sum payment of $18,504 in lieu of his right to continue health insurance coverage under the Company’s group health plan.

Outstanding Equity Awards at December 31, 2018

	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option	Option
Name	Options (#) Exercisable	Options (#) Unexercisable	Exercise Price ($)	Expiration Date
Anthony Hayes	9,290	-	$571.71	4/1/2023
	3,096	-	$230.95	4/3/2019
	1,239	-	$144.54	7/15/2019
	930	-	$8.42	5/2/2021
	930	-	$4.34	5/30/2022

Director Compensation

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2018.

	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)
Eric Weisblum (2)	60,000	26,600	57,613	—	—	—	144,213
Robert J. Vander Zanden (3)	60,000	26,600	57,613	—	—	—	144,213
Tim Ledwick (4)	60,000	26,600	57,613	—	—	—	144,213
Gregory Blattner (5)	39,561	—	45,649	—	—	—	85,210

(1)	All stock options were granted in accordance with ASC Topic 718.

(2)	Mr. Weisblum was paid $60,000 in cash compensation for his service as a director in 2018. In addition, in February 2018, Mr. Weisblum was granted options to purchase 11,765 shares of Common Stock, with a term of ten years and an exercise price of $6.38, vesting with 50% vesting immediately and the remaining 50% vesting on the six months anniversary of the date of issue.

(3)	Mr. Vander Zanden was paid $60,000 in cash compensation for his service as a director in 2018. In addition, in February 2018, Mr. Vander Zanden was granted options to purchase 11,765 shares of Common Stock, with a term of ten years and an exercise price of $6.38, vesting with 50% vesting immediately and the remaining 50% vesting on the six months anniversary of the date of issue.

(4)	Mr. Ledwick was paid $60,000 in cash compensation for his service as a director in 2018. In addition, in February 2018, Mr. Ledwick was granted options to purchase 11,765 shares of Common Stock, with a term of five years and an exercise price of $6.38, vesting with 50% vesting immediately and the remaining 50% vesting on the six months anniversary of the date of issue.

(5)	Mr. Blattner was paid $39,561 in cash compensation for his service as a director in 2018. In addition, in May 2018, Mr. Blattner was granted options to purchase 11,765 shares of Common Stock, with a term of five years and an exercise price of $4.42, vesting with 50% vesting immediately and the remaining 50% vesting on the one year anniversary of the date of issue.

Non-employee directors received the following annual compensation for service as a member of the Board for the fiscal year ended December 31, 2018:

Annual Retainer	$60,000	To be paid in cash in four equal quarterly installments.
Stock Options	50,000	Options to acquire shares of our Common Stock, pursuant to and subject to the available number of shares under the 2014 Plan, to be granted on the date of our Special Meeting. The options will have an exercise price equal to the closing price on the trading day immediately preceding the date of issuance and be exercisable for a period of ten (10) years with 50% vesting immediately on the date of issue and the remaining 50% vesting on the six month anniversary date of the issue so long as the optionee has not been removed as a director of Spherix for cause.
Additional Retainer	$5,000	To be paid to the Chairman of the Board upon election annually.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)) (2)
Equity compensation plans approved by security holder	124,381	$209.22	12,585
Equity compensation plans not approved by security holder	-	-	-
	124,381		12,585

(1)	Consists of options to acquire 24,840 shares of our common stock under the 2013 Equity Incentive Plan and 99,541 under the 2014 Equity Incentive Plan.

(2)	Consists of shares of Common Stock available for future issuance under our equity incentive plans.

Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management

The following tables set forth certain information concerning the number of shares of our Common Stock owned beneficially as of [______, 2019] by (i) our officers and directors as a group and (ii) each person (including any group) known to us to own more than 5% of our Common Stock. As of [______, 2019] there were 2,205,819 shares of Common Stock outstanding, 4,725 shares of Series D Preferred Stock outstanding and 834 shares of Series D-1 Preferred Stock Outstanding. Unless otherwise indicated, it is our understanding and belief that the stockholders listed possess sole voting and investment power with respect to the shares shown.

	Common Stock Beneficially Owned(2)			Series D Preferred Stock(2)		Series D-1 Preferred Stock(2)
Name of Beneficial Owner(1)	Shares		Percentage	Shares	Percentage	Shares	Percentage

Robert J. Vander Zanden	22,905	(3)	1.13%	—	—	—	—
Anthony Hayes	24,669	(4)	1.22%	—	—	—	—
Tim S. Ledwick	21,614	(5)	1.08%	—	—	—	—
Eric Weisblum	18,332	(6)	*	—	—	—	—
Gregory James Blattner	11,766	(7)	*
All Directors and Officers as a Group (5 persons)			4.76%	—	—	—	—

Stockholders
Daniel W. Armstrong 611 Loch Chalet Ct Arlington, TX 76012-3470	—		—	1,350	28.57%	—	—

R. Douglas Armstrong 570 Ocean Dr. Apt 201 Juno Beach, FL 33408-1953	—		—	450	9.52%	—	—

Thomas Curtis 4280 10 Oaks Road Dayton, MD 21036-1124	—		—	900	19.05%	—	—

Francis Howard 376 Victoria Place London, SW1 V1AA United Kingdom	—		—	900	19.05%	—	—

Charles Strogen 6 Winona Ln Sea Ranch Lakes, FL 33308-2913	—		—	1,125	23.81%	—	—

Chai Lifeline Inc. 151 West 30th Street, Fl 3 New York, NY 10001-4027	—		—	—	—	834	100%

*	Less than 1% of the outstanding shares of the Company Common Stock.

(1) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) Based on 2,205,819 shares of our Common Stock outstanding as of [______, 2019] and takes into account the beneficial ownership limitations governing the Series D Preferred Stock and Series D-1 Preferred Stock. Beneficial ownership limitations on our Series D Preferred Stock prevent the conversion or voting of the stock if the number of shares of Common Stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of Common Stock owned by the same holder at the time, the number of shares of Common Stock which would result in such holder beneficially owning more than 4.99% of all of the Common Stock outstanding at such time, subject to an increase in such limitation up to 9.99% of the issued and outstanding Common Stock on 61 days’ written notice to us. Beneficial ownership limitations on our Series D-1 Preferred Stock prevent the conversion or voting of the stock if the number of shares of Common Stock to be issued pursuant to such conversion or to be voted would exceed, when aggregated with all other shares of Common Stock owned by the same holder at the time, the number of shares of Common Stock which would result in such holder beneficially owning more than 9.99% of all of the Common Stock outstanding at such time.

(3) Includes 4,944 shares of Common Stock, 17,961 options for purchase of Common Stock exercisable as of [______, 2019].

(4) Includes 12,280 shares of Common Stock, and 12,389 options for purchase of Common Stock exercisable as of [______, 2019].

(5) Includes 7,059 shares of Common Stock, 14,555 options for purchase of Common Stock exercisable as of [______, 2019].

(6) Includes 4,706 shares of Common Stock, 13,626 options for purchase of Common Stock exercisable as of [______, 2019].

(7) Includes 11,766 options for purchase of Common Stock exercisable as of [______, 2019].

Effective January 1, 2013, and as amended and restated on June 9, 2017, the Company and Equity Stock Transfer, LLC entered into a Rights Agreement, which was subsequently assigned to Transfer Online Inc. as Rights Agent on June 20, 2016. The Rights Agreement provides each stockholder of record a dividend distribution of one “right” for each outstanding share of Common Stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of our Common Stock, or (2) the commencement of a tender offer which would result in an offer or beneficially owning 10% or more of our outstanding Common Stock. All rights held by an acquirer or offer or expire on the announced acquisition date, and all rights expire at the close of business on December 31, 2020, subject to further extension. Each right entitles a stockholder to acquire, at a price of $7.46 per one nineteen-hundredths of a share of our Series A Preferred Stock, subject to adjustments, which carries voting and dividend rights similar to one share of our Common Stock. Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of our Common Stock at a price per share equal to one-half of the average market price for a specified period. In lieu of the stated purchase price, a right holder may elect to acquire one-half of the Common Stock available under the second option. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement. At the discretion of a majority of the Board of Directors and within a specified time period, we may redeem all of the rights at a price of $0.001 per right. The Board may also amend any provisions of the Agreement prior to exercise.

Certain Relationships and Related Transactions, Director Independence

The current Board of Directors consists of Mr. Tim S. Ledwick, Mr. Anthony Hayes, Dr. Robert J. Vander Zanden, Mr. Eric Weisblum and Mr. Gregory James Blattner. The Board of Directors has determined that Dr. Vander Zanden, Mr. Ledwick, Mr. Weisblum and Mr. Blattner are independent directors within the meaning of the applicable NASDAQ rules. Our Audit, Compensation, and Nominating Committees consist solely of independent directors.

On June 30, 2015, our Board of Directors appointed Frank Reiner as Interim Chief Financial Officer. Pursuant to Mr. Reiner’s employment agreement with the Company, dated as of March 14, 2014, as amended, the term of Mr. Reiner’s employment was one year and automatically extended for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Mr. Reiner or us. Mr. Reiner’s base salary under his employment agreement was $235,000 per year, but in connection with being named Interim Chief Financial Officer, the Board of Directors authorized an amendment to Mr. Reiner’s employment agreement to increase Mr. Reiner’s base salary to $271,000. On March 10, 2017, Mr. Reiner and the Company entered into a separation agreement and general release, pursuant to which Mr. Reiner received payments due to him under the terms of his employment agreement as well as a lump sum payment of $18,504 in lieu of his right to continue health insurance coverage under the Company’s group health plan.

We have not adopted written policies and procedures specifically for related person transactions. Our Board of Directors is responsible to approve all related party transactions, and approved each of the transactions set forth above.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019.

DESCRIPTION OF CAPITAL STOCK OF SPHERIX

We have summarized below the material terms of Spherix’s common stock to be issued upon consummation of the acquisition. This summary is qualified in its entirety by reference to Delaware law, the Spherix certificate of incorporation and the bylaws, which we encourage you to read. For greater detail on the provisions that may be important to you, please read the Spherix amended and restated certificate of incorporation, as well as its amendments, and the amended and restated bylaws of Spherix, filed as Exhibits 3.1, 3.2, 3.4 and 3.3 respectively, to Spherix’s Annual Report on Form 10-K filed with the SEC on March 12, 2019.

General

The following description of common stock summarizes the material terms and provisions of the common stock and is not complete. For the complete terms of our common stock, please refer to our Amended and Restated Certificate of Incorporation, which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law (“DCGL”) may also affect the terms of these securities.

On April 24, 2014, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was previously approved by our stockholders at our annual meeting held on February 6, 2014.

The Amended and Restated Certificate of Incorporation, among other things, increases our authorized number of shares of common stock to 200,000,000 shares from 50,000,000 shares. The Amended and Restated Certificate of Incorporation also requires us to indemnify our directors, officer and agents and advance expenses to such persons to the fullest extent permitted by Delaware law.

Additionally, on April 22, 2014, we filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating our Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and returning them to authorized but undesignated shares of our preferred stock. In addition, on January 1, 2013, we filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating our Series A Preferred Stock and returning them to authorized but undesignated shares of our preferred stock.

Amended and Restated Certificate of Incorporation

On March 4, 2016, the Company implemented a reverse stock split with a ratio of 1-for-19. The par value and other terms of the common stock were not affected by the reverse stock split. In addition, the amendment to the Company’s certificate of incorporation that effected the reverse stock split simultaneously reduced the number of authorized shares of common stock from 200,000,000 to 100,000,000.

On May 10, 2019, the Company effected a reverse stock split of its outstanding shares of common stock at a ratio of one-for-4.25 (the “Reverse Stock Split”). The Reverse Stock Split, which was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders held on April 15, 2019, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on May 9, 2019 (the “Certificate of Amendment”). The Reverse Stock Split was effective at 12:01 a.m., Eastern Standard Time, on May 10, 2019 (the “Effective Date”). Unless the context otherwise requires, all references in this report to shares of the Company’s common stock, including prices per share of its common stock, reflect the Reverse Stock Split. Fractional shares were not issued, and the final number of shares were rounded up to the next whole share.

Common Stock

Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends. We presently intend to retain any earnings to fund the development of our business. Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

In the event of the liquidation, dissolution, or winding up of the Company, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders. There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this proxy statement.

All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are not liable for further calls or assessments.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes 50,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.

One of the effects of the preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving certain fundamental changes in the rights of holders of that series of preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

The Company had designated separate series of its capital stock as of December 31, 2018 and December 31, 2017 as summarized below:

	Number of Shares Issued
	and Outstanding as of
	December 31, 2018	December 31, 2017	Par Value	Conversion Ratio
Series “D”	4,725	4,725	0.0001	0.53:1
Series “D-1”	834	834	0.0001	0.53:1

Series D Convertible Preferred Stock

In connection with the acquisition of North South’s patent portfolio in September 2013, the Company issued 1,379,685 shares of its Series D Convertible Preferred Stock (“Series D Preferred Stock”) to the stockholders of North South. Each share of Series D Preferred Stock has a stated value of $0.0001 per share and is convertible into ten-nineteenths of a share of Common Stock. Upon the liquidation, dissolution or winding up of the Company’s business, each holder of Series D Preferred Stock shall be entitled to receive, for each share of Series D Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of Common Stock on an “as converted” basis. Each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to its stockholders and shall be entitled to such number of votes equal to the number of shares of Common Stock such shares of Series D Preferred Stock are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation and the conversion limitations described below. At no time may shares of Series D Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of issued and outstanding Common Stock, subject to an increase in such limitation up to 9.99% of the issued and outstanding Common Stock on 61 days’ written notice to the Company. The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.

As of December 31, 2018 and 2017, 4,725 shares of Series D Preferred Stock remained issued and outstanding.

Series D-1 Convertible Preferred Stock

The Company’s Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”) was established on November 22, 2013. Each share of Series D-1 Preferred Stock has a stated value of $0.0001 per share and is convertible into ten- nineteenths of a share of Common Stock. Upon the liquidation, dissolution or winding up of the Company’s business, each holder of Series D-1 Preferred Stock shall be entitled to receive, for each share of Series D-1 Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of Common Stock on an “as converted” basis. Each holder of Series D-1 Preferred Stock shall be entitled to vote on all matters submitted to the Company’s stockholders and shall be entitled to such number of votes equal to the number of shares of Common Stock such shares of Series D-1 Preferred Stock are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation. At no time may shares of Series D-1 Preferred Stock be converted if such conversion would cause the holder to hold in excess of 9.99% of issued and outstanding Common Stock. The conversion ratio of the Series D-1 Preferred Stock is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company commenced an exchange with holders of Series D Convertible Preferred Stock pursuant to which the holders of the Company’s outstanding shares of Series D Preferred Stock acquired in the merger could exchange such shares for shares of the Company’s Series D-1 Preferred Stock on a one-for-one basis.

As of December 31, 2018 and 2017, 834 shares of Series D-1 Preferred Stock remained issued and outstanding.

INDEPENDENT REGISTERED ACCOUNTING FIRM

The consolidated financial statements of Spherix for the years ended December 31, 2018 and 2017, which are included with this proxy statement has been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURE SPHERIX STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals Relating to Matters Other than Nominations for and Elections of Directors to Be Brought Before the 2020 Annual Meeting of Stockholders. To be timely for our 2020 annual meeting of stockholders, any written notice of a proposal of a stockholder matter (other than a nomination of a director candidate) must be delivered to and received at our principal executive offices at the address above no later than February 15, 2020 nor earlier than January 16, 2020. If, however, our annual meeting of stockholders is called for a date which is not within thirty days before or after April 15, 2020, any such written notice of a proposal of a stockholder matter must be received by the Board not more than five days after the earliest date we have (w) mailed notice to our stockholders that an annual meeting of stockholders will be held (x) issued a press release, (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of stockholders will be held. To be valid, the written notice of a proposal of a stockholder matter must contain information regarding such stockholder matter equivalent to the information that would be required under the SEC’s proxy solicitation rules, and also must include the class and number of our shares which are beneficially held by such stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interest in our shares, whether economic or otherwise, including derivatives and hedges.

Requirements for Director Nominations by Stockholders to Be Brought Before the 2020 Annual Meeting of Stockholders. To be timely for our 2020 Annual Meeting of stockholders, your written proposal of nomination of persons for election to our Board must be delivered to and received at our principal executive offices at the address above no later than February 15, 2020 nor earlier than January 16, 2020. If, however, our annual meeting of stockholders is called for a date which is not within thirty days before or after April 15, 2020, any such written proposal of nomination must be received by the Board not more than five days after the earliest date we have (w) mailed notice to our stockholders that an annual meeting of stockholders will be held (x) issued a press release, (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of stockholders will be held. To be valid, the written proposal of nomination must contain the applicable information set forth in our Amended and Restated ByLaws.

Stockholder Proposals Intended for Inclusion in the Proxy Materials for the 2020 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations set forth in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Eligible stockholders interested in submitting a proposal intended for inclusion in the Proxy Materials for the 2020 Annual Meeting must have given timely notice thereof in writing to our administrator at our principal executive offices within the time frames set forth above, provided however, that a proposal submitted by a stockholder for inclusion in our proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to our Amended and Restated ByLaws. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

WHERE YOU CAN FIND MORE INFORMATION

Spherix files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any of this on the SEC’s Internet website that contains reports, proxy and information statements and other information regarding issuers, including Spherix, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

This proxy statement will be mailed to stockholders of Spherix as of record dates to be established for voting on the acquisition. Spherix stockholders will also be able to obtain a copy of the proxy statement, without charge, at www.spherix.com or by contacting Spherix at: (212) 745-1374 or One Rockefeller Plaza, 11th Floor, New York, New York 10020. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

You may also obtain documents incorporated by reference into this proxy statement by requesting them in writing or by telephone from [             ], Spherix’s proxy solicitor, at the following address and telephone number:

[             ]

[             ]

[             ]

[             ]

If you would like to request a copy of this proxy statement, please do so by [        ], 2019 in order to receive them before the Special Meeting. If you request a copy of this proxy statement from Spherix, Spherix will mail it to you by first class mail, or another equally prompt means, within one business day after Spherix receives your request.

This document is a proxy statement of Spherix for the Spherix Special Meeting. Spherix has not authorized anyone to give any information or make any representation about the acquisition or Spherix that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019.

Spherix Incorporated

Part I. Financial Information

Item 1. Financial Statements

SPHERIX INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

($ in thousands except share and per share amounts)

(Unaudited)

	March 31	December 31
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$446	$22
Marketable securities	1,256	2,700
Prepaid expenses and other assets	165	183
Total current assets	1,867	2,905

Property and equipment, net	—	1
Investments	10,070	10,345
Total assets	$11,937	$13,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$122	$132
Accrued salaries and benefits	648	732
Warrant liabilities	135	82
Payable to DatChat	77	207
Total current liabilities	982	1,153

Total liabilities	982	1,153

Stockholders’ equity
Series D: 4,725 shares issued and outstanding at March 31, 2019 and December 31, 2018; liquidation value of 0.0001 per share	—	—
Series D-1: 834 shares issued and outstanding at March 31, 2019 and December 31, 2018; liquidation value of 0.0001 per share	—	—
Common stock, 0.0001 par value, 100,000,000 shares authorized; 2,010,028 shares issued at March 31, 2019 and December 31, 2018; 2,010,025 shares outstanding at March 31, 2019 and December 31, 2018	—	—
Additional paid-in-capital	152,451	152,445
Treasury stock, at cost, 3 shares at March 31, 2019 and December 31, 2018	(264)	(264)
Accumulated deficit	(141,232)	(140,083)
Total stockholders’ equity	10,955	12,098
Total liabilities and stockholders’ equity	$11,937	$13,251

See accompanying notes to condensed consolidated financial statements

SPHERIX INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

($ in thousands except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating costs and expenses
Amortization of patent portfolio	$—	$338
Compensation and related expenses (including stock-based compensation)	181	355
Professional fees	399	597
Acquisition costs	11	145
Other selling, general and administrative	122	142
Total operating expenses	713	1,577
Loss from operations	(713)	(1,577)

Other (expenses) income
Other income (expenses) , net	92	(97)
Change in fair value of investment	(475)	—
Change in fair value of warrant liabilities	(53)	188
Total other (expenses) income	(436)	91
Net loss	$(1,149)	$(1,486)

Net loss per share, basic and diluted
Basic and Diluted	$(0.57)	$(0.96)

Weighted average number of shares outstanding, basic and diluted
Basic and Diluted	2,010,025	1,549,481

See accompanying notes to condensed consolidated financial statements

SPHERIX INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

($ in thousands except share and per share amounts)

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid-in	Treasury Stock		Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance at December 31, 2018	2,010,025	$—	5,559	$—	$152,445	3	$(264)	$(140,083)	$12,098
Stock-based compensation	—	—	—	—	6	—	—	—	6
Net loss	—	—	—	—	—	—	—	(1,149)	(1,149)
Balance at March 31, 2019	2,010,025	$—	5,559	$—	$152,451	3	$(264)	$(141,232)	$10,955

	Common Stock		Preferred Stock		Additional Paid-in	Treasury Stock		Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance at December 31, 2017	1,467,052	$—	5,559	$—	$149,425	3	$(264)	$(145,055)	$4,106
Issuance common stock in equity raise, net of offering cost	522,876	—	—	—	2,700	—	—	—	2,700
Stock-based compensation	14,118	—	—	—	188	—	—	—	188
Cumulative effect of the changes related to adoption of ASC 606	—	—	—	—	—			3,245	3,245
Net loss	—	—	—	—	—	—	—	(1,486)	(1,486)
Balance at March 31, 2018	2,004,046	$—	5,559	$—	$152,313	3	$(264)	$(143,296)	$8,753

See accompanying notes to condensed consolidated financial statements

SPHERIX INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(1,149)	$(1,486)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of patent portfolio	—	338
Change in fair value of investment	475	—
Change in fair value of warrant liabilities	53	(188)
Stock-based compensation	6	188
Depreciation expense	—	1
Realized loss on marketable securities	73	99
Unrealized loss (gain) on marketable securities	(148)	58
Changes in assets and liabilities:
Prepaid expenses and other assets	18	(78)
Accounts payable and accrued expenses	(10)	110
Accrued salaries and benefits	(84)	(70)
Payable to DatChat	(130)	—
Accrued lease liabilities	—	(48)
Net cash used in operating activities	(896)	(1,076)

Cash flows from investing activities
Purchase of marketable securities	(2,845)	(5,340)
Sale of marketable securities	4,365	3,607
Purchase of investments at fair value	(200)	—
Purchase of property and equipment	—	(25)
Net cash provided by (used in) investing activities	1,320	(1,758)

Cash flows from financing activities
Cash from issuance common stock, net of offering cost	—	2,700
Net cash provided by financing activities	—	2,700

Net increase (decrease) in cash and cash equivalents	424	(134)
Cash and cash equivalents, beginning of period	22	197

Cash and cash equivalents, end of period	$446	$63

Cash paid for interest and taxes	$—	$—

See accompanying notes to condensed consolidated financial statements

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Note 1. Organization and Description of Business

Organization and Description of Business

Spherix Incorporated (the “Company”) is technology development company committed to the fostering of innovative ideas. The Company was incorporated in 1967 in the State of Delaware as a scientific research company, and for much of its history pursued drug development including through Phase III clinical studies which were discontinued.

The Company was formerly focused on commercializing and monetizing patents by acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, or through the settlement and litigation of patents.

Since March 1, 2013, the Company has received limited funds from its IP monetization. In addition to its patent monetization efforts, since the fourth quarter of 2017, the Company has been transitioning to focus its efforts as a technology development company. These efforts have focused on biotechnology research and blockchain technology research. The Company’s biotechnology research development includes investments in Hoth Therapeutics Inc. and the proposed merger with CBM BioPharma, Inc. (“CBM”).

On May 10, 2019, the Company effected a reverse stock split of its outstanding shares of common stock at a ratio of one-for-4.25 (the “Reverse Stock Split”). The Reverse Stock Split, which was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders held on April 15, 2019, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on May 9, 2019 (the “Certificate of Amendment”). The Reverse Stock Split was effective at 12:01 a.m., Eastern Standard Time, on May 10, 2019 (the “Effective Date”). Unless the context otherwise requires, all references in this report to shares of the Company’s common stock, including prices per share of its common stock, reflect the Reverse Stock Split. Fractional shares were not issued, and the final number of shares were rounded up to the next whole share.

CBM Merger

On October 10, 2018, the Company entered into an Agreement and Plan of Merger (the “CBM Merger Agreement”), by and among the Company, Spherix Delaware Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Spherix (“Merger Sub”), CBM, and Scott Wilfong in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the stockholders of CBM as of immediately prior to the Effective Time (the “Stockholder Representative”).

Pursuant to the CBM Merger Agreement and subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the CBM Merger Agreement, Merger Sub would merge with and into CBM (the “Merger”), with CBM continuing as the surviving corporation in the Merger. Subject to the terms and conditions set forth in the CBM Merger Agreement, at the Effective Time, it was contemplated that: (i) all shares of capital stock of CBM (the “CBM Stock”) issued and outstanding immediately prior to the Effective Time would be converted into the right to receive the Stockholder Merger Consideration (as defined below).

As consideration for the Merger, it was agreed that the Company would deliver to the stockholders of CBM an aggregate of 3,529,412 shares of Company common stock (the “Stockholder Merger Consideration”), with each share of Company common stock valued at $4.68 per share. At or prior to the Closing, the Company, the Stockholder Representative, and a mutually agreeable escrow agent, would enter into an escrow agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the parties, pursuant to which the Company shall deposit with the escrow agent 352,942 shares from the Stockholder Merger Consideration otherwise deliverable to the stockholders of CBM who own beneficially and of record greater than 10% of the CBM common stock issued and outstanding immediately prior to the Closing (each a “Significant Company Stockholder”) (including any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted), to be held in a segregated escrow account and disbursed by the escrow agent. Each stockholder of CBM Stockholder at the Effective Time (each, a “CBM Stockholder”) would receive its pro rata share of the Stockholder Merger Consideration (less, in the case of each of the Significant Company Stockholders, its pro rata portion of the escrow shares held in the escrow account) based on the number of shares of CBM Stock owned by such CBM Stockholder as compared to the total number of shares of CBM Stock owned by all CBM Stockholders as of immediately prior to the Effective Time. The escrow shares would serve as a security for, and a source of payment of, the indemnity rights of the Company indemnified parties.

In the event that the CBM Merger Agreement was to be terminated by the Company pursuant to certain sections of the agreement, then the Company might have been required to deliver to CBM certificate(s) representing an aggregate of 94,118 shares of the Company’s Common Stock within two (2) business days of termination (the “Termination Fee”).

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

As discussed further in Note 9, on May 15, 2019, the Company restructured the proposed terms of the transaction. See Note 9 for additional details.

Note 2. Liquidity and Financial Condition

The Company continues to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue. While the Company continues to implement its business strategy, it intends to finance its activities through:

●	managing current cash and cash equivalents on hand from the Company’s past debt and equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future,

●	seeking additional liquidity through credit facilities or other debt arrangements, and

●	increasing revenue from its patent portfolios, license fees and new business ventures.

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan to support new technologies and help advance innovation. The Company’s working capital amounted to approximately $0.9 million at March 31, 2019. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain additional debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or operations. If the Company attempts to obtain additional debt or equity financing, the Company cannot assume that such financing will be available to the Company on favorable terms, or at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the date of this filing. The condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated interim financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated. Certain immaterial reclassifications have been made to prior period amounts to conform to the current period presentation.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The condensed consolidated balance sheet as of March 31, 2019, condensed consolidated statements of operations for the three months ended March 31, 2019 and 2018, condensed consolidated statement of stockholders’ equity for the three months ended March 31, 2019 and 2018, and the condensed consolidated statements of cash flows for the three months ended March 31, 2019 and 2018 are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The results for the three months ended March 31, 2019 are not necessarily indicative of results to be expected for the year ending December 31, 2019 or for any future interim period. The condensed consolidated balance sheet at December 31, 2018 has been derived from audited financial statements; however, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2018 and notes thereto included in the Company’s annual report on Form 10-K, which was filed with the SEC on March 12, 2019.

Use of Estimates

The accompanying condensed consolidated financial statements have been prepared in conformity with US GAAP. This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. The Company’s significant estimates and assumptions include the valuation of investments and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates and assumptions.

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Significant Accounting Policies

Other than as described below, there have been no material changes in the Company’s significant accounting policies to those previously disclosed in the Company’s annual report on Form 10-K, which was filed with the SEC on March 12, 2019.

Net Loss per Share

Basic loss per share is computed by dividing the net income or loss applicable to common shares by the weighted average number of common shares outstanding during the period. Net loss attributable to common stockholders includes the effect of the deemed capital contribution on extinguishment of preferred stock and the deemed dividend related to the immediate accretion of beneficial conversion feature of convertible preferred stock. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock and the exercise of stock options and warrants from the calculation of net loss per share if their effect would be anti-dilutive.

Securities that could potentially dilute loss per share in the future that were not included in the computation of diluted loss per share at March 31, 2019 and 2018 are as follows:

	As of March 31,
	2019	2018
Convertible preferred stock	688	688
Warrants to purchase common stock	285,273	294,072
Options to purchase common stock	109,387	112,630
Total	395,348	407,390

Recently Issued Accounting Standards

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-13, Fair Value Measurement (Topic 820), - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company does not expect the adoption of this guidance to have a material impact on its condensed consolidated financial statements.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The Company does not have any long-term leases, therefore the adoption of this standard on January 1, 2019 did not have a material impact on the Company’s condensed consolidated financial position and results of operations.

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2017-11 on January 1, 2019 and the adoption did not have an impact on the Company’s condensed consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted ASU 2018-07 on January 1, 2019 and the adoption did not have an impact on the Company’s condensed consolidated financial statements

Note 4. Investments in Marketable Securities

The realized gain or loss, unrealized gain or loss, and dividend income related to marketable securities for the three months ended March 31, 2019 and 2018, which are recorded as a component of other (expenses) income on the consolidated statements of operations, are as follows ($ in thousands):

	For the Three Months Ended March 31,
	2019	2018
Realized gain (loss)	$(73)	$(99)
Unrealized gain (loss)	148	(58)
Dividend income	17	33
	$92	$(124)

Note 5. Investment in Hoth Therapeutics, Inc.

On February 20, 2019, Hoth closed its initial public offering (“IPO) of 1,250,000 shares of its common stock at an initial offering price to the public of $5.60 per share. All shares of common stock were offered by Hoth.

In February 2019, the Company purchased 35,714 shares of Hoth’s common stock for a total value of $0.2 million.

The Company records this investment at fair value and records any change in fair value in the statements of operations (see Note 6).

The Company owns 1,735,714 shares of Hoth common shares as of March 31, 2019. The fair value of Hoth common shares as of March 31, 2019 was $8.9 million based on the closing price of $5.15 reported on The Nasdaq Capital Market as of March 31, 2019.

Note 6. Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

The following table presents the Company’s assets and liabilities that are measured at fair value at March 31, 2019 and December 31, 2018 ($ in thousands):

	Fair value measured at March 31, 2019
	Total at March 31, 2019	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Marketable securities - mutual and exchange traded funds	$1,256	$1,256	$—	$—
Investments in Hoth	$8,939	$8,939	$—	$—

Liabilities
Fair value of warrant liabilities	$135	$—	$—	$135

The table above excludes the Company’s investment in DatChat for $1.0 million and its investment in Mellow Scooters for $0.1 million as of March 31, 2019. Such investments were recorded on adjusted cost method measurement alternative in accordance with ASU 2016-01.

	Fair value measured at December 31, 2018
	Total at December 31, 2018	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Marketable securities - mutual and exchange traded funds	$2,700	$2,700	$—	$—
Investments in Hoth	$9,214	$—	$—	$9,214

Liabilities
Fair value of warrant liabilities	$82	$—	$—	$82

Due to the Hoth’s IPO in February 2019, the Company’s investment in Hoth was transferred from Level 3 to Level 1 during the three months ended March 31, 2019 and there were no transfers between Level 1, 2 or 3 during the three months ended March 31, 2018.

Level 3 Valuation Techniques - Liabilities

Level 3 financial liabilities consist of the warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the warrant liabilities are recorded in “change in fair value of warrant liabilities” in the Company’s consolidated statements of operations.

The Series A and Series B warrants have been recorded at their fair value using the Black-Scholes valuation model, and will be recorded at their respective fair value at each subsequent balance sheet date. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as volatility. The warrants require, at the option of the holder, a net-cash settlement following certain fundamental transactions at the Company or require the issuance of registered shares upon exercise, do not expressly preclude an implied right to cash settlement and are therefore accounted for as derivative liabilities.

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

A summary of quantitative information with respect to the valuation methodology and significant unobservable inputs used for the Company’s warrant liabilities that are categorized within Level 3 of the fair value hierarchy at the date of issuance and as of March 31, 2019 and December 31, 2018 is as follows:

Date of valuation	March 31, 2019	December 31, 2018
Risk-free interest rate	2.27%	2.48%
Expected volatility	100.00% - 103.05%	72.03% - 103.13%
Contractual life (in years)	1.69-1.81	1.94-2.06

The risk-free interest rate was based on rates established by the Federal Reserve. For the July 2015 Warrants, the expected volatility in the Black-Scholes model is based on an expected volatility of 100% for both periods which represents the percentage required to be used when valuing the cash settlement feature as contractually stated in the form of warrant. The general expected volatility is based on standard deviation of the Company’s underlying stock price’s daily logarithmic returns. The expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based upon the fact that the Company has not historically paid dividends on its common stock and does not expect to pay dividends on its common stock in the future.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the three months ended March 31, 2019 and 2018 ($ in thousands):

	Fair Value of Level 3 financial liabilities
	March 31, 2019	March 31, 2018
Beginning balance	$82	$822
Fair value adjustment of warrant liabilities	53	(188)
Ending balance	$135	$634

Note 7. Stockholders’ Equity and Convertible Preferred Stock

Warrants

A summary of warrant activity for the three months ended March 31, 2019 is presented below:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2018	294,072	$38.15	1.92
Expired	(8,799)	—	—
Outstanding as of March 31, 2019	285,273	$24.63	1.67

Stock Options

A summary of option activity under the Company’s stock option plan for the three months ended March 31, 2019 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Total Intrinsic Value
Outstanding as of December 31, 2018	124,381	$209.22	4.8	$—
Employee options expired	(14,994)	—	—	—
Outstanding as of March 31, 2019	109,387	$173.51	5.2	$—
Options vested and expected to vest	109,387	$173.51	5.2	$—
Options vested and exercisable	103,504	$183.12	5.0	$—

Stock-based compensation associated with the amortization of stock option expense was approximately $6,000 and $0.1 million for the three months ended March 31, 2019 and 2018, respectively.

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Stock-based Compensation

Stock-based compensation for the three months ended March 31, 2019 and 2018 was comprised of the following ($ in thousands):

	For the Three Months Ended March 31,
	2019	2018
Non-employee restricted stock awards	$—	$80
Employee stock option awards	6	108
Total compensation expense	$6	$188

Note 8. Commitments and Contingencies

Office lease

The Company leases office space in New York, NY, on a month to month basis, that commenced on August 1, 2018, for approximately $3,500 a month. The Company also leases office space in Longview, TX that commenced January 1, 2018, for approximately $2,000 a month. During the year 2018, the Company leased office space in Williamsburg, VA for approximately $500 a month. This lease commenced on May 15, 2018 and was terminated by the Company on April 30, 2019. Rent expense for the three months ended March 31, 2019 and 2018 was approximately $21,000 and $22,000, respectively. The initial lease term is 12 months. In according with ASC 842, this lease meets the definition of a short term lease.

Legal Proceedings

In the past, in the ordinary course of business, the Company actively pursued legal remedies to enforce its intellectual property rights and to stop unauthorized use of technology. From time to time, the Company may be involved in various claims and counterclaims and legal actions arising in the ordinary course of business. The Company knows of no pending material claims or legal matters against it as of the date of this report.

Counterclaims

In the ordinary course of business, the Company, or with its wholly-owned subsidiaries or monetization partners, will initiate litigation against parties whom it believes have infringed on its intellectual property rights and technologies. The initiation of such litigation exposes the Company to potential counterclaims initiated by the defendants. Currently, there are no counterclaims pending against the Company. In the event such counterclaims are filed, the Company can provide no assurance that the outcome of these claims will not have a material adverse effect on its financial position and results from operations.

Note 9. Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the condensed consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements other than disclosed.

On May 10, 2019, the Company effected the Reverse Stock Split. The Reverse Stock Split, which was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders held on April 15, 2019, was consummated pursuant to the Certificate of Amendment.

Pursuant to a Share Purchase Agreement, dated as of May 15, 2019, the Company agreed to purchase: (i) 50,000 shares of CBM and (ii) certain securities and uncertificated rights of DatChat from an existing shareholder of CBM and DatChat, for an aggregate purchase price of $350,000. The investment represents a 20% interest in CBM, and the securities and rights of DatChat that were purchased include: (a) a senior convertible note issued by DatChat with outstanding principal of $300,000, with an initial conversion rate of $0.20 per share (b) a warrant to purchase 2,250,000 shares of DatChat common stock at an initial exercise price of $0.20 per share, (c) an option to acquire an additional $300,000 senior convertible note and a warrant to purchase 1,500,000 shares of DatChat common stock, (d) a contingent option to purchase 500,000 shares of DatChat common stock from an existing DatChat stockholder, and (e) a contingent option to put 200,000 shares of DatChat common stock, subject to certain terms and conditions. The transaction is expected to close within 10 business days of the execution of the agreement.

On May 15, 2019, the Company restructured the terms of its proposed merger with CBM and entered into the Asset Agreement with CBM, whereby the Company agreed to purchase CBM’s Purchased Assets (as defined in the Asset Agreement), including, among other things, a license agreement relating to certain technologies in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer, university contracts, and contracts with a chief scientist and an advisory board (the “Purchase” or “Asset Acquisition”).

In connection with the execution of the Asset Agreement, the CBM Merger Agreement was terminated and any and all termination fees thereunder have been waived.

SPHERIX INCORPORATED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

As consideration for the Purchase, the Company agreed to pay aggregate consideration of $8,000,000 to CBM consisting of (i) the Stock Consideration comprised of (A) the Common Stock Consideration based on a per share purchase price of $3.61, subject to adjustment (the “Buyer Common Stock Price”), which ultimately limits CBM’s maximum voting control of the Company to 9.9% of the Company’s issued and outstanding Common Stock, and (B) such number of shares of nonvoting Series L Preferred Stock as shall be equal to the Stock Consideration less the value of the shares of Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at the Buyer Common Stock Price, and (ii) the Cash Consideration Amount, less the sum of (A) the amount of any Affiliate Receivables (as defined in the Asset Agreement), (B) the amount of the outstanding Indebtedness (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable creditor(s), (C) the amount of the unpaid Transaction Expenses (as defined in the Asset Agreement) as of the Closing Date, if any, to the applicable payee, and (D) the amount of unpaid Transaction Bonuses (as defined in the Asset Agreement), if any, to the recipients thereof. The Cash Consideration Amount from the Purchase Consideration is held back and becomes payable to CBM upon the consummation by the Company of the first Qualified Financing (as defined in the Asset Agreement) after the Closing Date. Upon consummation of a Qualified Financing by the Company, the Company will retain the first $2,000,000 of gross proceeds received in connection with such Qualified Financing and CBM will receive 100% of the gross proceeds of such Qualified Financing received by the Company in excess of $2,000,000 as well as the gross proceeds of any subsequent equity financings by the Company until the Cash Consideration Amount is satisfied in full.

The Company is prohibited from issuing shares of Common Stock under the Asset Agreement which, when aggregated with any other shares of Common Stock of the Company, would exceed 19.99% shares of Common Stock of the Company, unless and until shareholder approval of the issuance of the Common Stock is approved. Upon the execution of the Asset Agreement, the Company and CBM agreed to terminate the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, and waived the Termination Fee.

Additionally, at or prior to the closing, the Company, CBM, and the Escrow Agent, shall enter into the Escrow Agreement, pursuant to which the Company shall deposit with the Escrow Agent the Escrow Shares, to be held in the Escrow Account and disbursed by the Escrow Agent. Such Escrow Shares shall be held in the Escrow Account for a period of six months following Closing and shall serve as a security for, and a source of payment for, CBM’s obligations to the Company and its representatives and any successor or assign thereof under the Asset Agreement. Any Escrow Shares remaining in escrow and not subject to pending indemnification claims after the six month escrow period expires shall be released from the Escrow Account and disbursed to CBM.

The obligations of the Company and CBM to consummate the transaction are subject to: (i) (a) all necessary approvals being obtained by relevant governmental authorities, third parties, and the shareholders of the Company and CBM, (b) the absence of any Law (as defined in the Asset Agreement) being enacted, issued, promulgated, enforced or entered, or any Order (as defined in the Asset Agreement) by a Governmental Authority which makes the transaction illegal, and (c) no pending Action (as defined in the Asset Agreement) being brought by a third-party non-Affiliate (as defined in the Asset Agreement) to enjoin or restrict the transaction; and (d) certain customary closing conditions, including but not limited to the accuracy of certain representations and warranties, the performance in all material respects of each parties’ obligations, agreements and covenants under the Asset Agreement, and no Material Adverse Effect having occurred with respect to either the Company or CBM since the date of the Asset Agreement.

The Asset Agreement may be terminated (i) by mutual written consent of the Company and CBM, (ii) by written notice by the Company or CBM if any of the conditions to Closing (as defined in the Asset Agreement) are not satisfied or waived by September 30, 2019 (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warranty, covenant or obligation under the Asset Agreement), (iii) by written notice by the Company or CBM if a Governmental Authority (as defined in the Asset Agreement) has issued an Order (as defined in the Asset Agreement) or taken action restraining, enjoining or prohibiting the transactions contemplated by the Asset Agreement (unless a condition to Closing is due to breach or violation of the Company or CBM of any representation, warrant, covenant or obligation under the Asset Agreement), (iv) by written notice of the Company if there is has been an incurable material breach by CBM of any of its representations, warranties, covenants or obligations, (v) by written notice of CBM if there is or has been an incurable material breach by the Company of any of its representations, warranties, covenants or obligations, or (vi) by written notice by the Buyer if there shall have been a Material Adverse Effect (as defined in the Asset Agreement) on the Company following the date of the Asset Agreement.

Spherix Incorporated

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Spherix Incorporated

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Spherix Incorporated and Subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2013.

New York, NY

March 11, 2019

SPHERIX INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands except per share amounts)

	December 31 2018	December 31 2017

ASSETS
Current assets
Cash and cash equivalents	$17	$197
Marketable securities	2,700	3,998
Prepaid expenses and other assets	188	150
Total current assets	2,905	4,345

Property and equipment, net	1	3
Patent portfolios and patent rights, net	—	3,578
Investments	10,345	1,020
Deposit	—	26
Total assets	$13,251	$8,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$132	$56
Accrued salaries and benefits	732	695
Warrant liabilities	82	822
Payable to DatChat	207	—
Short-term deferred revenue	—	957
Short-term lease liabilities	—	48
Total current liabilities	1,153	2,578

Long-term deferred revenue	—	2,288
Total liabilities	1,153	4,866

Stockholders’ equity
Series D: 4,725 shares issued and outstanding at December 31, 2018 and 2017; liquidation value of $0.0001 per share	—	—
Series D-1: 834 shares issued and outstanding at December 31, 2018 and 2017; liquidation value of $0.0001 per share	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 1,467,055 and 2,010,028 shares issued at December 31, 2018 and 2017, respectively; 1,467,052 and 2,010,025 shares outstanding at December 31, 2018 and 2017, respectively	—	—
Additional paid-in-capital	152,445	149,425
Treasury stock, at cost, 12 shares at December 31, 2018 and 2017	(264)	(264)
Accumulated deficit	(140,083)	(145,055)
Total stockholders’ equity	12,098	4,106
Total liabilities and stockholders’ equity	$13,251	$8,972

The accompanying notes are an integral part of these consolidated financial statements.

SPHERIX INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Operations

 ($ in thousands)

	Years Ended December 31,
	2018	2017
Revenues	$28	$1,236

Operating costs and expenses
Amortization of patent portfolio	1,405	1,373
Compensation and related expenses (including stock-based compensation)	1,012	2,059
Professional fees	1,569	1,038
Impairment of intangible assets	2,173	—
Rent	81	92
Depreciation expense	38	3
Acquisition costs	230	—
Other selling, general and administrative	394	493
Total operating expenses	6,902	5,058
Loss from operations	(6,874)	(3,822)

Other (expenses) income
Other (expenses) income, net	(333)	291
Change in fair value of investment	8,194	345
Change in fair value of warrant liabilities	740	(120)
Total other income	8,601	516
Net income (loss)	$1,727	$(3,306)

Net income (loss) per share attributable to common stockholders, basic and diluted
Basic	$0.91	$(2.54)
Diluted	$0.91	$(2.54)

Weighted average number of common shares outstanding,
Basic	1,896,057	1,303,209
Diluted	1,896,982	1,303,209

The accompanying notes are an integral part of these consolidated financial statements.

SPHERIX INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

($ in thousands)

									Total
	Common Stock		Preferred Stock		Additional	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Paid-in	Shares	Amount	Deficit	Equity
Balance at January 1, 2017	1,163,293	$-	5,559	$-	$147,331	3	$(264)	$(141,749)	$5,318
Repurchase of restricted stock units to pay for employee withholding taxes	8,464	-	-	-	(24)	-	-	-	(24)
Issuance common stock in equity raise, net of offering cost	294,118	-	-	-	2,095	-	-	-	2,095
Stock-based compensation	1,177	-	-	-	23	-	-	-	23
Net loss	-	-	-	-	-	-	-	(3,306)	(3,306)
Balance at December 31, 2017	1,467,052	$-	5,559	$-	$149,425	3	$(264)	$(145,055)	$4,106
Issuance common stock in equity raise, net of offering cost	522,876	-	-	-	2,700	-	-	-	2,700
Stock-based compensation	20,097	-	-	-	320	-	-	-	320
Cumulative effect of the changes related to adoption of ASC 606	-	-	-	-	-	-	-	3,245	3,245
Net income	-	-	-	-	-	-	-	1,727	1,727

The accompanying notes are an integral part of these consolidated financial statements.

SPHERIX INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

($ in thousands)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities
Net income (loss)	$1,727	$(3,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of patent portfolio	1,405	1,373
Change in fair value of investment	(8,194)	(345)
Change in fair value of warrant liabilities	(740)	120
Stock-based compensation	320	23
Depreciation expense	38	3
Realized loss on marketable securities	400	328
Unrealized loss (gain) on marketable securities	117	(240)
Impairment of intangible assets	2,173	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(38)	(15)
Deposit	—	—
Accounts payable and accrued expenses	74	(67)
Accrued salaries and benefits	37	249
Deferred revenue	—	(1,216)
Accrued lease liabilities	(48)	(179)
Net cash used in operating activities	(2,729)	(3,272)

Cash flows from investing activities
Purchase of marketable securities	(14,280)	(12,274)
Sale of marketable securities	15,061	14,213
Purchase of investments	(922)	(675)
Release of deposit	26	—
Purchase of property and equipment	(36)	—
Net cash (used in) provided by investing activities	(151)	1,264

Cash flows from financing activities
Cash from issuance common stock, net of offering cost	2,700	2,095
Repurchase of restricted stock units to pay for employee withholding taxes	—	(24)
Net cash provided by financing activities	2,700	2,071

Net (decrease) increase in cash and cash equivalents	(180)	63
Cash and cash equivalents, beginning of period	197	134

Cash and cash equivalents, end of period	$17	$197

Cash paid for interest and taxes	$—	$195

Non-cash investing and financing activities
Investment in DatChat	$207	$—
Investment in Mellow Scooters	$2	$—

The accompanying notes are an integral part of these consolidated financial statements.

Note 1. Organization and Description of Business

Organization and Description of Business

Spherix Incorporated (the “Company”) is technology development committed to the fostering of innovative ideas. The Company was incorporated in 1967 in the State of Delaware as a scientific research company, and for much of its history pursued drug development including through Phase III clinical studies which were discontinued. Such monetization included, but was not limited to, acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, commercializing the IP, or through the settlement and litigation of patents.

The Company was formerly focused on commercializing and monetizing patents by acquiring IP from patent holders in order to maximize the value of the patent holdings by conducting and managing a licensing campaign, or through the settlement and litigation of patents.

Since March 1, 2013, the Company has received limited funds from its IP monetization. In addition to our patent monetization efforts, since the fourth quarter of 2017, we have been transitioning to focus our efforts as a technology development company. These efforts have focused on biotechnology research and blockchain technology research. The Company’s biotechnology research development includes investments in Hoth Therapeutics Inc. and the proposed acquisition with CBM BioPharma, Inc. (“CBM”). The Company made no investments in new IP during 2017 and 2018.

Hoth Therapeutics is a development stage biopharmaceutical company focused on proprietary therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. To treat indications impacting more than 32 million Americans, Hoth is working to develop and commercialize the BioLexa Platform, a proprietary, patented, drug compound platform developed at the University of Cincinnati. The BioLexa Platform has achieved positive results at preclinical studies conducted at the University of Miami.

In addition to Hoth, the Company is proposing a merger with CBM. In October 2018, the Company entered into an agreement and plan of merger, subject to shareholder approval, with CBM, a pharmaceutical company focusing on the development of cancer treatments, pursuant to which all shares of capital stock of CBM will be converted into the right to receive an aggregate of 3,529,412 shares of the Company’s common stock with CBM continuing as the surviving corporation in the merger.

In the field of blockchain research, the Company previously entered into an agreement and plan of merger, subject to shareholder approval, with DatChat, Inc. (the “DatChat Merger”), a secure messaging application that utilizes blockchain technology. After further negotiations, the Company determined not to pursue a merger with DatChat and on August 8, 2018, entered into a Securities Purchase Agreement with DatChat pursuant to which the Company and DatChat agreed to terminate the DatChat Merger and the Company agreed to make a $1,000,000 strategic investment in DatChat which consisted of (a) a cash payment of $500,000, (b) the forgiveness of prior advances made to DatChat by the Company, and (c) an obligation of the Company to pay certain specific future compensation expenses of DatChat (amounts in clauses (b) and (c) not to exceed a maximum of $500,000 in the aggregate); in exchange for $1,000,000 of restricted shares of DatChat common stock. Pursuant to the Securities Purchase Agreement, the Company applied a total of approximately $293,000 prior advances towards its investment in DatChat (“Prior Incurred Amount”), including $272,000 of compensation related costs and $21,000 professional fees. The Company also recorded approximately $207,000 compensation expenses payable to DatChat (“Payable to DatChat”) in addition to the $293,000 advances to reach the $500,000 maximum.

The breakdown of investment at Datchat as December 31, 2018 are as follows ($ in thousands):

DatChat Investment as of December 31, 2018
Cash Payment	$500
Prior Incurred Amount Made to DatChat	293
Payable to DatChat	207
Total	1,000

On November 23, 2018, the Company entered into a Security Purchase Agreement with Mellow Scooters, LLC (“Mellow Scooters”), a leading-edge company that enables anyone to own and operate a personal fleet of electric scooters and dockless bicycles to generate revenue. Mellow Scooters agreed to sell 250 Units to the Company, representing 25% of its issued and outstanding limited liability company membership interests for a subscription price of $106,000. The $106,000 consisted of (a) a cash payment of $30,000, (b) the forgiveness of prior advances made to Mellow Scooters by the Company, and (c) an obligation of the Company to pay certain specific future expenses of Mellow Scooters (amounts in clauses (b) and (c) not to exceed a maximum of $76,000 in the aggregate). As of December 31, 2018, the Company has applied a total of approximately $74,000 prior advances towards its investment in Mellow Scooters, including $71,000 compensation related cost and $3,500 professional fees. The Company also recorded $2,000 payable for professional fees of Mellow Scooter in addition to the $74,000 advances to reach the $76,000 maximum.

The breakdown of investment at Mellow Scooters as December 31, 2018 are as follows ($ in thousands):

Mellow Scooters Investment as of December 31, 2018
Cash Payment	$30
Prior Incurred Amount Made to Mellow Scooters	74
Payable to Mellow Scooters	2
Total	106

CBM Acquisition

On October 10, 2018, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”), by and among the Company, Spherix Delaware Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Spherix (“Acquisition Sub”), CBM, and Scott Wilfong in the Acquisition Agreement as the representative from and after the effective time of the Acquisition (as defined below) (the “Effective Time”) for the stockholders of CBM as of immediately prior to the Effective Time (the “Stockholder Representative”).

Pursuant to the Acquisition Agreement and subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Acquisition Agreement, Acquisition Sub will merge with and into CBM (the “Acquisition”), with CBM continuing as the surviving corporation in the Acquisition. Subject to the terms and conditions set forth in the Acquisition Agreement, at the Effective Time: (i) all shares of capital stock of CBM (the “CBM Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Stockholder Acquisition Consideration (as defined below).

As consideration for the Acquisition, the Company shall deliver to the stockholders of CBM an aggregate of 3,529,412 shares of Company common stock (the “Stockholder Acquisition Consideration”), with each share of Company common stock valued at $1.10 per share. At or prior to the Closing, the Company, the Stockholder Representative, and a mutually agreeable escrow agent, shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the parties, pursuant to which the Company shall deposit with the escrow agent 352,942 shares from the Stockholder Acquisition Consideration otherwise deliverable to the stockholders of CBM who own beneficially and of record greater than 10% of the CBM common stock issued and outstanding immediately prior to the Closing (each a “Significant Company Stockholder”) (including any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted), to be held in a segregated escrow account and disbursed by the escrow agent. Each stockholder of CBM Stockholder at the Effective Time (each, a “CBM Stockholder”) shall receive its pro rata share of the Stockholder Acquisition Consideration (less, in the case of each of the Significant Company Stockholders, its pro rata portion of the escrow shares held in the escrow account) based on the number of shares of CBM Stock owned by such CBM Stockholder as compared to the total number of shares of CBM Stock owned by all CBM Stockholders as of immediately prior to the Effective Time. The escrow shares shall serve as a security for, and a source of payment of, the indemnity rights of the Company indemnified parties.

In the event that this Agreement is terminated by the Company pursuant to certain sections of the Agreement, then the Company may be required to deliver to CBM certificate(s) representing an aggregate of 94,118 shares of the Company’s Common Stock within two (2) business days of termination.

Note 2. Going Concern and Financial Condition

The Company continues to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue. While the Company continues to implement its business strategy, it intends to finance its activities through:

●	managing current cash and cash equivalents on hand from the Company’s past debt and equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future,

●	seeking additional liquidity through credit facilities or other debt arrangements, and

●	increasing revenue from its patent portfolios, license fees and new business ventures.

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan to support new technologies and help advance innovation. The Company’s working capital amounted to approximately $1.8 million at December 31, 2018. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain additional debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly-traded company or operations. If the Company attempts to obtain additional debt or equity financing, the Company cannot assume that such financing will be available to the Company on favorable terms, or at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern within one year from the date of this filing. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Nuta Technology Corp. (“Nuta”), Spherix Portfolio Acquisition II, Inc. (“SPAII”), Guidance IP, LLC (“Guidance”), Directional IP, LLC (“Directional”), Spherix Management Services, LLC (“SMS”), Spherix Delaware Acquisition Sub Inc. (“Acquisition Sub”), Spherix Acquisition Subsidiary, Inc (“SMSI”) and NNPT, LLC (“NNPT”). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets, stock-based compensation, the valuation of derivative liabilities, the valuation of investments and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates and assumptions.

Segments

The Company operates in one operating segment and, accordingly, no segment disclosures have been presented herein.

Concentration of Cash

The Company maintains cash balances at two financial institutions in checking accounts and money market accounts. The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Marketable Securities

Marketable securities are classified as trading and are carried at fair value. The Company’s marketable securities consist of corporate bonds and highly liquid mutual funds and exchange-traded & closed-end funds which are valued at quoted market prices.

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Property and Equipment

Property and equipment are stated at cost and include office furniture and equipment and computer hardware and software. The Company computes depreciation and amortization under the straight-line method and typically over the following estimated useful lives of the related assets:

●	Office furniture and equipment	3 to 10 years

●	Computer hardware and software	3 to 5 years

Impairment of Long-lived Assets (Including Patent Assets)

The Company monitors the carrying value of long-lived assets for potential impairment and tests the recoverability of such assets whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If a change in circumstance occurs, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. If cash flows cannot be separately and independently identified for a single asset, the Company will determine whether impairment has occurred for the group of assets for which the Company can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, the Company measures any impairment by comparing the fair value of the asset or asset group to its carrying value. The Company performed impairment tests for intangible assets at December 31, 2018 and 2017. An impairment charge of approximately $2.2 million and nil was taken during the year ended December 31, 2018 and 2017, respectively.

Convertible Preferred Stock

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Preferred shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

The Company accounts for convertible preferred stock with detachable warrants in accordance with ASC 470: Debt and allocated proceeds received to the convertible preferred stock and detachable warrants based on relative fair values. The Company evaluated the classification of its convertible preferred stock and warrants and determined that such instruments meet the criteria for equity classification. The Company recorded the related issuance costs and value ascribed to the warrants as a reduction of the convertible preferred stock.

The Company has also evaluated its convertible preferred stock and warrants in accordance with the provisions of ASC 815, Derivatives and Hedging, including consideration of embedded derivatives requiring bifurcation. The issuance of the convertible preferred stock could generate a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, to additional paid-in capital, resulting in a discount on the convertible preferred stock (see Note 8). As the convertible preferred stock may be converted immediately, the Company recognized the BCF as a deemed dividend in the consolidated statements of operations.

Treasury Stock

The Company accounts for the treasury stock using the cost method, which treats it as a reduction in stockholders’ equity.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is Asset Agreement of being distinct).

●	The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

As of December 31, 2018, there were no contract assets or liabilities associated with the Company’s settlement and licensing agreements. During the year ended December 31, 2018, the Company only generated $28 thousand of revenue.

Inventor Royalties

Inventor royalties are expensed in the period that the related revenues are recognized. In certain instances, pursuant to the terms of the underlying inventor agreements, costs paid by the Company to acquire patents are recoverable from future net revenues. Patent acquisition costs that are recoverable from future net revenues are amortized over the estimated economic useful life of the related patents, or as the prepaid royalties are earned by the inventor, as appropriate, and the related expense is included in amortization expense.

Accounting for Warrants

The Company accounts for the issuance of common stock purchase warrants issued in connection with the equity offerings in accordance with the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). In addition, Under ASC 815, registered common stock warrants that require the issuance of registered shares upon exercise and do not expressly preclude an implied right to cash settlement are accounted for as derivative liabilities. The Company classifies these derivative warrant liabilities on the consolidated balance sheet as a current liability.

The Company assessed the classification of common stock purchase warrants as of the date of each offering and determined that such instruments met the criteria for liability classification. Accordingly, the Company classified the warrants as a liability at their fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the warrants are exercised or expired, and any change in fair value is recognized as “change in the fair value of warrant liabilities” in the consolidated statements of operations. The fair value of the warrants has been estimated using a Black-Scholes valuation model (see Note 8).

Stock-based Compensation

The Company accounts for share-based payment awards exchanged for employee services at the estimated grant date fair value of the award. Stock options issued under the Company’s long-term incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant and expire up to ten years from the date of grant. These options generally vest over a one- to five-year period.

The fair value of stock options granted was determined on the grant date using assumptions for risk free interest rate, the expected term, expected volatility, and expected dividend yield. The risk-free interest rate is based on U.S. Treasury zero-coupon yield curve over the expected term of the option. The expected term assumption is determined using the weighted average midpoint between vest and expiration for all individuals within the grant. The expected volatility assumption is computed based on the standard deviation of the Company’s underlying stock price’s daily logarithmic returns.

The Company’s model includes a zero dividend yield assumption, as the Company has not historically paid nor does it anticipate paying dividends on its common stock. The Company’s model does not include a discount for post-vesting restrictions, as the Company has not issued awards with such restrictions.

The periodic expense is then determined based on the valuation of the options, and at that time an estimated forfeiture rate is used to reduce the expense recorded. In addition to the assumptions used in the Black-Scholes option-pricing model, the amount of stock option expense the Company recognizes in the consolidated statements of operations includes an estimate of stock option forfeitures. Under ASC 718, the Company is required to estimate the level of forfeitures expected to occur and record compensation expense only for those awards that ultimately expect will vest. The Company recognizes the effect of forfeitures in compensation expense when the forfeitures occur.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary difference resulting from matters that have been recognized in the Company’s financial statement or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities measured at the enacted tax rates in effect for the year in which these items are expected to reverse. Deferred tax assets are reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Net Loss per Share

Basic loss per share is computed by dividing the net income or loss applicable to common shares by the weighted average number of common shares outstanding during the period. Net income (loss) attributable to common stockholders includes the effect of the deemed capital contribution on extinguishment of preferred stock and the deemed dividend related to the immediate accretion of beneficial conversion feature of convertible preferred stock. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible preferred stock and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the conversion of preferred stock and the exercise of stock options and warrants from the calculation of net loss per share if their effect would be anti-dilutive.

The following table summarizes the earnings (loss) per share calculation (in thousands, except per share amount):

	For the Years Ended December 31,
	2018	2017
Basic earnings per share
Numerator:
Net income (loss)	$1,727	$(3,306)
Net income (loss) available to common stockholders	$1,727	$(3,306)

Denominator:
Weighted average number of common shares outstanding,	1,896,057	1,303,209

Earnings per basic share:
Net loss	0.91	(2.54)
Net income (loss) available to common stockholders	$0.91	$(2.54)

Dilutive earnings per share
Numerator:
Net income (loss)	$1,727	$(3,306)
Net income (loss) available to common stockholders	$1,727	$(3,306)

Denominator:
Weighted average basic shares outstanding,	1,896,057	1,303,209
Weighted average effect of dilutive securities
Convertible preferred stock	688	-
Weighted average diluted shares outstanding	1,896,745	1,303,209

Earnings per diluted share:
Net income (loss)	$0.91	$(2.54)
Net income (loss) available to common stockholders	$0.91	$(2.54)

Securities that could potentially dilute loss per share in the future that were not included in the computation of diluted loss per share at December 31, 2018 and 2017 are as follows:

	As of December 31,
	2018	2017
Convertible preferred stock	688	688
Warrants to purchase common stock	294,072	294,072
Options to purchase common stock	124,381	77,332
Total	419,141	372,092

Recently Issued Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No. 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2017-11 on January 1, 2019 and the adoption did not have an impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company adopted ASU 2018-07 on January 1, 2019 and the adoption did not have an impact on the Company’s consolidated financial statements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule is effective on November 5, 2018. The Company is evaluating the impact of this guidance on its consolidated financial statements. The Company anticipates its first presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company does not expect the adoption of this guidance to have a material impact on its consolidated Financial Statements.

Recently Adopted Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09) as modified by ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” and ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies may adopt the new standard either using the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. The Company adopted the new standard effective January 1, 2018, using the modified retrospective approach. The Company has determined that its licenses represent functional intellectual property under Topic 606. Therefore, revenue is recognized at the point in time when the customer has the right to use the intellectual property rather than over the license period. Accordingly, the Company’s deferred revenue related to its licenses was eliminated and accumulated deficit as of January 1, 2018 was decreased by approximately $3.2 million so that the Company will not recognize revenue on earnings statements in the future as to its license. Absent the adoption of ASC 606, the Company would have recorded approximately $1.0 million of deferred revenue for the year ended December 31, 2018.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements; and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted the provisions of ASU 2016-01 on January 1, 2018. The adoption of this update did not impact the Company’s consolidated financial statements and related disclosures.

In May 2017, the Financial Accounting Standards Board (the FASB) issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, (ASU 2017-09). ASU 2017-09 provides clarity and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 should be applied prospectively to an award modified on or after the adoption date. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company adopted ASU 2017-09 on January 1, 2018. The adoption of this ASU did not have a material impact on the Company’s financial position or results of operations.

Note 4. Investments in Marketable Securities

The realized gain or loss, unrealized gain or loss, and dividend income related to marketable securities for the year ended December 31, 2018 and 2017, which are recorded as a component of other(expenses) income on the consolidated statements of operations, are as follows ($ in thousands):

	For the Years Ended December 31,
	2018	2017
Realized gain (loss)	$(400)	$(328)
Unrealized gain (loss)	(117)	240
Dividend income	158	111
	$(359)	$23

Note 5. Investment in Hoth Therapeutics, Inc.

On June 30, 2017 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Hoth Therapeutics, Inc., a Nevada corporation (“Hoth”), for the purchase of an aggregate of 1,700,000 shares of common stock (which has been retroactively restated to reflect the 1-for-4 reverse stock split effected by Hoth on December 6, 2018), par value $0.0001 (the “Shares”), of Hoth, for a purchase price of $675,000. Hoth is a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth’s primary asset is a sublicense agreement with Chelexa Biosciences, Inc. (“Chelexa”) pursuant to which Chelexa has granted Hoth an exclusive sublicense to use its BioLexa products for the treatment of eczema.

On February 15, 2019, Hoth announced the pricing of its initial public offering (“IPO) of 1,250,000 shares of its common stock at an initial offering price to the public of $5.60 per share. All shares of common stock were offered by Hoth.

Hoth’s common stock commenced trading on The Nasdaq Capital Market, on February 15, 2019 under the ticker symbol “HOTH”. The IPO closed on February 20, 2019.

The Company records this investment at fair value and records any change in fair value in the statements of operations (see Note 8).

Note 6. Investment in DatChat, Inc.

On August 8, 2018, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with DatChat. Under the Securities Purchase Agreement, the Company agreed to make a $1,000,000 strategic investment in DatChat. See Note 1 for further explanation.

As described in Note 3 to these consolidated financial statements, effective January 1, 2018, the Company adopted ASU 2016-01 concerning recognition and measurement of financial assets and financial liabilities. In adopting this new guidance, the Company has made an accounting policy election to adopt an adjusted cost method measurement alternative for its investment in DatChat.

Note 7. Intangible Assets

Patent Portfolio

The Company’s intangible assets with finite lives consist of its patents and patent rights. For all periods presented, all of the Company’s identifiable intangible assets were subject to amortization. The net carrying amounts related to acquired intangible assets are as follows ($ in thousands):

	Net Carrying Amount	Weighted average amortization period (years)
Patent Portfolios and Patent Rights at December 31, 2016, net	$4,951	3.65
Amortization expenses	(1,373)
Patent Portfolios and Patent Rights at December 31, 2017, net	$3,578	2.67
Amortization expenses	(1,405)
Impairment loss	(2,173)
Patent Portfolios and Patent Rights at December 31, 2018, net	$—	—

The Company reviews its patent portfolio for impairment as a single asset group whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The Company reviews its patent portfolio for impairment as a single asset group whenever events or changes in circumstances indicate that the carrying value may not be recoverable. During the year ended 2018, the Company determined that certain events occurred that were indicators of a potential impairment. In accordance with ASC 360-10, the Company first estimated the future undiscounted cash flows anticipated to be generated by the patent portfolio based on the Company’s current usage and future plans for the patent portfolio over its remaining weighted average useful life. Given the short-term nature of the patents the undiscounted cash flows approximate discounted cash flows. The analysis concluded that the carrying amount of the patent portfolio was not recoverable. The Company recorded a $2.2 million impairment charge against its patent portfolio to write off the entire remaining balance of the intangible assets during the year ended December 31, 2018.

There was no impairment charges recorded during the year ended December 31, 2017.

Note 8. Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The following table presents the Company’s assets and liabilities that are measured at fair value at December 31, 2018 and 2017 ($ in thousands):

	Fair value measured at December 31, 2018
		Quoted prices in	Significant other	Significant
	Total at December 31,	active markets	observable inputs	unobservable inputs
	2018	(Level 1)	(Level 2)	(Level 3)
Assets
Marketable securities - exchange traded funds	$2,700	$2,700	$—	$—
Investments at Hoth	$9,214	$—	$—	$9,214

Liabilities
Fair value of warrant liabilities	$82	$—	$—	$82

	Fair value measured at December 31, 2017
	Total carrying value at December 31,	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs
	2017	(Level 1)	(Level 2)	(Level 3)
Assets
Marketable securities - mutual and exchange traded funds	$3,998	$976	$3,022	$—
Investments at Hoth	$1,020	$—	$—	$1,020

Liabilities
Fair value of warrant liabilities	$822	$—	$—	$822

There were no transfers between Level 1, 2 or 3 for the years ended December 31, 2018 and 2017.

Level 2 Valuation Techniques

The fair values of Level 2 marketable securities are determined using one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 Valuation Techniques

Level 3 Valuation Techniques – Assets

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial assets that are measured at fair value on a recurring basis:

	Fair Value of Level 3 investment
	December 31,	December 31,
	2018	2017
Beginning balance	$1,020	$—
Fair value of Hoth upon issuance	—	675
Change in fair value of Hoth	8,194	345
Ending balance	$9,214	$1,020

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

The decision to elect the fair value option, which is irrevocable once elected, is determined on an instrument by instrument basis and applied to an entire instrument. The net gains or losses, if any, on an investment for which the fair value option has been elected, are recognized as change in fair value of investment in the Consolidated Statements of Operations.

A summary of quantitative information with respect to the valuation methodology and significant unobservable inputs used for the Company’s valuation in Hoth that are categorized within Level 3 of the fair value hierarchy at the date of issuance and as of December 31, 2018 and 2017 is as follows:

Date of valuation	December 31, 2018	December 31, 2017
Risk-free interest rate	2.45%	1.83%
Expected volatility	75.00%	75.00%
Contractual life (in years)	0.17	1.50

The investment in Hoth Therapeutics as of December 31, 2018 was valued using the PWERM (Probability Weighted Expected Return Method). Under this method, an analysis of future values of a company is performed for several likely scenarios. These scenarios included both a high and low range of values that were provided to Hoth Therapeutics by their investment bankers. The price per share was $6.50 and $5.50, respectively. The value is then discounted to the present using a risk-adjusted discount rate of 15%. The present values of the common stock under each scenario are then weighted based on the probability of each scenario occurring to determine the value of the investment. A 10% probability was placed on the high end and a 90% probability was placed on the low end.

The investment in Hoth Therapeutics as of December 31, 2017 was valued using a hybrid probability weighted expected return method, with scenarios including (1) Hoth continuing to operate as a private company through an estimated potential exit date, and (2) Hoth undergoing an IPO in the near future. The private-company scenario utilizes a reverse option pricing method (backsolve) based on the recent Series A transaction. Key inputs to the backsolve, in addition to the Series A price, include volatility (75.00%) and expected maturity (1.0 years). The IPO scenario is based on initial value indications proposed by investment bankers. The primary inputs, in addition to the pre-money value indications, include the estimated time to IPO (end of November) and a discount rate of 15%. The valuation conclusion is sensitive to the probability weightings assigned to each scenario. The weightings (1/3 IPO scenario, 2/3 private company scenario), were determined according to management expectations regarding exit opportunities, based on what was known or knowable as of December 31, 2017.

Intangible Assets Measured at Fair Value on a Non-Recurring Basis using Level 3 Inputs

The following tables presents the Company’s hierarchy for nonfinancial assets measured at fair value on a non-recurring basis (in thousands):

	Net Carrying	Impairment Charges -
	Value at	Year Ended
	December 31, 2018	December 31, 2018
Assets
Patent Portfolios, Net	$—	$2,173

	Net Carrying	Impairment Charges -
	Value at	Year Ended
	December 31, 2017	December 31, 2017
Assets
Patent Portfolios, Net	$3,578	$—

The Company’s intangible assets are measured at fair value on a non-recurring basis using Level 3 inputs. See Note 7 for valuation techniques for patents.

Level 3 Valuation Techniques – Liabilities

Level 3 financial liabilities consist of the warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the warrant liabilities are recorded in “change in fair value of warrant liabilities” in the Company’s consolidated statements of operations.

The Series A and Series B warrants have been recorded at their fair value using the Black-Scholes valuation model, and will be recorded at their respective fair value at each subsequent balance sheet date. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as volatility. The warrants require, at the option of the holder, a net-cash settlement following certain fundamental transactions at the Company or require the issuance of registered shares upon exercise, do not expressly preclude an implied right to cash settlement and are therefore accounted for as derivative liabilities.

A summary of quantitative information with respect to the valuation methodology and significant unobservable inputs used for the Company’s warrant liabilities that are categorized within Level 3 of the fair value hierarchy at the date of issuance and as of December 31, 2018 and December 31, 2017 is as follows:

Date of valuation	December 31, 2018	December 31, 2017
Risk-free interest rate	2.48%	1.98%
Expected volatility	72.03% - 103.13%	100.00% - 132.21%
Contractual life (in years)	1.94 - 2.06	2.94 - 3.06
Expected dividend yield	—	—

The risk-free interest rate was based on rates established by the Federal Reserve. For the July 2015 Warrants, the expected volatility in the Black-Scholes model is based on an expected volatility of 100% for both periods which represents the percentage required to be used when valuing the cash settlement feature as contractually stated in the form of warrant. The general expected volatility is based on standard deviation of the Company’s underlying stock price’s daily logarithmic returns. The expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based upon the fact that the Company has not historically paid dividends on its common stock and does not expect to pay dividends on its common stock in the future.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the year ended December 31, 2018 and 2017 ($ in thousands):

	Fair Value of Level 3 financial liabilities
	December 31,	December 31,
	2018	2017
Beginning balance	$822	$702
Fair value adjustment of warrant liabilities	(740)	120
Ending balance	$82	$822

Note 9. RPX License Agreement

Under an agreement between the Company and RPX Corporation (“RPX”), the Company granted RPX the ability to grant to VTech Telecommunications Ltd. (“VTech”) a sublicense for a fully paid portfolio license in exchange for an additional $20,000 in cash consideration during the year ended December 31, 2017.

The license granted under the terms of the RPX License described herein does not extend to entities/companies that are not clients of RPX and provide chipsets or other hardware to current RPX clients.

During the year ended December 31, 2018 and 2017, the Company recorded approximately $0 and $957,000, respectively, in revenue related to the amortization of the license. The Company has determined that its licenses represent functional intellectual property under Topic 606. Therefore, revenue is recognized at the point in time when the customer has the right to use the intellectual property rather than over the license period. Accordingly, the Company’s deferred revenue related to its licenses was eliminated through a debit adjustment in the amount of approximately $3.2 million through the accumulated deficit at the beginning of 2018. The Company will not recognize revenue from the RPX license in the future.

Note 10. Stockholders’ Equity and Convertible Preferred Stock

Common Stock

2017 activity

On July 18, 2017, the Company entered into an underwriting agreement with Laidlaw & Company (UK) Ltd. with respect to the issuance and sale of an aggregate of 294,118 shares of the Company’s common stock, par value $0.0001 per share, in a firm commitment underwritten public offering which closed on July 24, 2017. Each share was sold for a price of $8.50 for aggregate gross proceeds of $2.5 million, with net proceeds of approximately $2.1 million, after deducting the underwriting discounts and commissions (equivalent to 8% of gross proceeds) and estimated offering expenses.

2018 activity

On March 19, 2018, the Company closed a public offering of common stock for gross proceeds of approximately $3.0 million. The offering was a shelf takedown off of the Company’s registration statement on Form S-3 (File No. 333-222488) and was conducted pursuant to a placement agency agreement (the “Agreement”) between the Company and Laidlaw & Company (UK) Ltd., the sole placement agent, on a best-efforts basis with respect to the offering (the “Placement Agent”), that was entered into on March 14, 2018. The Company sold 522,876 shares of its common stock in the offering at a purchase price of $5.74 per share.

The Company had designated separate series of its capital stock as of December 31, 2018 and December 31, 2017 as summarized below:

	Number of Shares Issued
	and Outstanding as of
	December 31,	December 31,		Conversion
	2018	2017	Par Value	Ratio
Series “A”	-	-	$0.0001	N/A
Series “C”	-	-	0.0001	0.01:1
Series “D”	4,725	4,725	0.0001	0.12:1
Series “D-1”	834	834	0.0001	0.12:1
Series “F-1”	-	-	0.0001	0.01:1
Series “H”	-	-	0.0001	0.12:1
Series “I”	-	-	0.0001	0.25:1
Series “J”	-	-	0.0001	0.01:1
Series “K”	-	-	0.0001	61.92:1

Series D Convertible Preferred Stock

In connection with the acquisition of North South’s patent portfolio in September 2013, the Company issued 1,379,685 shares of its Series D Convertible Preferred Stock (“Series D Preferred Stock”) to the stockholders of North South. Each share of Series D Preferred Stock has a stated value of $0.0001 per share and is convertible into ten-nineteenths of a share of Common Stock. Upon the liquidation, dissolution or winding up of the Company’s business, each holder of Series D Preferred Stock shall be entitled to receive, for each share of Series D Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of Common Stock on an “as converted” basis. Each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to its stockholders and shall be entitled to such number of votes equal to the number of shares of Common Stock such shares of Series D Preferred Stock are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation and the conversion limitations described below. The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.

As of December 31, 2018 and 2017, 4,725 shares of Series D Preferred Stock remained issued and outstanding.

Series D-1 Convertible Preferred Stock

The Company’s Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”) was established on November 22, 2013. Each share of Series D-1 Preferred Stock has a stated value of $0.0001 per share and is convertible into ten- nineteenths of a share of Common Stock. Upon the liquidation, dissolution or winding up of the Company’s business, each holder of Series D-1 Preferred Stock shall be entitled to receive, for each share of Series D-1 Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of Common Stock on an “as converted” basis. Each holder of Series D-1 Preferred Stock shall be entitled to vote on all matters submitted to the Company’s stockholders and shall be entitled to such number of votes equal to the number of shares of Common Stock such shares of Series D-1 Preferred Stock are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation. The conversion ratio of the Series D-1 Preferred Stock is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company commenced an exchange with holders of Series D Convertible Preferred Stock pursuant to which the holders of the Company’s outstanding shares of Series D Preferred Stock acquired in the Acquisition could exchange such shares for shares of the Company’s Series D-1 Preferred Stock on a one-for-one basis.

As of December 31, 2018 and 2017, 834 shares of Series D-1 Preferred Stock remained issued and outstanding.

Warrants

A summary of warrant activity for year ended December 31, 2018 and 2017 is presented below:

				Weighted Average
		Weighted Average	Total	Remaining Contractual
		Exercise	Intrinsic	Life
	Warrants	Price	Value	(in years)
Outstanding as of December 31, 2017	294,072	$-	$-	2.92
Outstanding as of December 31, 2018	294,072	$38.15		1.92

Stock Options

2012 Plan

At December 31, 2018, there were 123 shares available for grant under the 2012 Equity Incentive Plan.

2013 Plan

At December 31, 2018, there were 24,840 fully vested options outstanding and 9,835 shares available for grant under the Spherix Incorporated 2013 Equity Incentive Plan.

2014 Plan and Option Grants

At December 31, 2018, there were 99,541 options outstanding and 2,627 shares available for grant under the Spherix Incorporated 2014 Equity Incentive Plan.

The fair value of options granted in 2018 and 2017 was estimated using the following assumptions:

	For the Years Ended December 31,
	2018	2017
Exercise price	$4.42-$6.38	$4.34
Expected stock price volatility	131.8%-132.2%	134.5%
Risk-free rate of interest	2.65%-2.80%	1.4%
Term (years)	9.13-9.34	4.42

A summary of option activity under the Company’s employee stock option plan for year ended December 31, 2018 and 2017 is presented below:

				Weighted Average
		Weighted Average	Total	Remaining Contractual
	Number of Shares	Exercise Price	Intrinsic Value	Life (in years)
Outstanding as of December 31, 2017	76,650	$332.31	$6,008	3.2
Employee options granted	47,064	5.89	-	9.2
Outstanding as of December 31, 2018	123,714	$208.07	$-	4.9
Options vested and expected to vest	123,699	$208.07	$-	4.9
Options vested and exercisable	117,816	$218.24	$-	4.6

A summary of options that the Company granted to non-employees for the year ended December 31, 2018 and 2017 is presented below:

				Weighted Average
		Weighted Average	Total	Remaining Contractual
	Number of Shares	Exercise Price	Intrinsic Value	Life (in years)
Outstanding as of December 31, 2017	682	$416.82	$-	3.4
Outstanding as of December 31, 2018	682	$416.82	$-	2.4
Options vested and expected to vest	682	$416.82	$-	2.4
Options vested and exercisable	682	$416.82	$-	2.4

Stock-based compensation associated with the amortization of stock option expense was $213,000 and $14,000 for the years ended December 31, 2018 and 2017, respectively.

Estimated future stock-based compensation expense relating to unvested stock options is approximately $8,000. The weighted average remaining contractual term of exercisable options is approximately 4.8 years at December 31, 2018.

Restricted Stock Awards

2017 activity

On October 11, 2017, the Company granted a consultant 1,177 shares of restricted common stock for consulting services. The restricted stock award vested immediately. The grant date fair value of restricted stock award was $8,400.

2018 activity

During 2018 approximately 20,097 shares with a fair value of approximately $106,000 was granted. These restricted stock awards vested immediately.

Restricted Stock Units

On March 14, 2017, 8,464 restricted stock units (“RSUs”) were delivered to Anthony Hayes. 5,479 shares of common stock were withheld (at the closing price of the Company’s common stock on the NASDAQ Capital Market on March 14, 2017) to satisfy the tax obligation relating to the vesting of the RSUs.

As of December 31, 2018, the Company did not have unrecognized stock-based compensation expense related to restricted stock unit awards.

Stock-based Compensation Expense

Stock-based compensation expense for the year ended December 31, 2018 and 2017 was comprised of the following ($ in thousands):

	For the Years Ended December 31,
	2018	2017
Employee restricted stock awards	$107	$—
Non-employee restricted stock awards	—	9
Employee stock option awards	213	14
Total compensation expense	$320	$23

Note 11. Commitments and Contingencies

Financing of Directors’ and Officers’ Insurance

The Company financed its Directors’ and Officers’ insurance policy for approximately $0.2 million. Payments are due monthly and the policy is for 12 months. Finance charges for the 12-month period are nominal. As of December 31, 2018, the Company owed approximately $0.1 million and such amounts were recorded in accrued expenses. The Company has made regular payments in accordance with this insurance policy.

Legal Proceedings

In the ordinary course of business, the Company actively pursues legal remedies to enforce its intellectual property rights and to stop unauthorized use of use technology. From time to time, the Company may be involved in various claims and counterclaims and legal actions arising in the ordinary course of business. There were no pending material claims or legal matters as of the date of this report other than the following matters:

International License Exchange of America, LLC Litigations

Optic153 LLC Litigations

Under our Monetization Agreement with Equitable, Optic 153 LLC, an Equitable subsidiary, has filed the following litigations relating to patents acquired under the terms of settlement of one of our prior litigations:

●	On March 15, 2018, litigation against Lumentum Operations LLC, Case No. 1:18-cv-00406-VAC-CJB, in the in the U.S. District Court for the District of Delaware, related to alleged infringement of U.S. Patent No. 6,587,261. Such case settled in November of 2018 and the Company received its pro rata portion of the aggregate settlement amount of $200,000. A Notice of Voluntary Dismissal was filed on November 15, 2018 and the Court closed the case.

Counterclaims

In the ordinary course of business, we, or with our wholly-owned subsidiaries or monetization partners, will initiate litigation against parties whom we believe have infringed on our intellectual property rights and technologies. The initiation of such litigation exposes us to potential counterclaims initiated by the defendants. Currently, there are no counterclaims pending against us. In the event such counterclaims are filed, we can provide no assurance that the outcome of these claims will not have a material adverse effect on our financial position and results from operations.

Note 12. Income Taxes

The income tax provision consists of the following ($ in thousands):

	As of December 31,
	2018	2017
Federal
Current	$—	$—
Deferred	(517)	14,376
Decrease in valuation allowance	517	(14,376)

State and local
Current	—	—
Deferred	(92)	(1,416)
(Decrease) Increase in valuation allowance	92	1,416
Change in valuation Allowance	610	(12,960)
Income Tax Provision (Benefit)	$—	$—

The following is a reconciliation of the U.S. federal statutory rate to the effective income tax rates for the years ended December 31, 2018 and 2017:

	For the years ended December 31,
	2018	2017
U.S. Statutory Federal Rate	21%	34%
Federal tax rate change	—%	(456.08)%
State Taxes, Net of Federal Tax Benefit	3.91%	2.28%
Other Permanent Differences	1.76%	3.12%
State rate change in effect	—%	—%
Fair Value of Warrants	8.99%	(1.23)%
Increase due to true up of State NOL	—	26.00
Decrease due to change in Federal NOL and other true ups	(0.36)%	(0.12)%
Change in Valuation Allowance	(35.30)%	392.03%
Income Tax Provision (Benefit)	0.0	0.0

At December 31, 2018 and 2017, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following ($ in thousands):

	As of December 31,
	2018	2017
Deferred tax assets:
Net-operating loss carryforward	$12,163	$9,608
Stock based compensation	5,444	5,368
Patent portfolio and other	11,201	11,317
Total Deferred Tax assets	28,808	26,293
Valuation allowance	(26,831)	(26,220)
Deferred Tax Asset, Net of valuation allowance	$1,977	$73
Deferred tax liability:
Fair value adjustment of investment	(1,977)	(73)
Net deferred tax assets	$—	$—

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law. Among other items, H.R.1 reduces the federal corporate tax rate to 21% from the existing maximum rate of 35%, effective January 1, 2018. As a result, the Company revalued its net deferred tax asset at the new lower tax rate and has reduced the value of the deferred tax asset before valuation allowance by $15.08 million.

Upon completion of our 2018 U.S. income tax return in 2019 we may identify additional re-measurement adjustments to our recorded deferred tax liabilities. We will continue to assess our provision for income taxes as future guidance is issued, but do not currently anticipate significant revisions will be necessary. Any such revisions will be treated in accordance with the measurement period guidance outlined in Staff Accounting Bulletin No. 118

After the enactment of the Act, the SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Act. In our financial statements for the period ended December 31, 2017, we calculated an estimate of the impact of the Act related to the remeasurement of our net U.S. deferred tax asset due to the change in U.S. federal corporate income tax rate. The provisional amount recorded was deferred tax expense of $12.960 million, but which was fully and equally offset by a deferred tax benefit related to a corresponding reduction in our valuation allowance. The Company had previously recorded a valuation allowance against the deferred tax asset so this adjustment had no impact on the financial statements for the period ended December 31, 2017. During the quarter ended December 31, 2018, the completed the accounting for the income tax effects of the Act, which resulted in an in an immaterial change in the net deferred tax asset, before valuation allowance, as of the enactment date.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. The Company has determined that, based on objective evidence currently available, it is more likely than not that, with the exception of an Alternative Minimum Tax (AMT) carryforward, the deferred tax assets will not be realized in future periods. Accordingly, the Company has provided a partial-valuation allowance for the deferred tax assets with the exception of the AMT credit carryforward at December 31, 2018. As of December 31, 2018, the change in valuation allowance is approximately $610 thousand.

Under the Tax cuts and Jobs Act corporations are no longer subject to the Alternative Minimum Tax (AMT), effective for taxable years beginning after Dec. 31, 2017. However, where a corporation has an AMT credit from a prior taxable year, the corporation will continue to carry the credit forward and may use a portion of it as a refundable credit in any taxable year beginning after 2017 but before 2022. Generally, 50 percent of the corporation’s AMT Credit carried forward to one of these years will be claimable and refundable for that year. In tax years beginning in 2021, however, the entire remaining carryforward generally will be refundable. The Company has an AMT credit carryforward of $40,842 as of December, 31, 2018. The Company will request the following refunds for the tax years ended December 31, 2019 through December 31, 2021:

Tax Year Ended:	AMT Credit Refund Request

December 31, 2019	$20,421
December 31, 2020	10,211
December 31, 2021	10,210
$40,842

As of December 31, 2018, the Company had federal and state net operating loss carryovers (“NOLs”) of approximately $52.53 million, which expire from 2019 through 2038. The NOL carryover may be subject to limitation under Internal Revenue Code section 382, should there be a greater than 50% ownership change as determined under the regulations.

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of NOL or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs and penalties related to unrecognized tax benefits are required to be calculated and would be classified as interest and penalties in general and administrative expense in the statement of operations. As of December 31, 2018 and 2017, no liability for unrecognized tax benefit was required to be reported. No interest or penalties were recorded during the years ended December 31, 2018 and 2017. The Company does not expect any significant changes in its unrecognized tax benefits in the next year. The Company files U.S. federal and state income tax returns. As of December 31, 2018, the Company’s U.S. and state tax returns (California, Delaware, Maryland, New York, New York City, Virginia, Pennsylvania and Texas) remain subject to examination by tax authorities beginning with the tax return filed for the year ended December 31, 2015, however, there were no audits pending in any of the above-mentioned jurisdictions during 2018. The Company believes that its income tax positions would be sustained upon an audit and does not anticipate any adjustments that would result in material changes to its consolidated financial position.

Note 13. Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements other than disclosed.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On January 11, 2019, the Company received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with Nasdaq Listing Rule 5620(a), which requires an issuer to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end (the “Annual Meeting Rule”), the Company would be required to submit a plan to regain compliance with the Annual Meeting Rule for the Staff’s consideration by no later than February 25, 2019. The Notice has no immediate impact on the Company’s listing or trading in the Company’s securities on Nasdaq.

The Company has been provided an extension of up to 180 calendar days from the Company’s fiscal year end, through July 1, 2019, to evidence compliance with the Annual Meeting Rule. As announced to the Company’s stockholders on a Current Report on Form 8-K filed on February 6, 2019, the Company has established April 15, 2019 as the date of the Company’s 2019 annual meeting of stockholders.

Item 20—Indemnification of Directors and Officers

Section 145 of the DCGL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as Spherix is, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Spherix’s amended and restated certificate of incorporation and amended and restated bylaws provide that it will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DCGL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Spherix has entered into indemnification agreements with all of our executive officers and directors. These agreements provide, subject to limited exceptions and among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that no director or officer shall be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him or her against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him or her in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. Our indemnification agreements also provide for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, or proceeding (subject to the terms and conditions set forth therein). The indemnification agreements contain certain exclusions, including proceedings initiated by the indemnitee unless the Company has joined in or consented to the initiation of such claim.

Spherix is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DCGL would permit indemnification.

ANNEX A

ASSET PURCHASE AGREEMENT

by and between

CBM BIOPHARMA, INC.
as Seller

and

SPHERIX INCORPORATED
as Buyer

Dated as of May 15, 2019

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2019, by and between CBM BIOPHARMA, INC., a Delaware corporation (“Seller”), and SPHERIX INCORPORATED, a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller is engaged in the business of licensing certain inventions, including, but not limited to, patents and other intellectual property related to pioneering drug compounds that were developed at the University of Wake Forest and the University of Texas at Austin, in the areas of acute myeloid leukemia (AML), acute lymphoblastic leukemia (ALL), acral lentiginous melanoma and pancreatic cancer (the “Business”);

WHEREAS, Seller desires to sell and cause to be transferred to Buyer, and Buyer desires to purchase and accept the transfer from Seller, substantially all of Seller’s assets, properties and rights, subject to the terms and conditions set forth herein; and

WHEREAS, certain capitalized terms used herein are defined in Annex I.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF PURCHASED ASSETS

1.1. Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Closing, Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, free and clear of any and all Liens, all of Seller’s rights, title and interests in and to all of the assets, properties, contracts and rights of Seller (other than the Excluded Assets) (collectively, the “Purchased Assets”), including the following to the extent they exist:

(a) all rights of Seller in, to and under any Contract of any kind or character to which Seller is a party, or by which Seller or any of the Purchased Assets may be bound or affected (other than the Excluded Contracts) (each, a “Purchased Contract”);

(b) all “general intangibles” (as defined in the Uniform Commercial Code);

(c) all rights, if any, to any Intellectual Property, including all Patents, Copyrights, Trade Secrets, inventions and processes, Trademarks, trademarks, service marks, logos, brand names, assumed names, domain names, URLs, websites, software, technology rights and licenses, and all registrations and applications therefor, together with the goodwill symbolized thereby;

Annex A-1

(d) all of the following which pertain to the Purchased Assets, Assumed Liabilities or the Business: books, records, manuals and other materials, files, originals and copies of all Purchased Contracts, purchase orders, invoices, items of payment, tax receipts, computer tapes, disks, other storage media and records, advertising matter, catalogues, price lists, correspondence, memoranda, forecast, price lists, sales records, customer and client lists, customer relationship management data, vendor and supplier lists, financial records, mailing lists, lists of customers and suppliers, distribution lists, photographs, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, quality control records and procedures, research and development files, records, data, trademark files and disclosures, media materials and plates, sales order files and litigation files (other than litigation files exclusively relating to Excluded Assets or Retained Liabilities);

(e) all rights to indemnification, warranties, guarantees, claims, causes of action, choses in action, rights of recovery, rights of setoff, rights of recoupment and other rights of any kind against suppliers, manufacturers, contractors or other third parties relating to the Purchased Assets or the Assumed Liabilities; and

(f) all goodwill associated with the Business or the Purchased Assets.

1.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1, Seller shall retain all of its right, title and interest in and to, and shall not sell, transfer, assign, convey or deliver to Buyer at the Closing, and the Purchased Assets shall not include, the following (collectively, the “Excluded Assets”):

(a) any cash or cash equivalents, including any marketable securities, of Seller;

(b) any bank or brokerage accounts of Seller (the “Retained Bank Account”);

(c) the Organizational Documents, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, minute books, equity interests transfer books, books and records relating to Taxes, and any other documents relating to the organization, maintenance and existence of Seller as a corporation;

(d) any rights of Seller under this Agreement or any Ancillary Document to which Seller is a party or any other agreement between Seller and Buyer;

(e) all rights of Seller under any Contract that is listed on Schedule 1.2(e) (collectively, the “Excluded Contracts”);

(f) all Tax assets (including duty and Tax refunds and prepayments and Tax losses of Seller incurred prior to the Closing Date) of Seller or any of its Affiliates;

(g) all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise that are unrelated to the Purchased Assets; and

(h) any other assets, properties and rights used by Seller in its businesses other than the Business.

Annex A-2

1.3. Assumption of Assumed Liabilities. On the terms and subject to the conditions contained in this Agreement, effective at the Closing, Buyer will assume and thereafter pay, perform or otherwise discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a) all obligations of Seller to be performed under the Purchased Contracts (excluding, for the avoidance of doubt, Excluded Contracts) for periods after the Closing, but excluding any Liability, whether incurred or arising prior to, on or after the Closing Date, in connection with any actual or alleged breach, default or other failure to perform under any Purchased Contract or violation of Law, in any case, occurring or alleged to have occurred at or prior to the Closing;

(b) all Liabilities and obligations to the extent arising from or related to the operation of the Business after the Closing (other than in connection with the Purchased Contracts), but excluding any Liability, whether incurred or arising prior to, on or after the Closing Date, in connection with any actual or alleged breach, default or other failure to perform under any Purchased Contract or violation of Law occurring or alleged to have occurred at or prior to the Closing;

(c) all liabilities and obligations of Buyer or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing but not including any bonus payments payable thereunder as a result of the transactions contemplated hereunder (ie. change of control);

(d) all liabilities and obligations for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to this Agreement;

(e) all other liabilities and obligations arising out of or relating to Buyer's ownership or operation of the Business and the Purchased Assets on or after the Closing;

(f) all liabilities and obligations of Seller set forth on Section 1.3(f) of the Disclosure Schedules.

1.4. Retained Liabilities. Except for the Assumed Liabilities as provided in Section 1.3, Buyer shall not assume and shall not be responsible for, any Liabilities of Seller (or any Affiliate or predecessor thereof), all of which Liabilities shall be and remain the sole responsibility of Seller (or its Affiliate) (the “Retained Liabilities”), including all of the following Liabilities:

(a) any trade payables and other current liabilities and any Liabilities under any Purchased Contract for any period at or prior to the Closing (regardless of any contrary provisions in any instrument of assumption or conveyance), including for such purposes any Liabilities that arise as a result of the transactions contemplated hereunder, including bonus payments for a change of control;

(b) any Liability, whether incurred or arising prior to, on or after the Closing Date, in connection with any actual or alleged breach, default or other failure to perform under any Purchased Contract or violation of Law occurring or alleged to have occurred at or prior to the Closing;

(c) all Liabilities in respect of Actions of or involving third parties against Seller arising out of incidents or events occurring at or prior to the Closing, including all workers compensation, general liability and other insurance claims with an incident date on or prior to the Closing Date;

(d) any Liability for any Indebtedness;

Annex A-3

(e) any labor or employment related Liabilities (including accrued vacation pay, and severance and other payments payable to Employees in connection with termination of such employment and all bonuses or other payments payable to such Employees as a result of the transactions contemplated hereunder), Action, judgments, damages, costs, expenses (including any Action for severance pay, accrued vacation pay or wrongful discharge), grievances, unfair labor practices and violations of any applicable Law or Order by reason of any act, omission or matter occurring at or prior to the Closing relating to any Employees or their respective Representatives;

(f) any Liability with respect to Employees that do not become Transferred Employees at the Closing in accordance with Section 6.7;

(g) any Liability with respect to self-insured retention, retrospective premiums and/or deductibles, if applicable, for claims arising from or relating to the period at or prior to the Closing;

(h) all Taxes now or hereafter owed by Seller, or attributable to the Business or the ownership, operation or use of the Purchased Assets relating to any period up to and including the Closing Date, including liabilities and obligations for Transfer Taxes resulting from the transactions contemplated by this Agreement;

(i) any Liability imposed upon or incurred by Buyer or its Affiliates by operation of any applicable Law or Order which Liability, if not for the operation of such Law or Order, would have been a Retained Liability;

(j) any Liabilities of Seller under this Agreement or any Ancillary Document to which Seller is a party or any other agreement between Seller and Buyer;

(k) any Liability to the extent related to an Excluded Asset (including Excluded Contracts); and

(l) any Liability relating to or arising from the Business for periods at or prior to the Closing.

1.5. Consents Not Obtained. In the event that Seller fails to obtain prior to the Closing (or otherwise fails to have in full force and effect at the Closing) any consent (including any consent to an assignment of a Contract), Permit, waiver, authorization, order or other approval required to consummate the transactions contemplated by this Agreement without breaching a Purchased Contract or otherwise adversely affecting the ability of Buyer to operate the Business after the Closing or the rights of Buyer with respect to the Purchased Assets, the Assumed Liabilities or otherwise under this Agreement (any of the foregoing, a “Necessary Consent”), this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any such instrument, Contract, Permit or other Purchased Asset for which a Necessary Consent is not obtained and in effect as of the Closing, and Seller and Buyer shall, from and after the Closing, continue to use its commercially reasonable efforts to obtain any such Necessary Consent for the benefit of Buyer under the terms and conditions substantially the same as those existing under the applicable Purchased Asset as of the Closing. Once a Necessary Consent is obtained, the applicable Purchased Asset will be deemed to have been automatically assigned and transferred to Buyer on the terms set forth in this Agreement, effective as of the date of assignment. If any Necessary Consent is not obtained and in full force and effect as of the Closing and as a result thereof, the assignment or transfer of a Purchased Asset is ineffective or the rights or obligations of Buyer with respect to a Purchased Asset or Assumed Liability or Buyer’s ability to operate the Business after the Closing are otherwise adversely affected, at Buyer’s request, Seller will enter into a mutually agreeable and reasonable arrangement with Buyer under which (i) Buyer will obtain the benefits and assume, perform and/or promptly reimburse Seller for the obligations thereunder (to the extent otherwise constituting Assumed Liabilities) in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or (ii) Seller will enforce for the benefit, and at the direction, of Buyer any and all rights of Seller thereunder, with Buyer assuming Seller’s obligations thereunder (to the extent otherwise constituting Assumed Liabilities).

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ARTICLE II
PURCHASE PRICE

2.1. Purchase Price. Subject to the Closing, in consideration of the sale, assignment, transfer and delivery to Buyer of the Purchased Assets in accordance with and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall:

(a) assume the Assumed Liabilities in accordance with and subject to the terms and conditions of this Agreement;

(b) pay to Seller an amount equal to Eight Million U.S. Dollars ($8,000,000) (the “Purchase Price”) consisting of (i) an aggregate number of shares of common stock, par value $0.0001 per share, of Buyer (the “Buyer Common Stock”) as shall be equal to Seven Million U.S. Dollars ($7,000,000) (the “Stock Consideration”) consisting of (A) an aggregate number of shares of Buyer Common Stock equal to 9.9% of the issued and outstanding shares of Buyer Common Stock (“Common Stock”) as of the Closing Date (the “Common Stock Consideration”), and (B) such number of shares of Buyer Preferred Stock (the “Preferred Stock Consideration”) as shall be equal to the Stock Consideration less the value of the shares of Buyer Common Stock comprising the Common Stock Consideration, with each share constituting the Stock Consideration valued at Buyer Common Stock Price, and (ii) cash consideration in the amount of One Million U.S. Dollars ($1,000,000) (the “Cash Consideration Amount”, and together with the Stock Consideration, the “Purchase Consideration”);

(c) hold back and retain the Cash Consideration Amount from the Purchase Consideration. The Cash Consideration Amount shall become payable to Seller upon the consummation by Buyer of the first Qualified Financing after the Closing Date. Upon consummation of a Qualified Financing by Buyer, Buyer shall retain the first Two Million Dollars ($2,000,000) of gross proceeds received in connection with such Qualified Financing and Seller shall receive 100% of the gross proceeds of such Qualified Financing received by Buyer in excess of Two Million Dollars ($2,000,000) as well as the gross proceeds of any subsequent equity financings by Buyer until the Cash Consideration Amount is satisfied in full. The Cash Consideration Amount shall be paid by wire transfer of immediately available funds to such account or accounts as designated by Buyer, within five (5) Business days of the closing of the applicable Qualified Financing and/or equity financing; and

(d) deposit with the Escrow Agent such number of shares of Buyer Preferred Stock as shall equal ten percent (10%) of the Stock Consideration deliverable to Seller (including any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to hold in escrow in a segregated escrow account (the “Escrow Account”) in accordance with the terms of the Escrow Agreement and this Agreement.

2.2. [RESERVED]

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2.3. Escrow.

(a) At the Closing, Buyer and Seller shall enter into an Escrow Agreement in the form attached as Exhibit A hereto (the “Escrow Agreement”) with a mutually agreeable escrow agent (together with any successor escrow agent, the “Escrow Agent”), pursuant to which Buyer shall, at the Closing, deliver, or cause to be delivered, the Escrow Shares to the Escrow Agent, to be held by the Escrow Agent in the Escrow Account, together with any interest and earnings thereon, and disbursed therefrom in accordance with the terms and conditions of this Agreement and the Escrow Agreement. The Escrow Shares shall serve as a source of security for Seller’s obligations after the Closing under this Agreement, including its indemnification obligations under ARTICLE VII.

(b) The Escrow Shares shall no longer be subject to any claim that is first made after the date which is six (6) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any claims made in accordance with this Agreement on or prior to the Expiration Date (including those that are revised or adjusted in accordance with ARTICLE VII after the Expiration Date) that remain unresolved as of the end of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Shares reasonably necessary to satisfy such Pending Claims (as determined with respect to any indemnification claims based on the amount of the indemnification claim included in the Claim Notice provided by a Buyer Indemnitee under ARTICLE VII, as it may be revised or adjusted in accordance with ARTICLE VII) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved pursuant to the provisions of this Agreement. After the Expiration Date, any Escrow Shares remaining in the Escrow Account that are not subject to (i) Pending Claims or (ii) resolved but unpaid claims in favor of Buyer or other Buyer Indemnitees, shall be disbursed by the Escrow Agent to Seller, after receipt by the Escrow Agent of joint written instructions by Buyer and Seller. Promptly after the final resolution of all Pending Claims and the payment of all obligations in connection therewith, the Escrow Agent shall disburse any Escrow Shares remaining in the Escrow Account to Seller upon receipt of joint written instruction by Buyer and Seller to the Escrow Agent.

ARTICLE III
CLOSING

3.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Ellenoff, Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by Seller and Buyer, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived. By mutual agreement of the parties, the Closing may take place by conference call and facsimile (or other electronic transmission of signature pages) with exchange of original signatures by mail if requested. The date on which the Closing actually occurs will be referred to as the “Closing Date”. The parties agree that to the extent permitted by applicable Law and GAAP, the Closing will be deemed effective as of 11:59 p.m. (New York City time) on the Closing Date.

3.2. Closing Deliveries by Seller. At or prior to the Closing, Seller will deliver or cause to be delivered to Buyer the following, each in form and substance reasonably acceptable to Buyer:

(a) the Bill of Sale and Assignment and Assumption Agreement between Buyer and Seller in the form attached as Exhibit B hereto (the “Bill of Sale”), duly executed by Seller, and any other instruments of transfer reasonably requested by Buyer to evidence the transfer of the Purchased Assets to Buyer (including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such Governmental Authority), in each case duly executed by Seller;

(b) the Escrow Agreement between Buyer, Seller and Escrow Agent, duly executed by Seller and the Escrow Agent;

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(c) the required notices, consents, Permits, waivers authorizations, orders and other approvals, if any, and all such notices, consents, Permits, waivers, authorizations, orders and other approvals will be in full force and effect and not be subject to the satisfaction of any condition that has not been satisfied or waived;

(d) a certificate from Seller’s secretary certifying to (i) the resolutions of Seller’s board of directors (or similar governing board or Person) and stockholders authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of each of the transactions contemplated hereby and thereby, and (ii) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Seller is a party or by which it is bound;

(e) a certificate from Seller’s chief executive officer certifying as to the amount of the Purchased Receivables as of the Closing, along with reasonable documentation therefor; and

(f) a leak-out agreement of Seller in form of Exhibit E attached hereto; and

(g) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

3.3. Closing Deliveries by Buyer. At or prior to the Closing, Buyer will deliver or cause to be delivered to Seller the following, each in form and substance reasonably acceptable to Seller:

(a) Certificates evidencing the Common Stock Consideration and the Preferred Stock Consideration in the amounts required by Section 2.1 to be delivered by Buyer at the Closing;

(b) the Bill of Sale duly executed by Buyer, and any other instruments of transfer reasonably requested by Seller to evidence the assumption of the Assumed Liabilities by Buyer, in each case duly executed by Buyer;

(c) a copy of the Certificate of Designation evidencing the Preferred Stock Consideration certified as of a date no later than the Closing Date from the proper state official of its jurisdiction of organization;

(d) each of the following documents, duly executed by Buyer: (i) the Escrow Agreement; and (ii) the Employee Agreements with the Transferred Employees; and

(e) a certificate from Buyer’s secretary certifying to (i) the resolutions of Buyer’s board of directors authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of each of the transactions contemplated hereby and thereby, and (ii) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Buyer is a party or by which it is bound.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV, and the information in the Disclosure Schedules referenced therein, are true and correct as of the date hereof and the Closing, except to the extent that a representation and warranty contained in this ARTICLE IV expressly states that such representation and warranty is current as of an earlier date and then such statements contained in this ARTICLE IV are true and correct as of such earlier date or time:

4.1. Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own the assets owned by it and conduct its business as and where it is being conducted by it. Seller is duly licensed or qualified to do business, and is in good standing as a foreign entity, in all jurisdictions in which its assets or business makes such licensing or qualification necessary.

4.2. Authorization. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, including requisite approval by Seller’s board of directors (or similar governing board or Person) and stockholders. This Agreement and each Ancillary Document to which Seller is a party has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.3. Subsidiaries. Seller does not have any Subsidiaries or have any ownership interest in any other Person; provided, that, notwithstanding anything to the contrary contained in this Agreement, in the event of the breach of the foregoing representation and warranty, without limiting any rights or remedies available under this Agreement or applicable Law, any reference in this Agreement to the Business or the assets, properties, contracts, rights, Liabilities, business, operations, condition or employees of Seller will include those of its Subsidiaries to the extent reasonably applicable.

4.4. Non-Contravention. Neither the execution, delivery and performance of this Agreement or any Ancillary Documents by Seller, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with, any provision of the Organizational Documents of Seller, (b) violate or conflict with any Law or Order to which Seller, the Business or the Purchased Assets are bound or subject, (c) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of Seller (or Buyer as the assignee thereof) to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the terms, conditions or provisions of any Contract, agreement, or other commitment to which Seller is a party or by which Seller, the Business or the Purchased Assets are bound, (d) result in the imposition of a Lien on any Purchased Asset or (e) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority or other Person.

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4.5. Absence of Changes. Since December 31, 2018, (a) Seller has conducted its business only in the Ordinary Course and (b) there has not been any change or development which, individually or in the aggregate, has had, and would reasonably be expected to have a Material Adverse Effect. Without limiting the previous sentence, since December 31, 2018, Seller has not approved, taken or otherwise effected any of the following transactions or actions: (i) sold, transferred, leased or otherwise disposed of any material assets that would constitute Purchased Assets if owned by Seller on the Closing Date; (ii) permitted any of the Purchased Assets to be subject to any Lien (other than the Permitted Liens) other than in the Ordinary Course; (iii) cancelled or compromised any debt or claim or waived or released any material right of Seller in connection with the Business; (iii) changed or modified in any material respects the credit, collection or payment policies, procedures or practices of the Business, including accelerating collections of receivables of the Business; (iv) failed to pay any creditor, customer or subcontractor of Seller in connection with the Business when due, unless such amount was being contested in good faith by Seller (and which contest has otherwise been disclosed to Buyer); or (v) changed Seller’s accounting principles applicable to the Business, except insofar as may have been required by a change in GAAP.

4.6. Title to and Sufficiency of Assets. Seller has good and marketable title to, or other legal rights to possess and use, all of the Purchased Assets, free and clear of all Liens except for Permitted Liens. Upon delivery of the Purchased Assets to Buyer at the Closing in accordance with this Agreement, good and marketable title to all of the Purchased Assets owned by Seller and a legal right to possess and use all of the Purchased Assets leased or licensed by Seller, free and clear of all Liens (other than Liens incurred or imposed by Buyer), will pass to Buyer. Except for the Excluded Assets, the Purchased Assets constitute all of the assets, rights and properties that are used in or are necessary for the operation of the Business as it is currently conducted.

4.7. Properties. There is no tangible personal property (including furniture, fixtures, equipment, facsimile machines, printers, copiers and related software and supplies, together with all deposits and prepaid assets associated therewith) owned by Seller for use in connection with the Business. Seller does not own and has never owned any real property or any interest in real property.

4.8. Intellectual Property. Schedule 4.8 sets forth: (i) all U.S. and foreign registrations of Intellectual Property (and applications therefor) owned or licensed by Seller or otherwise used or held for use by Seller in which Seller is the owner, applicant, licensee or assignee (“Registered IP”); (ii) all material unregistered Intellectual Property owned or purported to be owned by Seller; and (iii) all licenses, sublicenses and other agreements or permissions (“IP Licenses”) (other than shrink wrap licenses or other similar licenses for commercial off-the-shelf software with an annual license fee of Five Thousand U.S. Dollars ($5,000) or less (which are not required to be listed, but are “IP Licenses” as that term is used herein)), under which Seller is a licensee or otherwise is authorized to use any Intellectual Property. All Registered IP is valid and in force and owned exclusively by Seller without obligation to pay royalties, licensing fees or other fees, or otherwise account to any other Person with respect to such Registered IP. Seller owns, free and clear of all royalties or other Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by Seller, and previously used or licensed by Seller (except for the Intellectual Property that is the subject of the IP Licenses) (“Seller IP”), and there are no agreements which restrict or limit the use of Seller IP by Seller (or Buyer as its assignee). Seller IP is valid and enforceable, and to the Knowledge of Seller, Seller IP does not violate any Trade Secret agreement and does not infringe on any Intellectual Property or proprietary rights of any Person in any country. Seller has not licensed or sublicensed out any of its owned or licensed Intellectual Property. Seller has a valid and enforceable license to use all Intellectual Property that is the subject of the IP Licenses. Seller has performed all obligations imposed on it in the IP Licenses, has made all payments required to date, and is not, nor, to the Knowledge of Seller, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. All commercially reasonable and desirable action to maintain and protect Seller IP has been taken by Seller, and all maintenance fees, Taxes, annuities and renewal fees have been paid and all other necessary actions to maintain Seller IP have been taken through the Closing. Seller has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties in connection with the ownership of the Purchased Assets or the operation of the Business, and Seller has not received any notice of claim that any of Seller IP has expired, is not valid or enforceable in any country or that it or the operation of the Business infringes upon, conflicts with or misappropriates any Intellectual Property of any third party, and no such claims or controversies currently exist. Seller has not given any notice of infringement to any third party with respect to any Seller IP nor become aware of facts or circumstances evidencing the infringement by any third party of any Seller IP. To the Knowledge of Seller, (i) there has been no misappropriation of any Trade Secrets or other confidential Seller IP by any current or former employee, independent contractor, consultant or agent of Seller, or by any other Person, (ii) no current or former employee, independent contractor, consultant or agent of Seller has misappropriated any Trade Secrets of any other Person in the course of his, her or its performance as an employee, independent contractor, consultant or agent of Seller, (iii) no current or former employee, independent contractor, consultant or agent of Seller is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract with Seller relating in any way to the protection, ownership, development, use or transfer of Seller IP and (iv) each employee, consultant and independent contractor of Seller has assigned to Seller all Intellectual Property arising from the services performed for Seller by such Person. Seller is not a party to any Contract that requires Seller to assign to any Person any of its rights in any Intellectual Property developed by Seller under such Contract. No Person has obtained unauthorized access to third party information and data in Seller’s possession, nor has there been any other compromise of the security, confidentiality or integrity of such information or data. No computer and information technology hardware or equipment, including any servers, computers, monitors, computer accessories, tablets and mobile phones is currently being used by Seller in connection with the Business.

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4.9. Contracts. Schedule 4.9 contains a complete, current and correct list of all Contracts to which Seller is a party or by which any of its properties or assets are bound. True and correct copies of all such Contracts have been provided to Buyer (along with any amendments thereto), including written summaries of oral Contracts. Each such Contract is a valid, binding and enforceable obligation of Seller and, to Seller’s Knowledge, of the other party or parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and each such Contract is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in material breach of or default under any term of any such Contract or has repudiated any term of any such Contract. During the three (3) year period prior to the date of this Agreement, Seller has not received any written or, to Seller’s Knowledge, oral notice of termination, cancellation or non-renewal, or request to materially amend or modify the terms thereof, that is currently in effect with respect to any such Contract. To Seller’s Knowledge, no event has occurred which either entitles, or would, with notice or lapse of time or both, entitle any party to any such Contract to declare a material breach or default under any such Contract or to accelerate, or which does accelerate, the maturity of any obligation of Seller (or its assignee) under any such Contract. To the Knowledge of Seller, there is no reason to believe that any such Contract with a customer will not remain in effect after the Closing or continue to generate substantially the same or more revenue after the Closing through the remainder of its term as it currently generates. No such Contract contains any covenant (i) limiting in any respect the right of Seller or its Affiliates (or Buyer as assignee thereof) to engage in any line of business, to make use of any of its Intellectual Property or compete with any Person in any line of business or in any geographic region, (ii) imposing non-solicitation restrictions on Seller or its Affiliates (or Buyer as the assignee thereof), (iii) granting to the other party any exclusivity or similar provisions or rights or any other restriction on future contracting, or (iv) providing “most favored customers” or other preferential pricing terms for the services of Seller or its Affiliates (or Buyer as the assignee thereof).

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4.10. Litigation. There is no (a) Action of any nature pending or, to the Knowledge of Seller, threatened, nor to the Knowledge of Seller is there any reasonable basis for any Action to be made, or (b) Order now pending or previously rendered, since incorporation, in either case of (a) or (b), by or against Seller or any of its Affiliates or any of their respective properties or assets or, to Seller’s Knowledge, any of their respective current or former managers, officers or equity holders which, if adversely determined, would reasonably be expected to affect any of the Business, the Purchased Assets or the Assumed Liabilities.

4.11. Compliance with Laws; Permits. Seller is in compliance with, and has complied since incorporation, in all material respects with all Laws and Orders in respect of the operation, activities, conduct and transactions of the Business and the ownership, operation, use or possession of the Purchased Assets. None of the operation, activity, conduct and transactions of the Business or the ownership, operation, use or possession of the Purchased Assets conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Lien, Contract or any Law or Order to which Seller is a party or by which Seller, the Business or any of the Purchased Assets may be bound or affected. Seller has not received any written or, to the Knowledge of Seller, oral notice of any actual or alleged violation or non-compliance with applicable Laws. Seller owns or possesses all right, title and interest in all Permits required to own the Purchased Assets and conduct the Business as now being conducted.

4.12. Employees; Consultants; Labor Matters.

(a) Schedule 4.12(a) contains a complete and correct list of all employees of Seller whose employment relates to the Business (collectively, the “Employees”), (i) showing for each Employee the Employee’s name, job title or description, salary level (including any non-discretionary bonus or deferred compensation arrangements), accrued vacation and sick pay, and (ii) also showing any bonus, commission or other remuneration other than salary paid during the calendar year ending December 31, 2018 or during the calendar year 2019. No Employee is a party to a written employment agreement or contract with Seller and each Employee is employed “at will.” Each Employee has entered into Seller’s standard form of employee non-disclosure agreement with Seller, a copy of which has been previously delivered to Buyer.

(b) Schedule 4.12(b) contains a list of all consultants and independent contractors currently engaged by Seller in connection with the Business, along with the position, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. All of such consultants and independent contractors are a party to a written Contract with Seller, which have been provided to Buyer (along with any amendments thereto). Each such independent contractor has entered into customary covenants regarding confidentiality with Seller, a copy of which has been previously delivered to Buyer.

4.13. Tax Matters. Seller has timely filed all Tax Returns required to have been filed by it, all such Tax Returns are accurate and complete in all material respects and Seller has paid all Taxes owed by it which were due and payable (whether or not shown on any Tax Return). Seller has complied with all applicable Laws relating to Tax. There is no current Action against or affecting Seller, the Business or the Purchased Assets by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction, and there are no pending or ongoing audits or assessments of Seller’s Tax Returns by a Governmental Authority. There are no Liens for Taxes upon the Purchased Assets, except for Permitted Liens. Seller is not a real property holding company within the meaning of Section 897 of the Code.

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4.14. Environmental Matters. In connection with Seller’s ownership of the Purchased Assets and the operation of the Business on or prior to the Closing Date: (i) Seller has complied in all respects with all applicable Environmental Laws; (ii) Seller has not received notice of any Actions pending or threatened against Seller or the Purchased Assets relating to any Environmental Conditions or any applicable Environmental Laws or related Permits; and (iii) to Seller’s Knowledge, Seller does not have any environmental audits, environmental assessments, reports, sampling results, correspondence with Governmental Authorities or other environmental documents relating to Seller’s past or current properties, facilities or operation. Except for de minimis quantities of Hazardous Materials used, stored, disposed, or present in compliance with Environmental Laws on or about premises owned or leased by Seller, to Seller’s Knowledge, there are no Hazardous Materials that are being stored or are otherwise present on, under or about premises owned or leased by Seller. Seller has not operated any above-ground or underground tanks, drum storage areas, disposal sites, or landfills, or created any Environmental Conditions at premises owned or leased by Seller. To the Knowledge of Seller, Seller has not released any Hazardous Materials on, under or about any real property constituting or connected with premises owned or leased by Seller, that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law.

4.15. Insurance. Seller has maintained, since incorporation, insurance in amounts sufficient for the Business and the Purchased Assets and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in the Business operates.

4.16. Transactions with Related Persons. No Affiliate of Seller, nor any officer, manager, director, employee, trustee or beneficiary of Seller or its Affiliate, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years has been, a party to any transaction or has an outstanding Contract or other arrangement or commitment with Seller that relates to the Business or the Purchased Assets, and no Related Person owns any property or right (including Intellectual Property) which is used in the Business. The Purchased Assets do not include any receivable or other obligation from a Related Person, and the Assumed Liabilities do not include any payable or other obligation or commitment to any Related Person.

4.17. Solvency. Seller is not entering into this Agreement with the intent to hinder, delay or defraud any Person to which Seller is, or may become, indebted. After the Closing and after giving effect to this Agreement and the other transactions contemplated hereby, Seller expects and believes in good faith that it will not be insolvent (either because its financial condition will be such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets would be less than the amount required to pay its probable liability on debts as they become absolute and matured).

4.18. No Brokers. Neither Seller nor any of its Representatives on its behalf has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

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4.19. Disclosure. No representations or warranties by Seller in this Agreement contains any untrue statement of material fact or omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, any fact necessary in order to make the statements or facts herein not materially misleading.

4.20. Own Account. Seller understands that the securities constituting the Stock Consideration are “restricted securities” and have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (“Securities Act”) or any applicable state securities law and is acquiring the Stock Consideration as principal for its own account and not with a view to or for distributing or reselling such Stock Consideration or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Stock Consideration in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Stock Consideration in violation of the Securities Act or any applicable state securities law.

4.21. Seller Status. Seller is an “accredited investor” as defined in Rule 501 under the Securities Act.

4.22. Experience of Seller. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock Consideration, and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Stock Consideration and, at the present time, is able to afford a complete loss of such investment.

4.23. General Solicitation. Seller is not purchasing the Stock Consideration as a result of any advertisement, article, notice or other communication regarding the Stock Consideration published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Seller, any other general solicitation or general advertisement.

4.24. Access to Information. Seller acknowledges that it has had the opportunity to review the this Agreement and the Ancillary Documents (including all exhibits and schedules thereto) and the SEC Reports (as defined in Section 5.7) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Buyer concerning the terms and conditions of the offering of the Stock Consideration and the merits and risks of investing in the Stock Consideration; (ii) access to information about Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

4.25. No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV (including the related portions of the Disclosure Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer (including any information, documents or material made available in connection with the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

Annex A-13

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE V, and the information in the Disclosure Schedules, if any, referenced therein, except as set forth in the SEC Reports (as defined below), are true and correct as of the date hereof and as of the Closing, except to the extent that a representation and warranty contained in this ARTICLE V expressly states that such representation and warranty is current as of an earlier date and then such statements contained in this ARTICLE V are true and correct as of such earlier date or time:

5.1. Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to be so qualified or be so licensed would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which Buyer is a party (a “Buyer Material Adverse Effect”).

5.2. Authorization. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each Ancillary Document to which Buyer is a party has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.3. Non-Contravention. Neither the execution and delivery of this Agreement or any Ancillary Document by Buyer, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Buyer’s Organizational Documents, (b) any Law or Order to which Buyer or any of its business or assets are bound or subject or (c) any Contract or Permit to which Buyer is a party or by which it or any of its properties may be bound or affected, other than, in the cases of clauses (a) through (c), such violations and conflicts which would not reasonably be expected to have a Buyer Material Adverse Effect.

5.4. Filings, Consents and Approvals. Buyer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Buyer of the this Agreement or any Ancillary Document by Buyer, other than: (i) the filings required pursuant to applicable securities laws, including the filings with the Securities and Exchange Commission (“Commission”), (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iv) Required Buyer Stockholder Approval (as defined in Section 8.1(e) and collectively with clauses (i) through (iii), the “Required Approvals”).

Annex A-14

5.5. Issuance of the Stock Consideration. The Stock Consideration is duly authorized and, at the Closing, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Buyer other than restrictions on transfer provided for in this Agreement. The Underlying Shares, when issued in accordance with the terms of this Agreement or any Ancillary Document by Buyer, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Buyer other than restrictions on transfer provided for in the this Agreement or any Ancillary Document by Buyer. Buyer has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares in full.

5.6. Capitalization. The capitalization of Buyer as of the date hereof is as set forth in the SEC Reports. Buyer has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (“Exchange Act”), other than pursuant to the exercise of employee stock options under Buyer’s stock option plans, the issuance of shares of Common Stock to employees pursuant to Buyer’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities convertible or exercisable into Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the this Agreement or any Ancillary Document by Buyer. Except as a result of the purchase and sale of the Stock Consideration, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary of Buyer, or contracts, commitments, understandings or arrangements by which Buyer or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Stock Consideration will not obligate Buyer to issue shares of Common Stock or other securities to any Person (other than Buyer). There are no outstanding securities or instruments of Buyer with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by Buyer. There are no outstanding securities or instruments of Buyer that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Buyer is or may become bound to redeem a security of Buyer. Buyer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Buyer or others is required for the issuance and sale of the Stock Consideration. There are no stockholders agreements, voting agreements or other similar agreements with respect to Buyer’s capital stock to which Buyer is a party or, to the knowledge of Buyer, between or among any of Buyer’s stockholders.

5.7. SEC Reports; Financial Statements. Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Annex A-15

5.8. Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Buyer Material Adverse Effect, (ii) Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Buyer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Buyer has not altered its method of accounting, (iv) Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Buyer has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Buyer stock option plans. Buyer does not have pending before the Commission any request for confidential treatment of information.

5.9. Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened, nor any Order of any Governmental Authority rendered, against or involving Buyer or any of its officers, managers, shareholders, properties, assets or businesses, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to have a Buyer Material Adverse Effect.

5.10. No Brokers. Neither Buyer nor any of its Representatives on its behalf has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

5.11. Compliance. Neither Buyer nor any Subsidiary of Buyer: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Buyer or any Subsidiary under), nor has Buyer or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Buyer Material Adverse Effect.

5.12. Regulatory Permits. Buyer and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Buyer nor any Subsidiary of Buyer has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.13. Insurance. Buyer and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Buyer and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither Buyer nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Annex A-16

5.14. Sarbanes-Oxley; Internal Accounting Controls. Buyer and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

5.15. Private Placement. Assuming the accuracy of Buyer’s representations and warranties set forth in ARTICLE IV, no registration under the Securities Act is required for the issuance of the Stock Consideration by Buyer to Seller as contemplated hereby.

5.16. Solvency. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

5.17. Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules).

5.18. General Solicitation. Neither Buyer nor any Person acting on behalf of Buyer has offered or sold any of the Stock Consideration by any form of general solicitation or general advertising.

5.19. Acknowledgment Regarding Buyer’s Purchase of Stock Consideration. Buyer acknowledges and agrees that the Seller is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement or any Ancillary Document by Buyer and the transactions contemplated thereby. Buyer further acknowledges that Seller is not acting as a financial advisor or fiduciary of Buyer (or in any similar capacity) with respect to the this Agreement or any Ancillary Document by Buyer and the transactions contemplated thereby and any advice given by any Buyer or any of their respective representatives or agents in connection with the this Agreement or any Ancillary Document by Buyer and the transactions contemplated thereby is merely incidental to Seller’s acceptance of the Stock Consideration. Buyer further represents to Seller that Buyer’s decision to enter into this Agreement and the other this Agreement or any Ancillary Document by Buyer has been based solely on the independent evaluation of the transactions contemplated hereby by Buyer and its representatives.

Annex A-17

5.20. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Disclosure Schedules hereto), the Ancillary Documents or in any document, exhibit, annex, statement, certificate or schedule which is furnished or to be furnished by Buyer pursuant to Section 3.3 in connection with the Closing, neither Buyer, nor any of its Representatives, nor any other Person on behalf of Buyer, makes any express or implied representation or warranty to Seller, at law or in equity, in respect of Buyer, its operations, business, assets, liabilities, capitalization, condition or prospects or the Ancillary Documents or the transactions contemplated by this Agreement or the Ancillary Documents, and Buyer hereby disclaims any such representation or warranty.

ARTICLE VI COVENANTS

6.1. Further Assurances. In the event that at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party (unless otherwise specified herein or unless such requesting party is entitled to indemnification therefor under ARTICLE VII in which case, the costs and expense will be borne by the parties as set forth in ARTICLE VII).

6.2. Publicity. No party hereto shall, and each party shall cause its Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who reasonably need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except as required by applicable Law after conferring with the other parties concerning the timing and content of such required disclosure.

6.3. Confidentiality. Seller shall, and shall cause its Representatives to: (a) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (other than in furtherance of its authorized duties on behalf of Buyer or its Affiliates), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without Buyer’s prior written consent; (b) in the event that Seller becomes legally compelled to disclose any Confidential Information, to provide Buyer with prompt written notice of such requirement so that Buyer or an Affiliate thereof may seek a protective order or other remedy or so that Buyer may waive compliance with this Section 6.3; (c) in the event that such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 6.3, to furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information; and (d) upon request of Buyer, to promptly furnish to Buyer or destroy (at the election of Buyer) any and all copies (in whatever form or medium) of all Confidential Information, including any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof.

Annex A-18

6.4. Litigation Support. Following the Closing, in the event that and for so long as any party is actively contesting or defending against any third party or Governmental Authority Action in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing on or relating to periods prior to the Closing and involving the Business, the Purchased Assets or the Assumed Liabilities, the other parties will (i) reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, (ii) make available its personnel at reasonable times and upon reasonable notice and (iii) provide (A) such testimony and (B) access to its non-privileged books and records as may be reasonably requested in connection with the contest or defense, in each case of clauses (i) through (iii), at the sole cost and expense of the contesting or defending party (unless such contesting or defending party is entitled to indemnification therefor under ARTICLE VII in which case, the costs and expense will be borne by the parties as set forth in ARTICLE VII).

6.5. Post-Closing Receipts and Possession of Assets. If after the Closing Date any party or its Affiliate receives any funds properly belonging to another party in accordance with the terms of this Agreement, the receiving party will promptly advise such other party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other party. In the event that after the Closing Date, Buyer or its Affiliates receives or otherwise is in possession of any Excluded Asset, Buyer shall promptly notify Seller of its receipt or possession of the Excluded Asset and transfer, at Seller’s expense, such Excluded Asset to Seller. In the event that after the Closing Date, Seller or its Affiliates receives or otherwise is in possession of any Purchased Asset, Seller shall promptly notify Buyer of its receipt or possession of the Purchased Asset and transfer, at Buyer’s expense (unless such receipt or possession is a result of a breach of this Agreement by Seller, in which case, at Seller’s expense), such Purchased Asset to Buyer.

6.6. Allocation of Purchase Price. Within one hundred twenty (120) days after the Closing Date, Buyer will provide to Seller copies of an IRS Form 8594 and any required exhibits thereto, prepared in accordance with Section 1060 of the Code, with Buyer’s proposed allocation of the Purchase Price, all other capitalizable costs, including the amount of Assumed Liabilities among the Purchased Assets (the “Allocation”). Seller will review the Allocation and, to the extent Seller disagrees with the content of the Allocation, Seller will, within twenty (20) days after receipt of the Allocation, provide written notice to Buyer of such disagreement or will be deemed to have indicated its concurrence therewith. Seller and Buyer will attempt in good faith to resolve any such disagreement. Upon the final agreement or determination of the Allocation or any modification thereof, Buyer and Seller will report the allocation of the total consideration among the Purchased Assets in a manner consistent with such Allocation or modification and will act in accordance with such Allocation in the preparation and timely filing of all income Tax returns (including filing IRS Form 8594 with their respective federal income Tax returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code or any Taxing Authority). Each of Buyer and Seller agrees to promptly provide the other party with any additional information and reasonable assistance required to complete IRS Form 8594 or compute Taxes and other taxes arising in connection with (or otherwise affected by) the transactions contemplated by this Agreement. Buyer and Seller will promptly inform one another in writing of any challenge by any Taxing Authority to any Allocation made pursuant to this Section 6.6 and agree to consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge.

Annex A-19

6.7. Business Employees. Seller shall terminate the employment or service of all Employees listed on Schedule 6.7 as of the Closing, and will use its commercially reasonable efforts to cause such Employees to make available their employment services to Buyer after the Closing. Any such Employees who accept any offer that may be made by Buyer for employment and commence employment immediately after the Closing will be collectively referred to as the “Transferred Employees”. Nothing in this Agreement will impose on Buyer any obligation to make any offer to any Employee (including those listed on Schedule 6.7) or to retain any Transferred Employee in its employ after the Closing, or to continue to provide the same compensation or benefits that were provided by Buyer immediately following the Closing, and except as may be limited by applicable Law or Contracts with any such Transferred Employee, Buyer shall have the right at any time after the Closing to terminate the employment of, and alter the terms and conditions of employment (including with respect to compensation and benefits) of, any Transferred Employee. Except to the extent otherwise expressly agreed in writing by Buyer, Transferred Employees will be at-will employees who are terminable at-will in the discretion of Buyer. Nothing express or implied in this Agreement will confer upon any Employee any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by any reason of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Buyer and its Affiliates will have no Liability or responsibility with respect to any Employee that does not receive an offer of employment from Buyer or that does not accept Buyer’s offer of employment, and Seller shall be solely responsible for all Liabilities relating to any Employees that are not Transferred Employees and the termination of any such Employees by Seller at or prior to the Closing, including any Liabilities or obligations with respect to COBRA. Buyer has no non-competition or non-solicitation agreements with any of the Transferred Employees.

6.8. Employment Related Taxes. Payroll withholding and Tax reporting by Seller with respect to each Transferred Employee shall be terminated on the later of the Closing Date or such Person’s date of hire by Buyer. Seller represents and covenants to Buyer that there is no unemployment insurance history and fund balance (including all rights to state unemployment tax accounts relating to the Transferred Employees).

6.9. Seller will pay over to appropriate Governmental Authorities, in accordance with all applicable Laws and Orders, all amounts required to be withheld on or before the Closing Date or such later date. Seller shall issue, by the date prescribed by the applicable IRS requirements, Forms W-2 for wages paid to such Transferred Employees through the Closing Date or such later date. Buyer shall be responsible for all payroll withholding and Tax reporting with respect to the Transferred Employees from and after their date of hire by Buyer. Seller will supply Buyer with such information in their possession regarding the Transferred Employees for the period between January 1, 2019 and the date of their hire by Buyer as may be reasonably necessary for Buyer to carry out its payroll tax withholding and reporting responsibilities. In every state in which Seller has reported payroll and/or operative state unemployment tax accounts, to the extent requested by Buyer, Seller agrees to cooperate with Buyer to facilitate Buyer obtaining successor state unemployment tax account treatment in all such jurisdictions in a timely and complete manner without reservation, interference or limitation.

6.10. Merger Agreement. The parties hereby agree that that certain Agreement and Plan of Merger, by and between Buyer and Seller, dated as of October 10, 2018 (the “Merger Agreement”), including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby (collectively, the “Merger Transaction Documents”), are hereby terminated in their entirety effective immediately on the date hereof and, notwithstanding anything to the contrary in the Merger Transaction Documents, shall be of no further force or effect whatsoever. In addition, in consideration of entering into of this Agreement, Buyer and Seller hereby waive the Purchaser Termination Fee (as defined in the Merger Agreement) as detailed in Section 8.2 of the Merger Agreement.

6.11. Supplement to Disclosure Schedules. From time to time prior to the Closing, either party shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a "Schedule Supplement"). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth herein have been satisfied; provided, however, that if such party has the right to, but does not elect to, terminate this Agreement within three (3) Business Days of its receipt of such Schedule Supplement, then such party r shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under ARTICLE VII of this Agreement with respect to such matter.

Annex A-20

6.12. Transfer Restrictions.

(a) The Stock Consideration and Underlying Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Stock Consideration or the Underlying Shares other than pursuant to an effective registration statement or Rule 144 under the Securities Act, to Buyer or to an Affiliate of Seller, Buyer may require the transferor thereof to provide to Buyer an opinion of counsel reasonably acceptable to Buyer, the form and substance of which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred Stock Consideration and/or Underlying Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(b) Seller agrees to the imprinting, so long as is required by this Section 6.11, of a legend on any of the Stock Consideration and Underlying Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

ARTICLE VII
INDEMNIFICATION

7.1. Survival. All representations and warranties of Seller and Buyer contained in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the 6-month anniversary of the Closing Date; provided, however, that (i) the representations and warranties contained in Sections 4.8 (Intellectual Property), 4.13 (Tax Matters), and 4.14 (Environmental Matters) shall survive until sixty (60) days after the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in Sections 4.1 (Organization and Qualification), 4.2 (Authorization), 4.3 (Subsidiaries), 4.6 (Title to and Sufficiency of Assets), 4.18 (No Brokers), 5.1 (Organization and Qualification), 5.2 (Authorization), 5.5 (Issuance of Stock Consideration) and 5.10 (No Brokers) will survive indefinitely (the representations and warranties referenced in subsections (i) and (ii), the “Special Representations”) and (iii) claims for fraud will also survive indefinitely, in each case, the date until each such representation shall survive is herein referred to as the “Survival Date”) (If written notice of a claim for breach of any representation or warranty has been given on or before the applicable Survival Date for such representation or warranty, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the parties contained in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 7.2 or Section 7.3 other than, in each case, clauses (a) or (b) may be made at any time.

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7.2. Indemnification by Seller. Except as otherwise limited by this ARTICLE VII, Seller shall indemnify, defend and hold harmless Buyer and its Representatives and any successor or assign thereof (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse Buyer Indemnitees for, any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement and reasonable costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) suffered or incurred by, or imposed upon, any Buyer Indemnitee arising in whole or in part out of or resulting directly or indirectly from: (a) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement to which Seller is a party or made in connection herewith); (b) any nonfulfillment or breach of any covenant, obligation or agreement made by or on behalf of Seller in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement to which Seller is a party or made in connection herewith and therewith), including Seller’s obligations with respect to Transfer Taxes under Section 10.1; (c) the existence of, or the failure of Seller to pay, perform or discharge when due, any Retained Liability after the Closing; or (d) enforcing Buyer Indemnitees’ indemnification rights provided for hereunder.

7.3. Indemnification by Buyer. Except as otherwise limited by this ARTICLE VII, Buyer shall indemnify, defend and hold harmless Seller and its Representatives and any successor or permitted assign thereof (collectively, the “Seller Indemnitees”) from and against, and pay or reimburse Seller Indemnitees for, any and all Losses, suffered or incurred by, or imposed upon, any Seller Indemnitee arising in whole or in part out of or resulting directly or indirectly from: (a) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement to which Buyer is a party or made in connection herewith); (b) any nonfulfillment or breach of any covenant, obligation or agreement made by or on behalf of Buyer in this Agreement (including all schedules, exhibits and annexes hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement to which Buyer is a party or made in connection herewith and therewith); (c) the existence of, or the failure of Buyer to pay, perform or discharge when due, any Assumed Liability after the Closing; or (d) enforcing Seller Indemnitees’ indemnification rights provided for hereunder.

7.4. Indemnification Procedures.

(a) For the purposes of this Agreement, (i) the term “Indemnitee” shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 7.2 or 7.3, as the case may be, and (ii) the term “Indemnitor” shall refer to the Person or Persons having the actual or alleged obligation to indemnify pursuant to such provisions.

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(b) In order to make a claim for indemnification hereunder, the Indemnitee must provide written notice (a "Claim Notice”) of such claim to the Indemnitor (and with respect to any claim against Seller prior to the Expiration Date, the Escrow Agent), which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnitee in connection with the claim to the extent known or reasonably estimable (provided, that the Indemnitee may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Indemnitor and, if applicable, the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnitor or the Indemnitees described in clause (i) above.

(c) In the case of any claim for indemnification under this Agreement arising from a claim of a third party (including any Governmental Authority), an Indemnitee must give a Claim Notice the Indemnitor of such third party claim promptly (and in any event within thirty (30) days) after the Indemnitee’s receipt of notice of such claim; provided, that the failure to timely provide such notice will not relieve an Indemnitor of its indemnification obligations except to the extent that the Indemnitor is actually harmed thereby. The Indemnitor will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the Indemnitor unless: (i) the Indemnitor fails to acknowledge fully its obligations to the Indemnitee within fifteen (15) days after receiving notice of such third party claim or contests, in whole or in part, its indemnification obligations therefor; (ii) if the Indemnitor is Seller, (A) the applicable third party claimant is a Governmental Authority or a then-current customer of Buyer or any of its Affiliates or (B) an adverse judgment with respect to the claim will establish a precedent materially adverse to the continuing business interests of Buyer or its Affiliates; (iii) there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of such defense such that representation of both Indemnitor and Indemnitee by the same counsel would violate professional standards of conduct for attorneys in the jurisdiction where the Indemnitor’s counsel is practicing on behalf of the Indemnitor; (iv) the applicable third party alleges claims of fraud, willful misconduct or intentional misrepresentation; (v) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee; or (vi) the claim seeks or is reasonably expected to seek damages or other amounts that would result in all or any portion of the Indemnitee’s right to indemnification for such claim (when combined in the aggregate with the amount of all other pending and finally determined claims against the Indemnitor) being either (A) if the Indemnitor is Seller, in excess of the then remaining Escrow Shares unless Seller provides evidence reasonably acceptable to Buyer of Seller’s ability to pay all potential amounts with respect to such claim and all other pending and finally determined claims against Seller, along with security or an escrow arrangement reasonably acceptable to Buyer for such amounts, or (B) limited by the Indemnification Cap. If the Indemnitor elects, and is entitled, to compromise or defend such claim, it will within fifteen (15) days (or sooner, if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such claim. If the Indemnitor elects not to, or is not entitled under this Section 7.4(c) to, compromise or defend such claim, fails to notify the Indemnitee of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such claim which has been or will be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a third party; provided, further, that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee (other than the delivery of a release for such claim and customary confidentiality obligations), except with the prior written consent of the Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any claim over the objection of the Indemnitee; provided, however, that consent by the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee will have the right to participate in the defense of any claim with counsel selected by it subject to the Indemnitor’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnitee; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the Indemnitee, the fees and disbursements of such counsel will be at the expense of the Indemnitor.

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(d) With respect to any direct indemnification claim under this Agreement that does not arise from a third-party claim, the Indemnitor will have a period of thirty (30) days after receipt of the Claim Notice within which to respond thereto. If the Indemnitor does not respond within such thirty (30) days, the Indemnitor will be deemed to have accepted responsibility for the Losses set forth in the Claim Notice and will have no further right to contest the validity of the Claim Notice. If the Indemnitor responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Indemnitee will be free to pursue such remedies as may be available to it under this Agreement, any Ancillary Documents or applicable Law.

7.5. Limitations on Indemnification. No Indemnitor shall be liable for an indemnification claim made under clause (a) of Section 7.2 or Section 7.3, as the case may be: (a) for which a claim for indemnification is not asserted hereunder on or before the applicable Survival Date; (b) unless and until the aggregate amount of Losses incurred by Buyer Indemnitees in the aggregate under clause (a) of Section 7.2 or by Seller Indemnitees in the aggregate under clause (a) of Section 7.3, as applicable, exceeds Fifty Thousand U.S. Dollars ($50,000) (the “Basket”) in which case the applicable Indemnitor shall be obligated to the applicable Indemnitee for the amount of all Losses of such Indemnitees from the first dollar of Losses of the Indemnitees required to reach the Basket; or (c) to the extent Losses incurred by Buyer Indemnitees in the aggregate under clause (a) of Section 7.2 or by Seller Indemnitees in the aggregate under clause (a) of Section 7.3, as applicable, exceed an amount equal to the value of the Escrow Shares (the “Indemnification Cap”). Notwithstanding the foregoing: (i) the Indemnification Cap shall not apply to indemnification claims to the extent amounts are actually paid under insurance maintained by the Indemnitor (or any of its Affiliates); and (ii) the Basket and the Indemnification Cap shall not apply to indemnification claims that are based in whole or in part upon fraud, willful misconduct or intentional misrepresentation. The Indemnification Cap and Basket shall apply only to indemnification claims made under clause (a) of Section 7.2 or Section 7.3 and shall not affect or apply to any other indemnification claim made pursuant to this Agreement, including those asserted under any other clause of Section 7.2 or Section 7.3.

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7.6. General Indemnification Provisions. The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), including any indemnification received by the Indemnitee or such Affiliate from an unrelated party with respect to such Losses, net of the costs of collection and any related anticipated future increases in insurance premiums resulting from such Loss or insurance payment. No investigation or knowledge by a party of a breach of a representation or warranty of another party hereto shall affect the representations and warranties of the breaching party or the recourse available to such first party under any provision of this Agreement (including this ARTICLE VII) with respect thereto. For all purposes of this ARTICLE VII including for purposes determining whether there has been a breach giving rise to the indemnification claim and the amount of Losses, all of the representations, warranties and covenants set forth in this Agreement (including the schedules, exhibits and annexes hereto) that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification. Unless otherwise required by applicable Law, all indemnification payments will constitute adjustments to the Purchase Price for all Tax purposes, and no party may take a position inconsistent with such characterization. In any claim for indemnification under this Agreement, no Person shall be required to indemnify any Person for punitive damages or special damages, unless such punitive damages, or special damages are actually awarded to a third party.

7.7. Escrow; Timing of Payment; Right to Set-Off. All claims for indemnification by a Buyer Indemnitee pursuant to this ARTICLE VII shall first be asserted against the Escrow Shares in accordance with this Agreement and the Escrow Agreement. With respect to any indemnification payment that includes Escrow Shares, the value of each Escrow Share for purposes of determining the indemnification payment shall be Buyer Common Stock Price on the date hereof . Any indemnification obligation of an Indemnitor under this ARTICLE VII will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 7.4 (and Buyer and Seller will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). The provisions of this ARTICLE VII notwithstanding, at the sole discretion of Buyer and without limiting any other rights of Buyer Indemnitees under this Agreement or any Ancillary Document or at law or equity, to the extent that a Buyer Indemnitee is determined in accordance with this Agreement to be entitled to indemnification hereunder, if Seller fails or refuses to promptly indemnify such Buyer Indemnitee as provided herein then Buyer (or any other Buyer Indemnitee) may offset the full amount to which such Buyer Indemnitee is entitled, in whole or in part, by reducing the amount of any payment or other obligation due to Seller pursuant to this Agreement or any Ancillary Document, and any amounts owed by Buyer pursuant to any outstanding indemnification claim by a Seller Indemnitee.

7.8. Exclusive Remedies. Except as otherwise set forth herein, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement)] for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.8 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to this Agreement.

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7.9. Non-Compete; Non-Solicit. For a period of 2 years following the Closing Date, Seller covenants and agrees with Buyer that Seller (a) will not directly or indirectly own, manage, operate or consult with a business substantially similar to, or competitive with, the Business and (b) will not solicit for employment any Transferred Employee.

ARTICLE VIII
CLOSING CONDITIONS

8.1. Conditions to Each Party’s Obligations. The obligations of each party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by Buyer and Seller of the following conditions:

(a) All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement, shall have been obtained or made.

(b) The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement shall have each been obtained or made.

(c) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(d) There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(e) Buyer shall have held a special meeting of its stockholders (the “Buyer Special Meeting”) in accordance with the Delaware General Corporation Law (“DGCL”), Nasdaq Stock Market Rules and Buyer’s Organization Documents, and the issuance of the Stock Consideration shall have been submitted to the vote of the stockholders of Buyer at Buyer Special Meeting in accordance with the a proxy statement filed with the Commission and shall have been approved by the requisite vote of the stockholders of Buyer at Buyer Special Meeting (the “Required Buyer Stockholder Approval”).

8.2. Conditions to Obligations of Seller. In addition to the conditions specified in ARTICLE VIII, the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Seller) of the following conditions:

(a) All of the representations and warranties of Buyer set forth in this Agreement and in any certificate delivered by Buyer pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Buyer and that do not materially and adversely affect Buyer’s ability to consummate the transactions contemplated hereby.

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(b) Buyer shall have performed in all material respects all of Buyer’s obligations and complied in all material respects with all of Buyer’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect shall have occurred with respect to Buyer since the date of this Agreement.

8.3. Conditions to Obligations of Buyer. In addition to the conditions specified in ARTICLE VIII, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Buyer) of the following conditions:

(a) All of the representations and warranties of Seller set forth in this Agreement and in any certificate delivered by Seller, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Seller and that do not materially and adversely affect Seller’s and each stockholder of Seller’s ability to consummate the transactions contemplated hereby.

(b) Seller shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect shall have occurred with respect to Seller since the date of this Agreement.

(d) Seller’s Stockholder’s shall have held a stockholder meeting or shall have taken action by written consent in lieu of a meeting in accordance with the DGCL and Seller’s Organization Documents, and the execution and delivery of this Agreement and each Ancillary Document to which Seller is a party or bound, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the transactions contemplated hereunder, shall have been approved by the requisite vote or consent of the holders of the stockholders of Seller.

8.4. Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party may rely on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure was caused by the failure of such party or its Affiliates (or with respect to Seller, any stockholder of Seller) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

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ARTICLE IX
TERMINATION

9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Buyer and Seller;

(b) by written notice by Buyer or Seller if any of the conditions to the Closing set forth in ARTICLE VIII have not been satisfied or waived by December 31, 2019 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Buyer or Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by Seller, if (i) there has been a material breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Buyer shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by Seller or (B) the Outside Date;

(e) by written notice by Buyer, if (i) there has been a breach by Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by Buyer or (B) the Outside Date;

(f) by written notice by Buyer if there shall have been a Material Adverse Effect on Seller or its Subsidiaries following the date of this Agreement which is uncured and continuing; or

(g) by written notice by either Buyer or Seller, if Buyer Special Meeting has been held (including any adjournment or postponement thereof), has concluded, Buyer’s stockholders have duly voted, and the Required Buyer Stockholder Approval was not obtained.

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9.2. Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable party to the other applicable party, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any party or any of their respective Representatives, and all rights and obligations of each party shall cease, except: (i) Sections 6.2, 6.3, ARTICLE X and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any fraud claim against such party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to ARTICLE VIII). Without limiting the foregoing, and except as provided in Section 10.1 and this Section, but subject to ARTICLE VIII, the parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

ARTICLE X
GENERAL PROVISIONS

10.1. Expenses. Except as otherwise expressly provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with the negotiation, execution, delivery of, and the performance under, this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, all Taxes imposed in connection with the transfer of the Purchased Assets and the Assumed Liabilities (“Transfer Taxes”), whether such Taxes are assessed initially against Buyer or any Affiliate of Buyer or Seller or any Affiliate of Seller, shall be borne and paid by Seller.

10.2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) Business Days provide notice by another method under this Section 10.2) or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid (or at such other address for a party as shall be specified by like notice):

If to Seller, to: CBM Biopharma, Inc. One Rockefeller Plaza, Suite 1039 New York, NY 10020 Attn: Scott Wilfong, CEO Telephone No: (425) 223-0234 Email: scott.wilfong@gmail.com with a copy (which will not constitute notice) to:

Sheppard Mullin
30 Rockefeller Plaza, 39th Floor

New York, NY 10112
Attn: Richard A. Friedman, Esq.
Facsimile No.: (212) 655-1729
Telephone No.: (212) 634-3031
Email: rafriedman@sheppardmullin.com

If to Buyer, to: Spherix Incorporated One Rockefeller Plaza, 11th Floor New York, NY 10020 Attention: Anthony Hayes, CEO Telephone No.: (212) 745-1372 Email: ahayes@spherix.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Robert F. Charron, Esq.
Facsimile No.: (212) 401-4741

Telephone No.: (212) 370-1300

Email: rcharron@egsllp.com

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10.3. Interpretation. The parties acknowledge and agree that: (a) this Agreement and the Ancillary Documents are the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any schedules, exhibits and annexes attached hereto) and the Ancillary Documents and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement or the other Ancillary Documents, and (d) the terms and provisions of this Agreement and the Ancillary Documents will be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement or such Ancillary Document. The table of contents and the headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; (viii) reference to any statute includes any rules and regulations promulgated thereunder; (ix) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule”, “Exhibit”, “Annex” are intended to refer to sections, schedules, exhibits and annexes to this Agreement.

10.4. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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10.5. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment in violation of this Section 10.5 shall be null and void ab initio; provided, however, that after the Closing, Buyer may assign its rights and benefits hereunder (i) to any Affiliate of Buyer (provided, that Buyer shall remain primarily responsible for its obligations hereunder) or (ii) to any Person acquiring all or substantially all of the Purchased Assets or all or substantially all of the assets of Buyer and its Subsidiaries taken as a whole (provided that the assignee expressly assumes the obligations of the assignor hereunder). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of each party hereto.

10.6. No Third-Party Beneficiaries. Except for the indemnification rights of Buyer Indemnitees and Seller Indemnitees set forth herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

10.7. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Notwithstanding anything to the contrary contained herein: (a) the failure of any party at any time to require performance by the other of any provision of this Agreement will not affect such party’s right thereafter to enforce the same; (b) no waiver by any party of any default by any other party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver will be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.

10.8. Remedies. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving that monetary damages would be inadequate (including Buyer’s right to equitable relief, including injunction and specific enforcement, in the event of any breach of Section 6.3 hereof), (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a party will not preclude the exercise of any other remedy by such party.

Annex A-31

10.9. Dispute Resolution. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or an application for enforcement of a resolution under this Section 10.9) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.9. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) Business Days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy.

10.10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to its choice of law principles). Except as expressly set forth in this Agreement, including Section 10.9 hereof, for purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or in any appellate courts thereof), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 10.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 10.10, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action. Each party hereto agrees that a final judgement in any such Action shall be conclusive and may be enforced in each other jurisdiction by suit on the judgment or in any other manner provided by law or in equity. Each party hereto hereby knowingly, voluntarily and intentionally waives any right such party may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party in connection with such agreements, in each case, whether now existing or hereafter arising and whether in tort, contract or otherwise. Each party hereto acknowledges that it has been informed by the other parties hereto that this Section 10.10 constitutes a material inducement upon which they are relying and will rely in entering into this Agreement.

10.11. Entire Agreement. This Agreement (including the schedules, exhibits and annexes hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with the Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any Ancillary Document or any signature page to this Agreement or any Ancillary Document, shall have the same validity and enforceability as an originally signed copy.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

Annex A-32

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first written above.

Seller:

CBM BIOPHARMA, INC., a Delaware corporation

By:	/s/ Scott Wilfong
Name:	Scott Wilfong
Title:	Chief Executive Officer

Buyer:

SHPERIX INCORPORATED, a Delaware corporation

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Annex I
Definitions

1. Certain Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, where “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Document” means each agreement, instrument or document attached hereto as an exhibit, including the Bill of Sale, the Certificate of Designation, the Escrow Agreement, the Employee Agreements, and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York.

“Buyer Common Stock Price” means an amount equal to $3.61 per share; provided, that in the event that any equity securities are issued or issuable by Buyer (or its successor) after the Closing with respect to shares of Buyer Common Stock (whether by way of any equity dividend, equity split or reverse equity split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporation reorganization), Buyer Common Stock Price thereafter will be equitably adjusted for any such events are reasonably determined in good faith by Buyer.

“Buyer Preferred Stock” means the shares of Buyer’s Series L Convertible Preferred Stock issued or issuable hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

“Certificate of Designation” means the certificate of designation of preferences, rights and limitations of Buyer Preferred Stock to be filed prior to the Closing with the Secretary of State of Nevada, in the form of Exhibit D attached hereto.

“Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Confidential Information” means the terms and provisions of this Agreement and any information concerning the Purchased Assets, the Assumed Liabilities or the Business or, to the extent disclosed in connection with this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby, Buyer or its Affiliates that is not generally available to the public, including Trade Secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods and marketing plans or strategies, and any information disclosed to Seller or Buyer or their respective Affiliates by third parties to the extent that they have an obligation of confidentiality in connection therewith; provided, however, that Confidential Information shall not include any information which, at the time of disclosure, is generally available publicly and was not disclosed in breach of this Agreement by Seller or its Representatives.

“Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of any kind, written or oral (including any amendments or other modifications thereto).

“Copyrights” means all works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Disclosure Schedules” means the disclosure schedules to this Agreement dated as of the date hereof and incorporated by reference into and forming a part of this Agreement.

“Employee Agreements” means the offer letters and agreements of employment between Buyer and each of the Transferred Employees, in the forms reasonably agreed to by Buyer (the) duly executed by each such Transferred Employee set forth on Exhibit C.

“Environmental Condition” means any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by any Person. With respect to claims by employees or other third parties, Environmental Condition also includes the exposure of Persons to amounts of Hazardous Materials.

“Environmental Laws” means all Laws relating to pollution or protection of the environment, natural resources and health, safety and fire prevention, including those relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute thereto, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body in each case whether domestic or foreign.

“Hazardous Material” means (a) all substances, materials, chemicals, compounds, pollutants, gasses, liquids or wastes regulated by, under or pursuant to any Environmental Laws, including the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Clean Water Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, Title III of Public Law 99-499, the Safe Drinking Water Act, and any and all foreign (whether national, provincial or local), state or local counterparts thereto or other similar foreign (whether national, provincial or local), state or local laws and orders, including any and all rules and regulations promulgated thereunder, or any common law theory based on nuisance, negligence, product liability, trespass, ultrahazardous activity or strict liability; and (b) asbestos, petroleum, any fraction or product of crude oil or petroleum, radioactive materials, radon, mold, urea formaldehyde insulation and polychlorinated biphenyls.

“Indebtedness” means, without duplication, (a) the outstanding principal of, and accrued and unpaid interest on and other amounts owed with respect to, all bank or other third party indebtedness for borrowed money of Seller, including indebtedness under any bank credit agreement and any other related agreements and all obligations of Seller evidenced by notes, debentures, bonds or other similar instruments for the payment of which Seller is responsible or liable, (b) all obligations of Seller for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (c) all obligations of Seller all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by Seller, whether periodically or upon the happening of a contingency, (e) all obligations of Seller secured by a Lien (other than a Permitted Lien) on any asset of Seller, whether or not such obligation is assumed by Seller, (f) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness and (g) all obligation described in clauses (a) through (f) above of any other Person which is directly or indirectly guaranteed by Seller or which Seller has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following, including any applications to register any of the following, as they exist in any jurisdiction throughout the world: (a) Patents; (b) Trademarks; (c) Copyrights; (d) Trade Secrets; (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) Software; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“IRS” means the U.S. Internal Revenue Service or any successor entity.

“Knowledge” means: (i) with respect to Seller, the knowledge of a particular matter by any of the directors or officers of Seller, after reasonable inquiry; and (ii) with respect to Buyer, the actual knowledge of a particular matter by any of the officers of Buyer, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, including any spousal interests (community or otherwise), whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Material Adverse Effect” means, with respect to Seller, any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, operations, properties, prospects, assets, Liabilities, value, condition (financial or otherwise), licenses or results of operations of the Business or the Purchased Assets or the Assumed Liabilities or (b) does or would reasonably be expected to materially impair or delay the ability of Seller to perform its obligations under this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby; provided, however, that a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (A) the economy in general, (B) securities markets, regulatory or political conditions in the United States (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (C) changes in applicable Laws or GAAP or the application or interpretation thereof or (D) a natural disaster (provided, that in the cases of clauses (A) through (D), the Business is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as the Business).

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award made, entered, rendered or otherwise put into effect by, with or under the authority of any Governmental Authority.

“Ordinary Course” means, with respect to a Person, an action taken by such Person if (a) such action is recurring in nature, is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person; and (b) such action is not required to be authorized by the equity holders of such Person, the board of directors (or equivalent) of such Person or any committee of the board of directors (or equivalent) of such Person and does not require any other special authorization of any nature. Unless the context or language herein requires otherwise, each reference to Ordinary Course will be deemed to be a reference to Ordinary Course of Seller.

“Organizational Documents” means a company’s certificate of incorporation, certificate of formation, articles of organization or other equivalent charter document and bylaws, operating agreement or other equivalent document.

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Permitted Liens” means any (a) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law in the Ordinary Course for sums not yet due and payable; and (b) Liens for current Taxes not yet due and payable.

“Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Qualified Financing” means, the sale by Buyer of Buyer Common Stock, Series L convertible preferred stock or any other equity or equity-linked financing of Buyer to investors in one or more transactions after the date hereof for which Buyer receives aggregate gross proceeds of greater than Two Million U.S. Dollars ($2,000,000).

“Representative” means, as to any Person, such Person’s Affiliates and the managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other representatives of such Person and its Affiliates.

“Software” means all computer software, including all source code, object code, and documentation related thereto and all software modules, assemblers, applets, compilers, flow charts or diagrams, tools and databases.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, environmental, natural resources, customs duties, franchise, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of Treasury Regulation 1.1502-6, as a transferee or successor-in-interest, by contract or otherwise, and any Liability assumed or arising as a result of being, having been, or ceasing to be a member of any Affiliated Group (as defined in Section 1504(a) of the Code) (or being included or required to be included in any Tax Return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with a Taxing Authority in connection with any Tax, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by a Taxing Authority in connection with any Tax.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Trade Secrets” means, as they exist in any jurisdiction throughout the world, any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection Laws, including the Uniform Trade Secrets Act.

“Trademarks” means, as they exist in any jurisdiction throughout the world, any trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate/company names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transaction Bonuses” means the aggregate of all amounts payable as a result of the sale of the Purchased Assets (or all or substantially all of the assets of Seller) to Buyer or other similar provisions contained in any agreements binding upon Seller, including all bonuses and severance payments, retention obligations for retention agreements entered into in contemplation of a potential sale of the Purchased Assets (or other anticipated change of control of Seller), termination payments to consultants or independent contractors and any settlement of any such bonus or severance payment obligations, obligations related to terminated equity options, or obligations related to terminated equity appreciation, phantom equity, profit participation and/or similar rights entered into by Seller at or prior to the Closing, and including Seller’s portion of any withholding Taxes on such amounts.

“Transaction Expenses” means the aggregate of (i) all fees, commissions, costs and expenses incurred by or on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby (or incurred in connection with the transactions hereunder or thereunder) including any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers, finders, or consultants, and (ii) any Transfer Taxes, whether such Taxes are assessed initially against Buyer or Seller or any of their respective Affiliates.

“Underlying Shares” means the shares of Buyer Common Stock issued and issuable upon conversion of Buyer Preferred Stock and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of the Certificate of Designation.

EXHIBIT A

Escrow Agreement

To be mutually agreed to between the Buyer and the Seller prior to closing.

EXHIBIT B

Bill of Sale

EXHIBIT C

Employee Agreements

To be mutually agreed to by the Buyer and the Seller.

EXHIBIT D

Certificate of Designation

EXHIBIT E

Leak-out Agreement

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment No. 1”) to the Purchase Agreement (as defined below) is made and entered into as of May 30, 2019, by and between Spherix Incorporated, a Delaware corporation (“Buyer”), and CBM BioPharma, Inc., a Delaware corporation (“Seller”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Buyer and Seller (collectively, the “Parties”) have entered into that certain Asset Purchase Agreement, dated as of May 15, 2019, in the form attached hereto as Exhibit A (the “Purchase Agreement”); and

WHEREAS, the Parties now desire to amend the Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Purchase Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Purchase Agreement. The Parties hereby agree that the Purchase Agreement is hereby amended as follows:

Section 9.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

9.2 Effect of Termination.

(a) This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable party to the other applicable party, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any party or any of their respective Representatives, and all rights and obligations of each party shall cease, except: (i) Sections 6.2, 6.3, ARTICLE X and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any fraud claim against such party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to ARTICLE VIII). Without limiting the foregoing, and except as provided in Section 10.1 and this Section, but subject to ARTICLE VIII, the parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

(b) In the event that this Agreement is terminated by Seller (i) pursuant to Section 9.1(d) or 9.1(g), then Buyer shall deliver to Seller or Seller’s designee, a certificate(s) representing an aggregate of 250,000 shares of Buyer Common Stock (the “Buyer Termination Fee”) within two (2) Business Days of termination, it being understood that in no event shall Seller be entitled to the Buyer Termination Fee referred to in this Section 9.2(b) on more than one (1) occasion.

2. Miscellaneous.

a) Except as modified by this Amendment No. 1, all terms and conditions of the Purchase Agreement shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references in the Purchase Agreement to the “Agreement” shall be deemed to refer to the Purchase Agreement, as amended by this Amendment No. 1.

b) This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. An executed facsimile or electronic .pdf counterpart of this Amendment No. 1 shall be deemed to be an original for all purposes.

c) This Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the State of Delaware (without giving effect to its choice of law principles). For purposes of any Action arising out of or in connection with this Amendment No. 1 or any transaction contemplated hereby, each of the Parties (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or in any appellate courts thereof), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 2(c), and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Amendment No. 1 or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

d) Each provision of this Amendment No. 1 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 1 which are valid, enforceable and legal.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the day and year first written above.

Buyer:

SPHERIX INCORPORATED, a Delaware corporation

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer

Seller:

CBM BIOPHARMA, INC., a Delaware corporation

By:	/s/ Scott Wilfong
Name: Scott Wilfong
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

ANNEX B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPHERIX INCORPORATED

Under Section 242 of the Delaware General Corporation Law

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, being a duly authorized officer of Spherix Incorporated, a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify and set forth as follows:

FIRST:   The name of the corporation is Spherix Incorporated. The Corporation was originally incorporated under the name Biospherics Incorporated.

SECOND:   The date of the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 1, 1992. On April 24, 2014, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On March 2, 2016, the Corporation filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On May 9, 2019, the Corporation filed another Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

THIRD:   This Certificate of Amendment was duly adopted in accordance with the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation. Following adoption of a resolution by the Corporation’s Board of Directors declaring its advisability and calling a meeting of the stockholders entitled to vote in respect thereof, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. This Certificate of Amendment was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   Effective as of 12:01 a.m., Eastern time, on [_________, 2019] (the “Effective Time”), Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby amended in its entirety such that, as amended, Article FOURTH shall read in its entirety as follows:

“A. The total number of shares of stock of all classes that the Corporation shall have authority to issue is One Hundred Forty-Nine Million (149,000,000) shares, consisting of Ninety-Nine Million (99,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

B. Blank Check Powers.  The Corporation may issue any class of the Preferred Stock in any series.  The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

Annex B-1

C. On February 1, 2013, the Corporation filed a Certificate of Designation designating the rights, preferences and terms of its Series A Participating Preferred Stock, which is attached hereto as Exhibit A. On March 4, 2013, the Corporation filed a Certificate of Designation designating the rights, preferences and terms of its Series C Convertible Preferred Stock, which is attached hereto as Exhibit B. On April 2, 2013, the Corporation filed a Certificate of Designation designating its Series D Convertible Preferred Stock, which is attached hereto as Exhibit C. On November 22, 2013, the Corporation filed Certificates of Designation designating the rights, preferences and terms of its Series D-1 Convertible Preferred Stock and Series F-1 Convertible Preferred Stock, which are attached hereto as Exhibit D and Exhibit E, respectively. On December 31, 2013, the Corporation filed Certificates of Designation designating the rights, preferences and terms of its Series H Convertible Preferred Stock and Series I Redeemable Convertible Preferred Stock, which are attached hereto as Exhibit F and Exhibit G, respectively. On [_________, 2019], the Corporation filed a Certificate of Designation designating the rights, preferences and terms of its Series L Convertible Preferred Stock which is attached hereto as Exhibit H.”

FIFTH:   Effective as of the Effective Time, Exhibit H shall be attached to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and shall have the Certificate of Designation designating the rights, preferences and terms of the Corporation’s Series L Convertible Preferred Stock placed behind such Exhibit H.

IN WITNESS WHEREOF, Spherix Incorporated has caused this certificate to be signed by its Chief Executive Officer as of the ___ day of ___________, 2019.

By:
Name: Anthony Hayes
Title: Chief Executive Officer

Annex B-2

ANNEX C

SPHERIX INCORPORATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES L CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

delaware GENERAL CORPORATION LAW

The undersigned, __________ and ____________, do hereby certify that:

1. They are the President and Secretary, respectively, of Spherix Incorporated, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue ______________ shares of preferred stock, ___________ of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of _____________ shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to ___,000 shares of the preferred stock which the Corporation has the authority to issue; and

Annex C-1

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Closing” means the issuance of the Preferred Stock pursuant to the terms of the Merger Agreement, as amended.

“Closing Date” means the Trading Day on which the Merger Agreement, as amended, has been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay deliver the exchanged Common Stock and (ii) the Corporation’s obligations to deliver the Preferred Stock has been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

Annex C-2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Merger Agreement” means, the Agreement and Plan of Merger, dated as of October 10, 2018, by and among the Corporation, Sperix Delaware Merger Sub Inc., Scott Wilfon and CBM Biopharma, Inc. (as amended by the First Amendment Agreement and Plan of Merger, dated April __, 2019).

“New York Courts” shall have the meaning set forth in Section 11(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Subsidiary” means any subsidiary of the Corporation.

Annex C-3

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598 and a facsimile number of (646) 536-3179, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series L Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to ___ (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)).

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Annex C-4

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) equal to the number of shares of Preferred Stock subject to conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

Annex C-5

b) [INTENTIONALLY DELETED]

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder Conversion Shares, which shall be free of restrictive legends and trading restrictions, representing a number of Conversion Shares equal to the number of shares of Preferred Stock subject to conversion. The Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii. Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

iii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

Annex C-6

iv. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then prevailing VWAP or round up to the next whole share.

v. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Issuance Limitations. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, the Conversion Shares issuable thereby, when aggregated with any shares of Common Stock issued in connection with any conversion of Preferred Stock or any other issuance of Common Stock pursuant to the Merger Agreement, would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the closing of the transactions contemplated by the Merger Agreement (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to convert a portion of the Issuable Maximum equal to, but not greater than, the product of the Issuable Maximum multiplied by the Holder’s Pro Rata Share (as defined in the Merger Agreement). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Issuable Maximum contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

Annex C-7

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the number of Conversion Shares issuable hereunder shall be proportionally adjusted to account for such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [INTENTIONALLY DELETED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, such Holder’s portion of the Issuable Maximum) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding such Holder’s portion of the Issuable Maximum, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the such Holder’s portion of the Issuable Maximum).

Annex C-8

d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, such Holder’s portion of the Issuable Maximum) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding such Holder’s portion of the Issuable Maximum, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding such Holder’s portion of the Issuable Maximum).

e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Shares issuable hereunder shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the conversion ratio among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.

Annex C-9

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Ration. Whenever the conversion ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the conversion ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Annex C-10

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Amendment Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

Annex C-11

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Amendment Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

Annex C-12

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Amendment Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series L Convertible Preferred Stock.

*********************

Annex C-13

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of February 2019.

Name:	Name:
Title:	Title:

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series L Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Spherix Incorporated, a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Amendment Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________

Number of shares of Common Stock to be Issued: ___________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________
Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name:
Title:

ANNEX D

LEAK-OUT AGREEMENT

May ___, 2019

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among Spherix Incorporated, a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to the Asset Purchase Agreement, dated May __, 2019, by and among the Company and the certain purchasers signatory thereto (the “APA”), pursuant to which the Holder acquired (i) shares of Common Stock (“Common Stock”) of the Company (the “Shares”) and (ii) shares of the Company’s Series L Convertible Preferred Stock (“Preferred Stock”) convertible into Common Stock (the “Conversion Shares” and collectively with the Common Shares, the “Shares”) (the Preferred Stock and the Shares collectively, the “Securities”). Capitalized terms not defined herein shall have the meaning as set forth in the APA.

The Holder agrees solely with the Company that from the date that from the date hereof (the “Effective Date”) and ending on the twenty-one month anniversary of the Closing Date (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder (the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) during any calendar month during the Restricted Period (any such date, a “Date of Determination”), Shares in an amount more than 5% of the issued and outstanding shares of Common Stock as of the end of each month immediately preceding any such disposition following the Closing Date (“Leak-Out Percentage”). In determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company’s or (iii) a more recent written notice by the Company’s or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Such restriction shall not be cumulative with any other month (ie. “use it or lose it” as to any calendar month) and which Leak-Out Percentage shall apply ratably to any partial calendar months during the Restricted Period. Notwithstanding anything herein to the contrary, the foregoing restrictions shall not apply to any sales by the Holder or any of the Holder’s Trading Affiliates (a) at a bona-fide sales price greater than $4.25 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) provided that sales on the applicable date (excluding sales made pursuant to clause (b) below, if any) do not exceed 20% of the trading volume of Common Stock as reported by Bloomberg, LP for such date or (b) at a bona-fide sales price greater than $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof). Notwithstanding anything herein to the contrary, the Holder agrees that neither it nor any Trading Affiliates shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any Shares during any periods that the of the bid price of Common Stock as reported by Bloomberg, LP is less than $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

Annex D-1

Additionally, the Holder agrees that in the event that, during the Restricted Period the Company engages the services of an investment bank to undertake a registered offering of the Company’s equity securities, if required by the lead investment bank, the Holder shall enter into a reasonable and customary 30-day lock-up, upon closing of the transaction, for a transaction of the type and size contemplated by the Company and the investment bank; provided, however, that such lock-up may be increased by up to an additional sixty (60) days if required by the lead investment bank; provided, further, that such lock-up shall in no event extend beyond the Restricted Period.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”), provided that the Leak-Out Percentage as to such Assignee and the Leak-Out Percentage of the assignor shall be proportionally adjusted based on the original leak-Out Percentage of the Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the APA.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

Annex D-2

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be for the benefit of, or be enforceable by, any other person or entity.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by Sections 10.9 and 10.10 of the APA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that the Company shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[The remainder of the page is intentionally left blank]

Annex D-3

[Signature Page to SPEX Leakout]

Sincerely,

spherix incorporated

By:
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

CBM BIOPHARMA, INC.

By:
Name:
Title:

Annex D-4

SPHERIX INCORPORATED One Rockefeller Plaza, 11th Fl. New York, NY 10020

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SPEX19

You may attend the Special Meeting via the internet and vote during the Special Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, [             ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34042-P99160	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPHERIX INCORPORATED
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:
		For	Against	Abstain
		☐	☐	☐
1.	Authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock).

2.	Approve an amendment to the Company’s certificate of incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 99,000,000.

For	Against	Abstain

☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.	☐	☐	☐

For address changes and/or comments, please check this box	☐
and write them on the back where indicated.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature PLEASE SIGN WITHIN BOX	Date	Signature (Joint Owners)	Date

To the Stockholders of Spherix Incorporated:

The Special Meeting of Stockholders (“Special Meeting”) of Spherix Incorporated (the “Company” or “Spherix”) will be held as a virtual meeting on [ ], [ ], 2019, at 12:00 p.m. Eastern Time, to vote on the following matters:

1.	Authorize, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our common stock, including shares of our common stock underlying Series L Preferred Stock, issued by us pursuant to the terms of that certain Asset Purchase Agreement, dated May 15, 2019, by and between the Company and CBM BioPharma, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated May 30, 2019, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such common stock and such Series L Preferred Stock (including upon the operation of anti-dilution provisions contained in such Series L Preferred Stock);
2.	To amend Spherix’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to decrease the number of authorized shares of Spherix common stock from 100,000,000 to 99,000,000;
3.	To transact other business that may properly come before the Special Meeting and any postponement(s) or adjournment(s) thereof.

The proxy statement contains information regarding the Special Meeting, including information on the matters to be voted on prior to and during the Special Meeting. If you have chosen to view our proxy statement over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and vote at www.proxyvote.com.

Your vote is important. Whether or not you expect to attend the Special Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

You will be able to attend the Special Meeting via live audio webcast by visiting Spherix’s virtual meeting website at www.virtualshareholdermeeting.com/SPEX19 on [                 ], [                ], 2019, at 12:00 p.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,

Anthony Hayes, CEO

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

M97914-P71181

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPHERIX INCORPORATED

The undersigned hereby appoints Anthony Hayes with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Spherix Incorporated Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held [ ], 2019 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)